FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-13

November 17, 2014

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,275,573,797

(Approximate Total Mortgage Pool Balance)

$1,112,938,000

(Approximate Offered Certificates)

COMM 2014-UBS6

Deutsche Mortgage & Asset Receiving Corporation
Depositor

UBS Real Estate Securities Inc.
German American Capital Corporation
Jefferies LoanCore LLC
Cantor Commercial Real Estate Lending, L.P.
KeyBank National Association
Pillar Funding LLC
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	UBS Securities LLC
Cantor Fitzgerald & Co.	Jefferies LLC

Joint Bookrunning Managers and Co-Lead Managers

KeyBanc Capital Markets	Guggenheim Securities
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2014-UBS6 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated November 17, 2014, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners & Co-Lead Managers:	Deutsche Bank Securities Inc. UBS Securities LLC Cantor Fitzgerald & Co. Jeffries LLC

Co-Managers:	KeyBanc Capital Markets and Guggenheim Securities, LLC

Mortgage Loan Sellers:
UBS Real Estate Securities Inc. (“UBSRES”) (35.2%), German American Capital Corporation* (“GACC”) (26.1%), Jefferies LoanCore LLC (“JLC”) (13.8%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (11.5%), KeyBank National Association (“KeyBank”) (10.3%) and Pillar Funding LLC (“Pillar”) (3.0%)
*An indirect wholly owned subsidiary of Deutsche Bank AG.

Master Servicer:	KeyBank National Association

Operating Advisor:	Pentalpha Surveillance LLC

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee:	Wells Fargo Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC

Determination Date:	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in January 2015.

Distribution Date:	4th business day following the Determination Date in each month, commencing in January 2015.

Cut-off Date:	Payment Date in December 2014 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.

Settlement Date:	On or about December 9, 2014

Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.

ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.

SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.

Day Count:	30/360

Tax Treatment:	REMIC

Rated Final Distribution Date:	December 2047

Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.

Clean-up Call:	1%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
UBS Real Estate Securities Inc.	22	149	$449,552,665	35.2%
German American Capital Corporation	20	37	$333,279,881	26.1%
Jefferies LoanCore LLC	14	44	$175,669,054	13.8%
Cantor Commercial Real Estate Lending, L.P.	11	13	$146,998,400	11.5%
KeyBank National Association	16	18	$131,233,611	10.3%
Pillar Funding LLC	6	6	$38,840,185	3.0%
Total:	89	267	$1,275,573,797	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$1,275,573,797
Number of Mortgage Loans:	89
Number of Mortgaged Properties:	267
Average Mortgage Loan Cut-off Date Balance:	$14,332,290
Average Mortgaged Property Cut-off Date Balance:	$4,777,430
Weighted Average Mortgage Rate:	4.4853%
Weighted Average Mortgage Loan Original Term to Maturity or ARD (months):	117
Weighted Average Mortgage Loan Remaining Term to Maturity or ARD (months):	116
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	6.7%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:	1.77x
Weighted Average Mortgage Loan Cut-off Date LTV(2)(3):	66.2%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(4):	56.8%
Weighted Average U/W NOI Debt Yield(3):	11.5%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity or ARD:	29.4%
% Mortgage Loans with Interest Only through Maturity:	13.1%
% Mortgage Loans with Interest Only followed by Amortization:	55.1%
% Mortgage Loans which Fully Amortize over the Term:	2.4%
Weighted Average Remaining Amortization Term (months)(5):	344
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	89.9%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	82.1%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	64.7%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	90.9%
% Mortgage Loans with Upfront Engineering Reserves:	56.4%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	55.7%
% Mortgage Loans with In Place Hard Lockboxes:	48.2%
% Mortgage Loans with Cash Traps Triggered at Levels ≥ 1.10x:	82.9%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	89.2%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	10.8%
(1)	With respect to the Myrtle Beach Marriott Resort & Spa Loan, LTV, DSCR and debt yield calculations include the related pari passu companion loans.
(2)
With respect to 2 mortgage loans, representing 4.2% of the initial outstanding principal balance, the Cut-off Date LTV Ratio has in certain cases been calculated based on the “As Complete” or “As Portfolio” value. For additional information, see the Footnotes to Annex A-1.

(3)
With respect to 2 mortgage loans, representing 4.6% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and U/W NOI Debt Yield have in certain cases been calculated net of an earnout reserve. For additional information, see the Footnotes to Annex A-1.

(4)
With respect to 1 mortgage loan, representing 2.8% of the initial outstanding principal balance, the Maturity Date or ARD LTV has been calculated based on the “As Stabilized” value. For additional information, see the Footnotes to Annex A-1.

(5)	Excludes loans which are interest only for the full loan term or through a related anticipated repayment date.
(6)	Includes FF&E Reserves.
(7)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)/AAA	$57,028,000	30.000%(6)	2.79	1 - 56	46.3%	16.4%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)/AAA	$102,973,000	30.000%(6)	4.87	56 - 60	46.3%	16.4%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)/AAA	$22,897,000	30.000%(6)	6.84	81 - 83	46.3%	16.4%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)/AAA	$97,350,000	30.000%(6)	7.45	60 - 116	46.3%	16.4%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)/AAA	$275,000,000	30.000%(6)	9.79	116 - 118	46.3%	16.4%
Class A-5	Aaa(sf)/AAAsf/AAA(sf)/AAA	$337,653,000	30.000%(6)	9.89	118 - 119	46.3%	16.4%
Class X-A(7)	NR/AAAsf/AAA(sf)/AAA	$990,164,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M(9)	Aa1(sf)/AAAsf/AAA(sf)/AAA	$97,263,000(10)	22.375%	9.92	119 - 119	51.4%	14.8%
Class B(9)	Aa3(sf)/AA-sf/AA(sf)/AA	$57,400,000(10)	17.875%	9.92	119 - 119	54.4%	14.0%
Class PEZ(9)	NR/A-sf/A-(sf)/A-	$220,037,000(10)	12.750%(6)	9.92	119 - 120	57.8%	13.2%
Class C(9)	NR/A-sf/A-(sf)/A-	$65,374,000(10)	12.750%(6)	9.93	119 - 120	57.8%	13.2%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/A-sf/AAA(sf)/AAA	$122,774,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/BBB-(sf)/AAA	$60,589,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/BB-sf/BB(sf)/AAA	$33,484,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/NR/NR/AAA	$68,562,796(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)/BBB	$60,589,000	8.000%	10.00	120 - 120	60.9%	12.5%
Class E	NR/BB+sf/BBB-(sf)/BBB-	$12,756,000	7.000%	10.00	120 - 120	61.6%	12.4%
Class F	NR/BB-sf/BB(sf)/BB	$20,728,000	5.375%	10.00	120 - 120	62.6%	12.2%
Class G	NR/NR/B-(sf)/B-	$28,701,000	3.125%	10.00	120 - 120	64.1%	11.9%
Class H	NR/NR/NR/NR	$39,861,796	0.000%	12.57	120 - 237	66.2%	11.5%
(1)
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.  The Class PEZ Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interest of the Class A-M, Class B and Class C trust components represented by the Class PEZ Certificates.  The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rate of the Class A-M, Class B and Class C Certificates, respectively.

(2)
Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amount of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the settlement date of this securitization.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions and prepayment assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates are repaid on the respective anticipated repayment dates.

(4)
“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(5)
“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)
The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates are represented in the aggregate. The initial subordination levels for the Class PEZ and Class C Certificates are equal to the initial subordination level of the underlying Class C trust component which will have an initial outstanding balance on the settlement date of $65,374,000.

(7)
As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360 day year consisting of twelve 30-day months), over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 Certificates and the Class A-M trust component (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C trust components (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

SUMMARY OF THE CERTIFICATES

Certificates, the weighted average of the pass-through rates of the Class E  and Class F Certificates (based on their Certificate Balances), and (E) with respect to the Class X-E Certificates, the weighted average of the pass-through rates of the Class G and Class H Certificates (based on their Certificate Balances).

(8)
The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates (the “Class X Certificates”) will not have Certificate Balances.  None of the Class X Certificates will be entitled to distributions of principal.  The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M trust component. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class B and Class C trust components. The interest accrual amounts on the Class X-C Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D Certificates. The interest accrual amounts on the Class X-D Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of the Class E and Class F Certificates. The interest accrual amounts on the Class X-E Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of the Class G and Class H Certificates.

(9)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates.

(10)
On the settlement date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the settlement date of $97,263,000, $57,400,000 and $65,374,000, respectively. The Class A-M, Class B, Class PEZ and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively.  The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components. Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust component that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such class without giving effect to any exchange. The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balance of the Class A-M, Class B and Class C Certificates and represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange; such initial Certificate Balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the settlement date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the settlement date.

Short-Term Certificate Principal Paydown Summary(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-1/A-2	Pillar	Springhill Suites Auburn Hills	Hospitality	$7,463,950	56	67.2%	1.66x	11.8%
A-2	UBSRES	One Woodward Building	Office	$24,938,334	58	67.4%	1.44x	11.2%
A-2	GACC	Staybridge Suites Peoria	Hospitality	$7,032,031	58	72.5%	1.83x	13.2%
A-2	GACC	Irvington Plaza	Retail	$4,850,000	58	63.8%	2.07x	13.0%
A-2	KeyBank	Fairfield Inn & Suites - Dover	Hospitality	$4,285,575	58	68.0%	1.55x	12.2%
A-2	UBSRES	Landmark Industrial Portfolio	Various	$18,675,000	59	64.9%	1.80x	12.6%
A-2	UBSRES	The Commons at Anniston	Multifamily	$13,000,000	59	74.7%	1.46x	9.4%
A-2	GACC	Scoop East Hampton	Retail	$11,783,207	59	68.9%	1.39x	8.4%
A-2	CCRE	Comfort Suites Bakersfield	Hospitality	$4,243,506	59	67.4%	1.71x	14.5%
A-2	CCRE	366 Knickerbocker Avenue	Mixed Use	$2,197,732	59	57.8%	1.26x	9.1%
A-2/A-SB	CCRE	Black Gold Suites Hotel Portfolio	Hospitality	$9,500,000	60	29.7%	3.12x	44.1%
A-3/A-SB	Pillar	Residence Inn - Jackson	Hospitality	$7,720,527	81	73.7%	1.82x	12.6%
A-3/A-SB	GACC	Germantown Collection	Retail	$9,790,000	82	75.0%	1.48x	9.9%
A-3/A-SB	CCRE	Apollo Storage	Self Storage	$7,500,000	83	70.1%	1.36x	8.7%
(1)
This table identifies loans with balloon payments due during the principal paydown window assuming 0% CPR and no losses or extensions for the indicated Certificates. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero, then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), until the principal balance of the Class A-M trust component has been reduced to zero, then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), until the principal balance of the Class B trust component has been reduced to zero, then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), until the principal balance of the Class C trust component has been reduced to zero, and then, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.  Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B and Class C trust components and the Certificate Balances of the Class D through Class H Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), then, to the extent of any recoveries on realized losses, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), then, to the extent of any recoveries on realized losses, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), then, to the extent of any recoveries on realized losses, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the Certificate Balance of each such Class or trust component is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M trust component; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C trust components; (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates; (iv) the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class E and Class F Certificates, and (v) the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class G and Class H Certificates.

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates or trust component at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class A-M trust component), then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class B trust component), then, to the Class C trust component (and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

STRUCTURE OVERVIEW

correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class C trust component), and then, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.  The pass-through rate on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rate of the Class A-M, Class B and Class C Certificates, respectively. The Class PEZ Certificates will not have a pass-through rate, but will be entitled to receive the sum of interest distributable on the percentage interest of the Class A-M, Class B and Class C trust components represented by the PEZ Certificates.

As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M trust component (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C  trust components (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the weighted average of the pass-through rates of the Class E and Class F Certificates (based on their Certificate Balances) and (E) with respect to the Class X-E Certificates, the weighted average of the pass-through rates of the Class G and Class H Certificates (based on their Certificate Balances).

Prepayment Interest Shortfalls:
Net prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

Loss Allocation:
Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with Class H through and including Class D, then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), and then to Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates and trust components that are components of the notional amount of such Class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

STRUCTURE OVERVIEW

Prepayment Premiums:	A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class D Certificates and the Class A-M, Class B and Class C trust components (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class or trust component on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class D Certificates and the Class A-M, Class B and Class C trust components on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such Class of Certificates or trust component currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

	(Pass-Through Rate - Discount Rate)		The percentage of the principal distribution amount to such Class or trust component as described in (a) above
	(Mortgage Rate - Discount Rate)	X

The remaining percentage of the prepayment premiums will be allocated to the Class X Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

All prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) allocated in respect of (i) the Class A-M trust component as described above will be allocated between the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component, (ii) the Class B trust component as described above will be allocated between the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component, and (iii) the Class C trust component as described above will be allocated between the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component.

Loan Combinations:	The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Myrtle Beach Marriott Resort & Spa secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $30,848,015, evidenced by Note A1-1 (the “Myrtle Beach Marriott Resort & Spa Loan”), representing approximately 2.4% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis two companion loans that have an aggregate outstanding principal balance as of the Cut-off Date of $84,583,266, evidenced by Note A-2, which was included in the COMM 2014-LC17 transaction, and Note A1-2, which was included in the COMM 2014-CCRE20 transaction. The Myrtle Beach Marriott Resort & Spa Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “Myrtle Beach Marriott Resort & Spa Loan Combination.”

The Myrtle Beach Marriott Resort & Spa Loan Combination will be serviced pursuant to the COMM 2014-UBS6 pooling and servicing agreement and the related intercreditor agreement; however, Wells Fargo Bank, National Association will continue to act as the primary servicer for the Myrtle Beach Marriott Resort & Spa Loan Combination. For additional information regarding the Myrtle Beach Marriott Resort & Spa Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—Myrtle Beach Marriott Resort & Spa Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

STRUCTURE OVERVIEW

Control Rights and Directing Holder:
Certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights over servicing matters with respect to each Mortgage Loan. The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan.

It is expected that DoubleLine Capital LP will be the initial Directing Holder with respect to each Mortgage Loan.

Control Eligible Certificates:	Class E, Class F, Class G and Class H Certificates.
Controlling Class:
The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class H Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.
Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Control Termination Event:
Will occur when no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

STRUCTURE OVERVIEW

Consultation Termination Event:
Will occur when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the pooling and servicing for this securitization (the “Pooling and Servicing Agreement”) other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time by the Directing Holder.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

Replacement of Special Servicer by Vote of Certificateholders:

If a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all classes of Certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by a majority of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

STRUCTURE OVERVIEW

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:
The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:
With respect to the Mortgage Loans and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

					% of Initial	Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
$1,162,955	-	$7,499,999	37	$166,726,138	13.1%	4.5759%	108	1.68x	67.2%	56.6%
$7,500,000	-	$14,999,999	29	$310,523,585	24.3%	4.5685%	109	1.68x	67.4%	57.7%
$15,000,000	-	$24,999,999	7	$149,492,403	11.7%	4.5961%	101	1.66x	65.8%	56.4%
$25,000,000	-	$49,999,999	13	$430,381,671	33.7%	4.4141%	127	1.71x	65.5%	54.5%
$50,000,000	-	$74,999,999	2	$114,500,000	9.0%	4.6641%	117	1.68x	66.4%	56.8%
$75,000,000	-	$103,950,000	1	$103,950,000	8.1%	4.0299%	120	2.67x	64.4%	64.4%
Total/Weighted Average			89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Distribution of Mortgage Rates(1)

					% of Initial	Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
4.0299%	-	4.4999%	37	$654,747,193	51.3%	4.2552%	114	2.01x	64.8%	58.4%
4.5000%	-	4.7499%	37	$458,952,381	36.0%	4.6126%	121	1.44x	69.5%	56.8%
4.7500%	-	5.8170%	15	$161,874,223	12.7%	5.0553%	109	1.74x	62.1%	50.1%
Total/Weighted Average			89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Property Type Distribution(1)(4)

					Weighted Averages

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads /Beds/Spaces/NRA	Cut-off Date Balance per Unit/Room/Pad /Bed/Space/NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
Retail	146	$390,287,374	30.6%	3,523,021	$176	4.3549%	115	94.0%	2.11x	64.3%	58.7%
Anchored(5)	137	$348,148,515	27.3%	3,257,449	$173	4.3216%	115	94.1%	2.18x	64.0%	59.0%
Unanchored	9	$42,138,858	3.3%	265,572	$198	4.6307%	119	92.4%	1.52x	67.3%	56.9%
Hospitality	17	$245,198,874	19.2%	2,420	$162,901	4.5526%	109	70.5%	1.95x	63.5%	52.4%
Full Service	6	$160,537,395	12.6%	1,395	$194,170	4.4735%	117	67.8%	1.95x	62.8%	51.3%
Limited Service	8	$48,211,479	3.8%	686	$71,585	4.7563%	83	72.9%	1.73x	68.6%	59.0%
Extended Stay	3	$36,450,000	2.9%	339	$145,959	4.6314%	104	79.2%	2.23x	59.5%	48.3%
Multifamily	18	$226,552,563	17.8%	4,420	$63,472	4.5396%	115	96.2%	1.38x	70.8%	62.5%
Office	12	$187,239,821	14.7%	1,995,879	$120	4.3662%	109	86.3%	1.48x	68.7%	60.6%
CBD	5	$115,008,334	9.0%	1,372,170	$105	4.3008%	106	82.6%	1.50x	66.5%	59.3%
Suburban	5	$55,583,491	4.4%	540,532	$121	4.4647%	114	90.6%	1.40x	71.7%	63.5%
Medical	2	$16,647,997	1.3%	83,177	$215	4.4890%	119	98.0%	1.53x	74.0%	59.9%
Self Storage	37	$85,092,804	6.7%	1,111,899	$468	4.6310%	158	82.0%	1.59x	61.9%	36.0%
Industrial	7	$56,744,163	4.4%	1,961,994	$36	4.3716%	104	96.4%	1.62x	72.9%	62.3%
Manufactured Housing Community	23	$48,113,007	3.8%	3,680	$20,204	5.0923%	117	76.9%	1.48x	66.2%	55.3%
Mixed Use	5	$27,822,732	2.2%	331,216	$117	4.6561%	114	93.9%	1.90x	62.2%	55.3%
Other	2	$8,522,458	0.7%	3,443	$2,833	5.0090%	118	NAP	1.97x	60.1%	45.1%
Total/Weighted Average	267	$1,275,573,797	100.0%			4.4853%	116	87.3%	1.77x	66.2%	56.8%

Geographic Distribution(1)(4)

			% of Initial	Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
California	15	$182,619,854	14.3%	4.4724%	119	1.86x	59.2%	49.2%
Southern(6)	9	$97,280,557	7.6%	4.3341%	119	1.85x	58.2%	51.2%
Northern(6)	6	$85,339,297	6.7%	4.6301%	118	1.88x	60.3%	46.8%
New York	13	$159,763,441	12.5%	4.2428%	114	2.17x	67.4%	63.4%
Texas	18	$98,267,001	7.7%	4.5321%	122	1.64x	67.0%	56.4%
Arizona	65	$98,233,699	7.7%	4.2294%	114	2.39x	58.2%	51.9%
Florida	50	$88,289,155	6.9%	4.5304%	118	1.85x	65.3%	53.8%
Michigan	6	$68,003,772	5.3%	4.6043%	89	1.49x	67.9%	59.9%
Illinois	10	$64,054,026	5.0%	4.4341%	95	1.53x	70.0%	63.9%
Other	90	$516,342,850	40.5%	4.5876%	120	1.57x	69.1%	57.7%
Total/Weighted Average	267	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(3)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV(3)
29.7%	-	54.9%	9	$118,667,450	9.3%	4.4919%	113	3.05x	40.8%	35.6%
55.0%	-	59.9%	5	$59,455,975	4.7%	4.2328%	117	1.73x	57.4%	50.3%
60.0%	-	64.9%	11	$219,369,641	17.2%	4.2758%	130	2.11x	63.7%	52.0%
65.0%	-	69.9%	22	$368,171,224	28.9%	4.6627%	109	1.57x	67.6%	57.8%
70.0%	-	75.0%	37	$450,621,760	35.3%	4.4868%	114	1.47x	72.7%	63.7%
75.1%	-	77.9%	5	$59,287,746	4.6%	4.3872%	119	1.54x	76.0%	64.7%
Total/Weighted Average			89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)

						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV
0.9%	-	49.9%	14	$169,491,095	13.3%	4.5216%	136	2.64x	46.4%	30.5%
50.0%	-	54.9%	14	$127,883,564	10.0%	4.4677%	118	1.62x	63.5%	51.8%
55.0%	-	59.9%	17	$323,799,803	25.4%	4.5949%	118	1.58x	68.0%	57.8%
60.0%	-	64.9%	31	$414,537,303	32.5%	4.4092%	107	1.82x	69.4%	62.8%
65.0%	-	69.9%	11	$219,462,031	17.2%	4.4638%	114	1.39x	73.2%	66.0%
70.0%	-	72.2%	2	$20,400,000	1.6%	4.3315%	81	1.45x	75.9%	71.8%
Total/Weighted Average			89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
1.24x	-	1.39x	11	$215,148,513	16.9%	4.5756%	114	1.31x	70.4%	62.7%
1.40x	-	1.44x	15	$209,575,898	16.4%	4.5247%	129	1.42x	70.5%	53.8%
1.45x	-	1.54x	23	$244,161,104	19.1%	4.6646%	114	1.49x	69.7%	59.8%
1.55x	-	1.99x	28	$363,925,195	28.5%	4.4297%	111	1.72x	67.8%	57.9%
2.00x	-	2.49x	7	$66,613,087	5.2%	4.5353%	114	2.25x	51.5%	41.7%
2.50x	-	2.99x	2	$112,450,000	8.8%	4.0549%	120	2.69x	62.5%	62.5%
3.00x	-	3.85x	3	$63,700,000	5.0%	4.3883%	109	3.65x	36.8%	34.9%
Total/Weighted Average			89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Original Terms to Maturity or ARD(1)(2)

				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
60	11	$107,969,335	8.5%	4.6533%	58	1.73x	64.7%	59.2%
84	3	$25,010,527	2.0%	4.6837%	82	1.55x	73.1%	66.9%
120	74	$1,111,825,278	87.2%	4.4589%	119	1.79x	66.3%	57.9%
240	1	$30,768,657	2.4%	4.6900%	237	1.41x	60.4%	0.9%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
56	-	60	11	$107,969,335	8.5%	4.6533%	58	1.73x	64.7%	59.2%
81	-	83	3	$25,010,527	2.0%	4.6837%	82	1.55x	73.1%	66.9%
116	-	120	74	$1,111,825,278	87.2%	4.4589%	119	1.79x	66.3%	57.9%
237	-	237	1	$30,768,657	2.4%	4.6900%	237	1.41x	60.4%	0.9%
Total/Weighted Average			89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)(3)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
8.2%	-	8.9%	7	$126,310,781	9.9%	4.5749%	111	1.31x	71.9%	64.0%
9.0%	-	9.9%	31	$395,689,354	31.0%	4.4624%	116	1.43x	69.5%	61.1%
10.0%	-	12.4%	27	$434,681,239	34.1%	4.4996%	122	1.81x	67.8%	56.4%
12.5%	-	14.9%	18	$209,449,020	16.4%	4.4316%	107	1.94x	65.2%	56.1%
15.0%	-	44.1%	6	$109,443,402	8.6%	4.5107%	113	3.03x	42.5%	36.0%
Total/Weighted Average			89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Amortization Types(1)
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
Interest Only, then Amortizing	40	$703,457,000	55.1%	4.4933%	115	1.51x	69.7%	61.6%
Amortizing Balloon	43	$360,857,870	28.3%	4.6315%	106	1.75x	65.0%	53.3%
Interest Only	4	$166,650,000	13.1%	4.0942%	119	3.03x	54.6%	54.6%
Fully Amortizing	1	$30,768,657	2.4%	4.6900%	237	1.41x	60.4%	0.9%
Amortizing ARD	1	$13,840,270	1.1%	4.5200%	118	1.33x	70.3%	57.0%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Footnotes:
(1)
With respect to the Myrtle Beach Marriott Resort & Spa Loan, LTV, DSCR, debt yield, and cut-off date balance per Unit/Room/Pad/Bed/Space/NRA calculations include the related pari passu companion loans.

(2)	In the case of 1 mortgage loan with an anticipated repayment dates, Original Terms to Maturity or ARD (Mos.) and Stated Remaining Term (Mos.) is through the related anticipated repayment date.
(3)
With respect to 2 mortgage loans, representing 4.2% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV have in certain cases been calculated based on the “As Complete” or “As Portfolio” value.  With respect to 2 mortgage loans, representing 4.6% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and U/W NOI Debt Yields have in certain cases been calculated net of the related earnout reserve. With respect to 1 mortgage loan, representing 2.8% of the initial outstanding principal balance, the Maturity Date or ARD LTV has been calculated based on the “As Stabilized” value. For additional information, see the Footnotes to Annex A-1.

(4)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(5)	Includes anchored, single tenant and shadow anchored properties.
(6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

Previous Securitization History(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
Tops & Kroger Portfolio	UBSRES	Various	Retail	$103,950,000	8.1%	Various(2)
Circle K Portfolio	UBSRES	Various	Retail	$47,000,000	3.7%	Various(3)
University Village	CCRE	Tuscaloosa, AL	Multifamily	$39,850,000	3.1%	MLCFC 2007-9
Myrtle Beach Marriott Resort & Spa	CCRE	Myrtle Beach, SC	Hospitality	$30,848,015	2.4%	JPMCC 2005-CB13
U-Haul Pool 2	GACC	Various	Self Storage	$30,768,657	2.4%	MLMT 2005-CKI1
Canterbury Village	CCRE	Manassas, VA	Retail	$21,700,000	1.7%	LBUBS 2006-C7
Cray Plaza	JLC	St. Paul, MN	Mixed Use	$14,775,000	1.2%	GCCFC 2006-GG7
Galleria L’Orange	GACC	Orange, CA	Retail	$12,500,000	1.0%	GSMS 2005-GG4
Evergreen Plaza	GACC	Southfield, MI	Retail	$11,234,639	0.9%	GMACC 2004-C3
West Lancaster Plaza	UBSRES	Lancaster, CA	Retail	$10,500,000	0.8%	JPMCC 2004-C3
ART Kentucky MF Portfolio	CCRE	Lexington, KY	Multifamily	$9,200,000	0.7%	MLMT 2007-C1
Ranch Lake Plaza	KeyBank	Bradenton, FL	Retail	$9,000,000	0.7%	NRF 2012-1
4585 Electronics Place	GACC	Los Angeles, CA	Mixed Use	$8,500,000	0.7%	MSC 2005-T17
Westoaks Self Storage	UBSRES	Thousand Oaks, CA	Self Storage	$7,200,000	0.6%	BACM 2004-6
Kerrville Junction Shopping Center	KeyBank	Kerrville, TX	Retail	$5,175,000	0.4%	CSFB 2004-C5
Foxshire Plaza	GACC	Hagerstown, MD	Retail	$4,825,000	0.4%	JPMCC 2005-CB11
Fairfield Inn & Suites - Dover	KeyBank	Dover, DE	Hospitality	$4,285,575	0.3%	MSC 2005-T17
Conn’s Store	UBSRES	Lewisville, TX	Retail	$2,894,929	0.2%	GSMS 2006-GG6
The Meadows	KeyBank	Amboy, IL	Manufactured Housing	$1,162,955	0.1%	COMM 2004-LB4A
Total				$375,369,769	29.4%
(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.  The table above is based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the depositor, the sponsor, the mortgage loan sellers or the underwriters.

(2)
With respect to the Tops & Kroger Portfolio, eight mortgaged properties were previously securitized in the JPMCC 2004-C3 securitization and one mortgaged property was previously securitized in the LBUBS 2006-C7 securitization. The remaining mortgaged properties most recent prior financings were not included in securitizations.

(3)	The most recent financing of the Circle K Portfolio was previously securitized in the BSCMS 2005-PWR7, MSC 2005-T19, BSCMS 2005-T20 and BSCMS 2005-T18 securitizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-UBS6 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/Pad/Bed /NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Tops & Kroger Portfolio	UBSRES	Various	Retail	$103,950,000	8.1%	$70	64.4%	2.67x	12.3%
W Scottsdale	GACC	Scottsdale, AZ	Hospitality	$59,000,000	4.6%	$263,393	67.0%	1.87x	12.7%
Churchill Portfolio	JLC	Various	Various	$55,500,000	4.4%	$6,520	65.7%	1.48x	11.2%
Circle K Portfolio(2)	UBSRES	Various	Retail	$47,000,000	3.7%	$166	36.4%	3.85x	17.4%
University Village	CCRE	Tuscaloosa, AL	Multifamily	$39,850,000	3.1%	$34,235	65.9%	1.32x	9.3%
811 Wilshire	GACC	Los Angeles, CA	Office	$39,000,000	3.1%	$116	57.4%	1.55x	9.9%
University Edge(3)	UBSRES	Akron, OH	Multifamily	$36,250,000	2.8%	$62,716	70.0%	1.24x	8.8%
Highland Oaks Portfolio	KeyBank	Downers Grove, IL	Office	$34,590,000	2.7%	$108	71.9%	1.32x	9.1%
8000 Maryland Avenue	GACC	Clayton, MO	Office	$31,500,000	2.5%	$160	75.0%	1.41x	9.6%
Myrtle Beach Marriott Resort & Spa	CCRE	Myrtle Beach, SC	Hospitality	$30,848,015	2.4%	$285,016	69.5%	1.62x	11.3%
Total/Weighted Average				$477,488,015	37.4%		63.7%	1.99x	11.5%
(1)	With respect to the Myrtle Beach Marriott Resort & Spa Loan, LTV, DSCR, debt yield and cut-off date balance per Room/Pad/Bed/NRA calculations include the related pari passu companion loans.
(2)
With respect to the Circle K Portfolio Loan, the Cut-off Date LTV Ratio has been calculated using the “As Portfolio” value.  The “As Portfolio” appraised value attributes a portfolio valuation premium over the aggregate individual property appraised values. The “As-is” Cut-off LTV is 39.1%.

(3)
With respect to the University Edge Loan, the Cut-off Date LTV Ratio and U/W NOI Debt Yield have been calculated net of an earnout reserve. The Cut-off Date LTV Ratio and U/W NOI Debt Yield including the earnout reserve are 78.1% and 7.9%, respectively.

Pari Passu Companion Loan Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loans Cut-off Date Balance	Loan Combination Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
Myrtle Beach Marriott Resort & Spa	$30,848,015	$84,583,266	$115,431,280	COMM 2014-UBS6	KeyBank	Midland Loan Services	COMM 2014-UBS6

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
Churchill Portfolio	$55,500,000	$7,500,000	1.48x	1.30x	65.7%	74.6%	11.2%	9.9%
Rivers Pointe Apartments Phase II	$30,000,000	$3,000,000	1.30x	1.07x	74.1%	81.5%	8.2%	7.4%
Landmark Industrial Portfolio	$18,675,000	$3,000,000	1.80x	1.35x	64.9%	75.3%	12.6%	10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Acquisition
Sponsor:	Annaly Commercial Real Estate Group, Inc.
Borrower(1):	Various
Original Balance:	$103,950,000
Cut-off Date Balance:	$103,950,000
% by Initial UPB:	8.1%
Interest Rate:	4.0299%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$603,001	$301,500
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$132,673	Springing
Required Repairs:	$183,167	NAP
Free Rent:	$532,031	NAP
Ground Rent:	$0	$2,500

Financial Information
Cut-off Date Balance / Sq. Ft.:	$70
Balloon Balance / Sq. Ft.:	$70
Cut-off Date LTV:	64.4%
Balloon LTV:	64.4%
Underwritten NOI DSCR:	3.02x
Underwritten NCF DSCR:	2.67x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	10.9%
Underwritten NOI Debt Yield at Balloon:	12.3%
Underwritten NCF Debt Yield at Balloon:	10.9%
Property Information
Single Asset / Portfolio:	Portfolio of 11 properties
Property Type:	Anchored Retail
Collateral(4):	Fee Simple / Leasehold
Location:	New York, Ohio and Georgia
Year Built / Renovated:	Various
Total Sq. Ft.:	1,478,259
Property Management:	JADD Management LLC
Underwritten NOI:	$12,814,383
Underwritten NCF:	$11,346,952
Appraised Value:	$161,450,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$13,351,834 (T-12 June 30, 2014)
2013 NOI:	$13,170,358 (December 31, 2013)
2012 NOI:	$12,872,378 (December 31, 2012)
2011 NOI:	$12,709,806 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	91.5% (October 1, 2014)
2013 Occupancy:	NAV
2012 Occupancy:	NAV
2011 Occupancy:	NAV
(1)	See “Borrower / Sponsor” herein.
(2)	See “Partial Release” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	See “Ground Lease” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Anchor	Allocated Loan Amount	Appraised Value	Occupancy(1)
Panorama Plaza	Penfield, NY	278,919	1978/NAP	Tops Markets	$23,557,614	$36,500,000	90.5%
Culver Ridge	Irondequoit, NY	225,185	1972/NAP	Regal Cinemas	$15,000,000	$26,800,000	82.4%
Crossroads Centre	Orchard Park, NY	167,805	1997, 2000/NAP	Tops Markets	$12,888,120	$20,300,000	98.7%
Tops Plaza - Cheektowaga	Cheektowaga, NY	151,357	1978/NAP	Tops Markets	$9,447,152	$14,600,000	89.5%
Tops Plaza – Amherst	Amherst, NY	145,642	1986/NAP	Tops Markets	$8,269,653	$12,400,000	95.0%
Chillicothe Place	Chillicothe, OH	106,262	1981/1998	Kroger	$7,887,016	$12,450,000	100.0%
Tops Plaza – Jamestown	Jamestown, NY	98,001	1997/2003	Tops Markets	$7,356,348	$10,300,000	94.2%
Midway Plaza	Loganville, GA	91,196	1996/NAP	Kroger	$7,230,482	$10,600,000	93.0%
Tops Plaza – Ontario	Ontario, NY	77,040	1998/NAP	Tops Markets	$5,405,833	$7,650,000	100.0%
Tops Plaza – LeRoy	Le Roy, NY	62,747	1997/NAP	Tops Markets	$3,492,390	$5,000,000	86.1%
Tops Plaza – Warsaw	Warsaw, NY	74,105	1998/NAP	Tops Markets	$3,415,392	$4,850,000	82.7%
Total / Wtd. Avg:		1,478,259			$103,950,000	$161,450,000	91.5%
(1)	Based on rent roll dated October 1, 2014.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Anchor Tenants
Tops Markets	BBB/Baa3/BBB	508,430	34.4%	$10.21	35.1%	Various(2)
Kroger	BBB/Baa2/BBB	123,721	8.4%	$8.90	7.4%	Various(3)
Regal Cinemas	B+/B3/B+	58,012	3.9%	$8.35	3.3%	6/30/2022(4)
Subtotal		690,163	46.7%	$9.82	45.8%
Major Tenants
Dollar Tree	NR/NR/NR	55,418	3.7%	$9.93	3.7%	Various(5)
Stein Mart	NR/NR/NR	36,000	2.4%	$3.75	0.9%	3/31/2017(6)
Party City	NR/B3/B	25,439	1.7%	$11.69	2.0%	Various(7)
OfficeMax	NR/B3/NR	23,404	1.6%	$11.50	1.8%	3/31/2018(8)
Tuesday Morning	NR/NR/NR	22,413	1.5%	$7.05	1.1%	1/31/2019(9)
Staples	BBB-/Baa2/BBB-	20,661	1.4%	$14.00	2.0%	6/30/2018(10)
Total Anchor / Major Tenants		873,498	59.1%	$9.70	57.3%
Remaining Tenants		479,817	32.5%	$13.14	42.7%
Total Occupied Collateral		1,353,315	91.5%	$10.92	100.0%
Vacant		124,944	8.5%
Total		1,478,259	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Tops Markets at Tops Plaza – Jamestown, Tops Plaza – LeRoy, Tops Plaza – Ontario, Crossroads Centre and Panorama Plaza each have five 5-year renewal options and one 4-year renewal option when their leases expire on 9/30/2018, 5/31/2017, 8/31/2019, 3/31/2022 and 5/31/2024, respectively. Tops Markets at Tops Plaza – Amherst has two 5-year renewal options when its lease expires on 12/31/2020. Tops Markets at Tops Plaza – Cheektowaga and Tops Plaza – Warsaw both have four 5-year renewal options when their leases expire on 12/31/2023 and 6/30/2025, respectively.

(3)	Kroger at Chillicothe Place has five 5-year renewals when its lease expires on 11/30/2016. Kroger at Midway Plaza has six 5-year renewals when its lease expires on 1/31/2016.
(4)	Regal Cinemas has four 5-year renewal options and one 4-year renewal option remaining.
(5)
Dollar Tree at Tops Plaza – Amherst, Tops Plaza – Cheektowaga and Panorama Plaza have no renewal options remaining when their leases expire on 4/30/2016, 11/30/2017 and 6/30/2016, respectively. Dollar Tree at Culver Ridge, Tops Plaza – Jamestown and Tops Plaza – Ontario each have three 5-year renewal options remaining when their leases expire on 5/31/2017, 9/30/2016 and 1/31/2018, respectively.

(6)	Stein Mart has three 5-year renewal options remaining.
(7)	Party City in Culver Ridge and Panorama Plaza have no renewal options remaining when their leases expire on 1/31/2015 and 11/30/2018, respectively.
(8)	OfficeMax has two 5-year renewal options remaining.
(9)	Tuesday Morning has one 5-year renewal option remaining.
(10)	Staples has three 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	9,126	0.6%	9,126	0.6%	$14.90	0.9%	0.9%
2014	7	27,438	1.9%	36,564	2.5%	$10.83	2.0%	2.9%
2015	22	72,165	4.9%	108,729	7.4%	$12.58	6.1%	9.1%
2016	23	206,904	14.0%	315,633	21.4%	$10.15	14.2%	23.3%
2017	29	219,727	14.9%	535,360	36.2%	$9.53	14.2%	37.4%
2018	24	213,866	14.5%	749,226	50.7%	$12.72	18.4%	55.8%
2019	18	116,808	7.9%	866,034	58.6%	$12.53	9.9%	65.8%
2020	4	92,264	6.2%	958,298	64.8%	$7.04	4.4%	70.1%
2021	2	6,240	0.4%	964,538	65.2%	$18.49	0.8%	70.9%
2022	7	145,330	9.8%	1,109,868	75.1%	$10.80	10.6%	81.5%
2023	5	97,114	6.6%	1,206,982	81.6%	$9.93	6.5%	88.1%
2024	5	90,442	6.1%	1,297,424	87.8%	$13.87	8.5%	96.6%
Thereafter	4	55,891	3.8%	1,353,315	91.5%	$9.10	3.4%	100.0%
Vacant	NAP	124,944	8.5%	1,478,259	100.0%	NAP	NAP
Total / Wtd. Avg.	154	1,478,259	100.0%			$10.92	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

(2)	The rollover schedule includes contractual rent steps through October 31, 2015.

The Loan. The Tops & Kroger Portfolio Loan (the “Tops & Kroger Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interest in a 1,478,259 sq. ft., anchored retail portfolio located in New York, Ohio and Georgia (the “Tops & Kroger Portfolio Property”) with an original principal balance of approximately $103.95 million. The Tops & Kroger Portfolio Loan has a 10-year term and is interest only. The Tops & Kroger Portfolio Loan accrues interest at a fixed rate equal to 4.0299% and has a cut-off date balance of approximately $103.95 million. Loan proceeds, along with $54.3 million in equity from the borrower were used to acquire the Tops & Kroger Portfolio Property for $154.0 million, fund upfront reserves of approximately $1.45 million and pay closing costs of approximately $2.8 million. Based on the combined appraised value of $161.45 million as of September and October 2014 the cut-off date LTV is 64.4%. The most recent prior financing for 8 of the 11 properties in the Tops & Kroger Portfolio Loan was included in the JPMCC 2004-C3 securitization, and one property was included in the LBUBS 2006-C7 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$103,950,000	65.7%	Purchase Price	$154,000,000	97.3%
Sponsor Equity	$54,326,597	34.3%	Reserves	$1,450,873	0.9%
			Closing Costs	$2,825,724	1.8%
Total Sources	$158,276,597	100.0%	Total Uses	$158,276,597	100.0%

The Borrower / Sponsor. The borrowers are eleven single purpose limited liability companies structured to be bankruptcy-remote, each with two independent directors in their organizational structure. Each entity will be majority owned and controlled by Annaly Commercial Real Estate Group, Inc. (“Annaly Commercial”), through a joint venture with an affiliate of JADD Management LLC. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Annaly Commercial. Annaly Commercial originates and acquires first mortgages, B-notes, mezzanine loans, preferred equity investments and real estate assets across all property types and locations and is the wholly owned subsidiary of Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly”). As of June 30, 2014, Annaly Commercial owns $1.6 billion of real estate debt and equity positions and Annaly has a market capitalization of $10.8 billion.

The Property. The Tops & Kroger Portfolio Property consists of 11 anchored retail centers totaling 1,478,259 sq. ft. located in New York, Ohio and Georgia. The retail centers range in size from 62,747 sq. ft. to 278,919 sq. ft. Eight of the properties are grocery-anchored by Tops Markets, two of the properties are grocery-anchored by Kroger, and the remaining property is anchored by Regal Cinemas. These eleven properties have retained their anchors for an average of 20 years, and five of the eight Tops Markets’ leases are guaranteed by Ahold USA Inc. (Fitch/Moody’s/S&P: BBB/Baa3/BBB), Tops Markets’ parent company. Tenant profiles at each property include a diverse mix of national and local retailers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Environmental Matters. The Phase I environmental reports dated October, 2014 recommended the development and implementation of an asbestos operation and maintenance plan at Panorama Plaza, Culver Ridge, Crossroads Centre, Tops Plaza – Cheektowaga, Chillicothe Place, and Tops Plaza – Amherst. An asbestos operation and maintenance plan is already in place at Culver Ridge and Crossroads Centre. The Phase I environmental reports dated October 2014 recommended no further action at the remaining properties.

Major Tenants.

Tops Markets (508,430 sq. ft., 34.4% of NRA, 35.1% of U/W Base Rent) Tops Markets, a regional supermarket chain formed in the 1950s, operates 160 company-owned and five franchised grocery stores. Under the Tops Markets banner, it operates stores in upstate New York, including the Rochester and Syracuse areas, and northern Pennsylvania. In 2010, Tops Markets doubled in size as a result of its purchase of 79 stores in four states from bankrupt rival Penn Traffic. In addition, Tops Markets has also increased its portfolio by buying both Big M and Grand Union supermarkets in recent years. Included in this expansion were the company’s first store in the City of Syracuse (2013), the acquisition and rebranding of North Boston Market Place, south of the City of Buffalo (2012) and the acquisition of seven former Big M locations in the Central New York market (2012 – 2013).

Kroger (123,721 sq. ft., 8.4% of NRA, 7.4% of U/W Base Rent) Kroger (Fitch/Moody’s/S&P: BBB/Baa2/BBB) is the second largest grocery retailer in the United States and was founded in 1883. The company operates 2,640 supermarkets in the United States. In the late 1920s, Kroger acquired Piggly Wiggly, and in a $13.0 billion acquisition, acquired Fred Meyer in 1999 and added three supermarket chains (Ralphs, Smith’s Food & Drug Centers, and QFC), which gave the company several new retailing formats. The purchase also gave Kroger a significant presence in the Western United States. In January 2014, Kroger acquired Harris Teeter Supermarkets, a regional chain of 227 stores with a big presence in the Carolinas, where Kroger did not previously have a significant footprint. Kroger paid approximately $2.5 billion for the regional grocery chain, which recorded $4.7 billion in sales in fiscal year 2013.

Regal Cinemas (58,012 sq. ft., 3.9% of NRA, 3.3% of U/W Base Rent) Regal Entertainment Group (“Regal Cinemas”) (NYSE: RCG) (Fitch/Moody’s/S&P: B+/B3/B+) is the US’s largest theater owner with 7,394 screens within 580 theaters in 38 states as of year-end 2013. The company has a large number of theaters in California, Florida, and New York, with theaters in those states accounting for more than a third of Regal Cinema’s locations. Regal Cinemas is in the process of converting all of its theatres from 35 mm film projection to digital projection. By December 26, 2013, the company operated 7,305 screens outfitted with digital projection systems. Additionally, the company has been implementing the 3D technology that goes along with digital cinema. In 2012 it completed its 3D deployment; it now operates nearly 2,898 3D screens (or about 42.0% of total screens). Regal Cinemas also has a partnership with IMAX, and operates some 82 screens in the giant digital format as of 2013 year end.

The Market.

Greater Rochester Area Market. Panorama Plaza, Culver Ridge, Tops Plaza - LeRoy, and Tops Plaza - Ontario are located in the Greater Rochester area. Greater Rochester is the third largest metropolitan area in the State of New York, after New York City and Buffalo. Situated within the heart of the Northeast Region, Rochester provides an economic bridge to Washington, D.C., New York City, Toronto, Philadelphia, Detroit, Cleveland, Boston, Baltimore and Montreal. Rochester is also the western gateway to the Finger Lakes Region, the Seaway Trail and approximately 330 miles from New York City. Rochester is home to many imaging technology companies and research institutes, and its corporate residents include Eastman Kodak Co., Xerox Corp. and Bausch & Lomb. Rochester is also home to the University of Rochester’s Institute of Optics and Laboratory for Laser Energetics, the only two such research departments in the nation. The Rochester retail market contains approximately 10.8 million sq. ft. of space with an overall vacancy rate of 12.4% and an average asking rental rate of $13.07 per sq. ft. as of 2Q2014.

Greater Buffalo Area Market. Tops Plaza - Amherst, Tops Plaza - Cheektowaga, Tops Plaza - Jamestown, Crossroads Centre, and Tops Plaza – Warsaw are located in the Greater Buffalo area. Buffalo is the second most populous city in the State of New York, after New York City. Buffalo is the seat of Erie County and the principal city of the Buffalo-Niagara Falls metropolitan area, the largest in Upstate New York. Buffalo itself has a population of 261,310 (2010 Census) and the Buffalo-Niagara-Cattaraugus Combined Statistical Area is home to 1,203,997 residents. Buffalo’s economy continues to expand and diversify, led by growth in the health care and education sectors. Home to the corporate headquarters of M&T Bank and First Niagara Bank, Buffalo continues to be a center of finance, and has a strong retail sector due to the influx of Canadian shoppers. Buffalo added 4,400 new private sector jobs in 2013 and New York State Governor Andrew Cuomo has committed to invest $1 billion in state funds in Buffalo in hopes of attracting additional private sector investment. The Buffalo retail market contains approximately 13.8 million sq. ft. of space with an overall vacancy of 14.1% and an average asking rental rate of $12.19 per sq. ft. as of 2Q2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Atlanta Market. Midway Plaza is located in the Atlanta market. Atlanta currently stands as the ninth largest metropolitan area in the United States. Over the next four years, new jobs and the city’s quality of life are projected to boost the population by more than 10% to nearly 6.1 million residents. The total number of households increased from 1.1 million in 1990 to 2.0 million in 2010 and is projected to increase over 200,000 in the next five years. Atlanta is the economic hub of the Southeast and serves as the headquarters for thirteen Fortune 500 companies, which places it fourth behind New York (42), Houston (24), and Dallas (14). Notable companies include Coca-Cola, Cox Enterprises, Delta, The Home Depot, and SunTrust. The area is also home to thousands of government and military-related jobs including the Centers for Disease Control and Prevention, Fort Gillem / Fort McPherson, and Lockheed Martin. The Atlanta retail market contains 81.6 million sq. ft. of retail space with an overall vacancy of 13.4% and an average asking rate of $15.19 sq. ft. as of 3Q2014.

Columbus Market. Chillicothe Place is located in the Chillicothe retail market, which is part of the larger Columbus market. Columbus, Ohio has a population of approximately 733,000, and is the fourth largest city in the Midwest and the 15th largest in the United States. The Columbus metropolitan statistical area (“MSA”) is home to about 1.8 million people and is made up of eight counties – Delaware, Fairfield, Franklin, Licking, Madison, Morrow, Pickaway, and Union – and trails Cincinnati and Cleveland as the third largest MSA in Ohio. Home to the Ohio State University, Cardinal Health, Nationwide Insurance, American Electric Power, Ohio Health and numerous other companies, the Columbus economy is balanced by a diverse combination of national industries. Columbus was ranked as one of the “Top 10 Best Large Cities” in the 2012 report issued by Relocate America, a real estate research firm. Market Watch ranked the Columbus MSA as the seventh best place in the country to operate a business in 2008. The same year Ohio was ranked fifth in the nation for headquarters of Fortune 500 companies, with Columbus home to the most in the state. The Chillicothe retail market has an estimated 2.6 million sq. ft. of retail space with a vacancy level of 2.6% and an average asking rental rate of $9.00 per sq. ft. as of 2Q2014.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	T-12 6/30/2014	U/W	U/W PSF
Base Rent(1)	$14,670,412	$14,880,645	$14,962,328	$14,789,099	$10.00
Value of Vacant Space	0	0	0	1,565,251	1.06
Gross Potential Rent	$14,670,412	$14,880,645	$14,962,328	$16,354,350	$11.06
Total Recoveries	4,514,203	4,704,158	4,825,967	5,433,705	3.68
Total Other Income	149,448	101,411	179,529	102,659	0.07
Less: Vacancy(2)	(218,085)	(47,975)	(21,063)	(2,333,541)	(1.58)
Effective Gross Income	$19,115,978	$19,638,239	$19,946,761	$19,557,173	$13.23
Total Operating Expenses	6,243,600	6,467,880	6,594,926	6,742,790	4.56
Net Operating Income	$12,872,378	$13,170,358	$13,351,834	$12,814,383	$8.67
TI/LC	0	0	0	1,119,314	0.76
Capital Expenditures	0	0	0	348,116	0.24
Net Cash Flow	$12,872,378	13,170,358	$13,351,834	$11,346,952	$7.68

(1)	U/W Base Rent includes $66,400 in contractual step rent through October 31, 2015.
(2)	U/W Vacancy represents 10.7% of gross income.

Property Management. The Tops & Kroger Portfolio Property is managed by JADD Management LLC, a borrower affiliate.

Lockbox / Cash Management. The Tops & Kroger Portfolio Loan is structured with a springing hard lockbox and springing cash management. The borrower may continue to collect all rents and will not be required to deposit the rents into a clearing account until a Cash Management Trigger Event (as defined below) has occurred. Upon the occurrence of the Cash Management Trigger Event (defined herein), the borrower is required send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. All excess cash flow will be deposited into the excess cash flow account and held as additional security for the loan until the Cash Management Trigger Event is cured.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or manager, (iii) the debt service coverage ratio based on the trailing 12 month period falling below 1.45x, (iv) an indictment for fraud of the borrower, guarantor, any property manager or any direct officer or director of the borrower, guarantor or property manager, or (v) the misappropriation of rents by the borrower, guarantor or any property manager or any direct officer or director of the borrower, guarantor or property manager. A Cash Management Trigger Event will be cured, (A) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (B) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the borrower or guarantor and 120 days for the manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or manager’s monetary obligations, (C) with respect to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.50x for one calendar quarter, (D) with respect to clause (iv) above, upon the replacement of the affiliated manager with a qualified manager, and (E) with respect to clause (v) above, if the Cash Management Trigger Event is caused by an officer of the borrower (but not an officer of guarantor or any other affiliate of guarantor), upon the replacement of such officer.

Initial Reserves. At closing, the borrower deposited (i) $603,001 into a tax reserve account, (ii) $132,673 into the TI/LC reserve account for outstanding tenant improvement obligations, (iii) $183,167 into the required repair reserve account for required repairs, and (v) $532,031 into the free rent reserve account to replicate rents for leases that are subject to specified free rent periods, rent reductions or other concessions.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $301,500 into a tax reserve account, (ii) 1/12 of the annual insurance premiums, (iii) $18,478 into a capital expenditure account springing upon a Reserve DSCR Trigger Event (as defined herein), (iv) $61,594 into a TI/LC reserve account springing up on a Reserve DSCR Trigger Event, up to a cap of $1.0 million, and (v) an amount equal to the ground rent payable under the ground lease for the month immediately following such payment date, which currently equates to $2,500. Notwithstanding the foregoing clause (ii), in the event an acceptable blanket policy is in place, deposits into the insurance reserve account will be suspended to the extent that insurance premiums relate to such acceptable blanket policy, which is in place.

A “Reserve DSCR Trigger Event” occurs upon the end of any calendar quarter where the DSCR based on the trailing 12 month period is less than 1.75x.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. On any date after the defeasance lockout expiration date but prior to the open prepayment commencement date, any borrower may obtain the release of any individual property with thirty days written notice upon a bona fide third party sale of such property, so long as the following conditions, among others, have been met: (i) no event of default has occurred or remains outstanding, (ii) the sale of such property is to a third party that is not an affiliate of the borrower or guarantor, (iii) the borrower defeases an amount equal to the Adjusted Release Price (as defined below) for such property, (iv) after giving effect to the release of such property, the DSCR as determined by the lender for all remaining properties is not less than the greater of (a) the DSCR for all properties immediately prior to the release and (b) 2.70x and (v) after giving effect to the release of such property, the debt yield as determined by the lender for all remaining properties is not less than the greater of (a) the debt yield for all properties immediately prior to the release and (b) 11.0%. In the event that a portion of the debt is held by a REMIC trust, the LTV ratio of such remaining properties must not be greater than 125%.

The “Adjusted Release Price” means, with respect to any property (other than the Culver Ridge property), 115% of the original allocated loan amount for the individual property. With respect to the Culver Ridge property, the Adjusted Release Price means the greater of (x) 115% of the allocated loan amount or (y) 100% of the net sales proceeds with respect to the Culver Ridge property.

Substitution. None.

Ground Lease. The Chillicothe Place property is partially subject to a ground lease on which Kroger has expanded their store with an adjacent parcel for 22,520 sq. ft. The lessor on the ground lease is Glimcher Holdings Limited Partnership. The lease commenced on March 1, 1996 and expires on November 30, 2021. Upon its expiration, the ground lease contains four 5-year renewal options and the rent is fixed at $30,000 per annum for the lease and option terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Claremont
Brooklin
Orono
Newcastle
401
Markham
Bowmanville
Oshawa
Richmond Hill
Pickering
Ajax
Vaughan
Scarborough
Toronto
Mississauga
Lake Ontario
Milwaukee
MI
Grand Rapids
Detroit
Buffalo
Albany
NY
Chicago
Toledo
Cleveland
IN
OH
Pittsburgh
PA
NJ
Indianapolis
Columbus
Philadelphia
Baltimore
MD
Cincinnati
Washington DC
WV
Lexington
KY
VA
Nashville
TN
NC
Charlotte
AL
Atlanta
GA
SC
Birmingham
ATLANTIC OCEAN
Irondequoit
Rochester
Brighton
Penfield
Henrietta
St. Catharines
Niagara Falls
North Tonawanda
490
CANADA
ONTARIO
Welland
Tonawanda
90
Batavia
Le Roy
Buffalo
Cheektowaga
West Seneca
400
Warsaw
Lake Erie
219
UNITED STATES
NEW YORK
390
86
17
Jamestown
1
2
3
4
5
6
7
8
9
10
11

Tops & Kroger Portfolio

	NAME	ADDRESS	CITY, STATE	ZIP
1	Panorama Plaza	1601 Penfield Road	Penfield, NY	14625
2	Culver Ridge	2255 East Ridge Road	Irondequoit, NY	14622
3	Crossroads Centre	3201 Southwestern Boulevard	Orchard Park, NY	14127
4	Tops Plaza - Cheektowaga	3865 Union Road	Cheektowaga, NY	14225
5	Tops Plaza - Amherst	3035, 3055 and 3190 Niagara Falls Boulevard	Amherst, NY	14228
6	Chillicothe Place	887 North Bridge Street	Chillicothe, OH	45601
7	Tops Plaza - Jamestown	1800 Washington Street	Jamestown, NY	14701
8	Midway Plaza	910 Athens Highway	Loganville, GA	30052
9	Tops Plaza - Ontario	6254-6272 Furnace Road	Ontario, NY	14519
10	Tops Plaza - LeRoy	128 West Main Street	Le Roy, NY	14482
11	Tops Plaza - Warsaw	2382 NYS Route 19	Warsaw, NY	14569

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Steven Yari
Borrower:	7277 Scottsdale Hotel, L.L.C.
Original Balance:	$59,000,000
Cut-off Date Balance:	$59,000,000
% by Initial UPB:	4.6%
Interest Rate:	4.2070%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	Springing
Seasonal Working Capital:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$263,393
Balloon Balance / Room:	$228,978
Cut-off Date LTV:	67.0%
Balloon LTV:	58.3%
Underwritten NOI DSCR(3):	2.16x
Underwritten NCF DSCR(3):	1.87x
Underwritten NOI Debt Yield:	12.7%
Underwritten NCF Debt Yield:	11.0%
Underwritten NOI Debt Yield at Balloon:	14.6%
Underwritten NCF Debt Yield at Balloon:	12.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Scottsdale, AZ
Year Built / Renovated:	2008 / NAP
Total Rooms(4):	224
Property Management:	W Hotel Management, Inc.
Underwritten NOI(4):	$7,479,302
Underwritten NCF:	$6,496,026
Appraised Value:	$88,000,000
Appraisal Date:	July 29, 2014

Historical NOI
Most Recent NOI:	$7,754,749 (T-12 July 31, 2014)
2013 NOI:	$6,713,557 (December 31, 2013)
2012 NOI:	$5,526,123 (December 31, 2012)
2011 NOI:	$4,742,139 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	69.6% (July 31, 2014)
2013 Occupancy:	69.6% (December 31, 2013)
2012 Occupancy:	65.8% (December 31, 2012)
2011 Occupancy:	66.3% (December 31, 2011)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.97x and 2.58x, respectively.
(4)
Six condominium units, which are not part of the collateral, were converted to hotel guestrooms bringing the guestroom count to 230 rooms. A portion of the revenue from the converted rooms is included in the Underwritten NOI. See “The Property” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

Historical Occupancy, ADR, RevPAR(1)
	W Scottsdale Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	66.3%	$227.05	$150.57	61.8%	$199.08	$123.07	107.3%	114.0%	122.3%
2012	65.6%	$230.89	$151.40	61.4%	$197.04	$120.88	106.9%	117.2%	125.2%
2013	69.6%	$235.19	$163.67	64.0%	$201.87	$129.21	108.7%	116.5%	126.7%
T-12 September 2014	70.4%	$247.85	$174.45	67.9%	$209.33	$142.14	103.7%	118.4%	122.7%
(1)	Source: Hospitality research report.
(2)
The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the W Scottsdale Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan.    The W Scottsdale loan (the “W Scottsdale Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 224-room full service hotel located at 7277 East Camelback Road in Scottsdale, Arizona (the “W Scottsdale Property”) and has an original principal balance of $59.0 million. The W Scottsdale Loan has a 10-year term with an initial 36-month interest-only period and amortizes on a 30-year schedule, thereafter. The W Scottsdale Loan accrues interest at a fixed rate equal to 4.2070% and has a cut-off date balance of $59.0 million. The W Scottsdale Loan proceeds were used to pay off previous debt of approximately $46.1 million, pay closing costs of approximately $0.7 million and return approximately $12.2 million of equity to the sponsor. Based on the appraised value of $88.0 million as of July 29, 2014, the cut-off date LTV ratio is 67.0% and the remaining implied equity is $29.0 million. The most recent prior financing of the W Scottsdale Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$59,000,000	100.0%	Loan Payoff	$46,101,782	78.1%
			Closing Costs	$662,147	1.1%
			Return of Equity	$12,236,071	20.7%
Total Sources	$59,000,000	100.0%	Total Uses	$59,000,000	100.0%

The Borrower / Sponsor.    The borrower, 7277 Scottsdale Hotel, L.L.C., is a single purpose Arizona limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Steven Yari.

Steven Yari is a co-founder and managing principal of Stockdale Capital Partners, the investment arm of Triyar, a family-owned company that has been an active real estate investor, developer and manager since the 1950’s. Its current portfolio consists of high-rise commercial and residential buildings, industrial business centers, enclosed shopping malls, retail centers, hotels and single family housing tracts totaling over $1.25 billion in value.

The Property.   The W Scottsdale Property is a 7-story, 224-room, full-service boutique hotel built in 2008 and is located in Scottsdale, Arizona. The W Scottsdale Property is an AAA Four Diamond Award winner that features standard and suite guestroom configurations, located on floors two through eight. Standard rooms average 375 sq. ft. and some suites are over 1,000 sq. ft. All of the guestrooms feature modern furniture and lighting, wall-mounted flat-screen TVs, Keurig coffee machines and select rooms feature views of the property’s Zen garden and downtown Scottsdale. The guestroom mix includes 156 king rooms, 41 double/double rooms, and 27 suites.

The hotel located at the W Scottsdale also includes 18 condominium units located on half of the sixth and the entire seventh floor which are owned by a borrower affiliate. The relationship between the (i) condominium units and the hotel and (ii) borrower and borrower affiliate are governed by a recorded master declaration. None of the condominium units have been sold and they currently sit vacant. In January 2013, 6 condominium units on the sixth floor were converted to guestrooms, added to the hotel inventory, and marketed as luxury suites, increasing the guestroom count from 224 to 230 rooms. Although they are currently part of the hotel inventory, these 6 guestrooms still contain separate parcel numbers and could be pulled from the hotel inventory and sold separately. The remaining 12 condominium units, which are not part of the hotel guestroom inventory, are restricted from any rental for a period of less than 12 full calendar months pursuant to the master declaration. If any of the 6 condominium units which are part of the hotel guestroom inventory are sold, then such 12 month rental restriction would also apply to such units. None of the condominium units are collateral for the W Scottsdale Loan. The 6 condominiums units converted into hotel guestrooms are managed by Starwood and are included in the available rooms per night. Condominium rental profit is split 60% to the borrower under W Scottsdale Loan and 40% to the condominium owner, a borrower affiliate. The 40% profit split due to the condominium owner is not included in the Underwritten Net Cash Flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

Amenities at the W Scottsdale Property include the Bliss Spa, FIT fitness center, WIRED business center, W Store, a 3,500 sq. ft. ballroom, a 21,000 sq. ft. indoor/outdoor pool and recreation deck, Sushi Roku and two lounges. Bliss Spa is leased for an initial term of 10 years through September 30, 2018 with two five-year renewal options. Sushi Roku is a 5,500 sq. ft. Japanese restaurant. The restaurant is leased and operated by Innovative Dining Group, a third-party operator. The lease has an initial term of 10 years through September 30, 2018 with two 5-year renewal options. Additionally, the W Scottsdale Property features the Living Room Lounge, a bar located in the lobby and the Shade Lounge, a bar located on the south side of the pool deck. Both lounges are operated by Triyar Entertainment. Triyar receives a base management and incentive fee. This management fee is available to pay down debt service.

The W Scottsdale Property also features an underground parking garage with 217 parking spaces and 102 parking credits awarded by the City of Scottsdale. The parking is managed by a third party operator. The parking agreement is ongoing and calls for a revenue split between the valet operator and the W Scottsdale Property in either 55.0% or 60.0% of gross revenues, depending on the amount of revenues that are generated in a calendar year.

Environmental Matters.    The Phase I environmental report dated August 14, 2014 recommended no further action at the W Scottsdale Property.

The Market.  The W Scottsdale Property is located in Scottsdale, Arizona, within the greater Phoenix – Mesa – Glendale metropolitan statistical area (“MSA”), the 13th largest metropolitan area in the United States. The Phoenix – Mesa – Glendale MSA is a two-county region that is home to more than 4.45 million residents and is one of the fastest growing MSAs in the nation, nearly doubling in size since 1990 and ranking 2nd in population growth between the 2000 and 2010 census.

Scottsdale is known for its year round warm temperatures, quality of life, variety of activities, shopping facilities and its desert and mountain landscapes. Scottsdale is home to multiple corporate headquarters, a strong medical and biomedical sector and a growing technology sector and professional services industry. Headquartered offices in Scottsdale include Barrett-Jackson Auction Company, Discount Tire, Fender Guitar, GoDaddy, Henkel and Taser. Furthermore, Arizona State University (ASU) and various partners are developing SkySong, a 42-acre mixed-use development that includes offices for major corporations, a start-up business incubator through the ASU Scottsdale Innovation Center and residential apartments. The startup business incubator has helped to launch over 100 companies since its founding in 2008.

Scottsdale attracts more than 10 million visitors annually and represents the area’s primary industry. Scottsdale is home to a number of high-end resorts, golf courses, spas, dining options and retail establishments, as well as a vibrant arts and culture scene. Directly across the street from the W Scottsdale Property is Scottsdale Fashion Square, one of the 20 largest malls and one of the 10 most profitable malls in the country. Scottsdale Fashion Square is anchored by Neiman Marcus, Barneys New York, Nordstrom, Macy’s, and Dillard’s. Other notable retailers include Gucci, Cartier, Bulgari, Burberry, David Yurman, Jimmy Choo, Louis Vuitton, among many others.

According to the hospitality research report, the greater Scottsdale lodging market contains 69 hotels with 14,400 rooms. The subsequent chart presents the primary competitors to the W Scottsdale Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting & Group (Sq. Ft.)	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
W Scottsdale Property	224	2008	10,736	70.7%	$229.31	$162.17
Hotel Valley Ho	193	1953	13,000	73.0%	$170.00	$124.10
Saguaro Scottsdale	194	1975	10,000	52.0%	$120.00	$62.40
Hotel Indigo Scottsdale	126	1996	1,000	66.0%	$104.00	$68.64
FireSky Resort & Spa	204	1961	14,000	77.0%	$170.00	$130.90
Hilton Scottsdale Resort & Villas	235	1973	25,000	79.0%	$156.00	$123.24
DoubleTree by Hilton Paradise Valley Resort Scottsdale	378	1984	40,000	72.0%	$121.00	$87.12
Total/Wtd. Avg.	1,554			70.7%	$154.46	$109.16
(1)	Source: Appraisal
(2)
2013 Occupancy, 2013 ADR and 2013 RevPAR represent estimates from the appraiser. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2013 Occupancy, 2013 ADR and 2013 RevPAR at the W Scottsdale Property are attributable to variances in reporting and methodologies and/or timing differences.

Per the appraisal and the Scottsdale local planning office, no new hotels are expected within the W Scottsdale Property’s competitive submarket but four expansive resorts outside of the competitive set are in the speculative development stage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

The Scottsdale market’s demand is led by transient demand and followed by meeting & group demand. In 2013, transient demand accounted for 63.0% of total market demand while meeting and group accounted for 37.0% of total market demand. The W Scottsdale Property experienced transient demand of 80.0% and meeting and group demand of 20.0%. Major commercial demand generators include local corporations such as Yelp, SAP, Clarisoft Technologies, Apollo Group, Insight Enterprises and US Airways. The market demand mix can be seen in the chart below:

Segmentation Demand(1)
Property	Rooms	Transient	Meeting & Group
W Scottsdale Property	224	80.0%	20.0%
Hotel Valley Ho	193	60.0%	40.0%
Saguaro Scottsdale	194	70.0%	30.0%
Hotel Indigo Scottsdale	126	90.0%	10.0%
FireSky Resort & Spa	204	60.0%	40.0%
Hilton Scottsdale Resort & Villas	235	55.0%	45.0%
DoubleTree by Hilton Paradise Valley Resort Scottsdale	378	50.0%	50.0%
Total/Wtd. Avg.	1,554	63.0%	37.0%
(1) Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W per Room(1)
Occupancy	66.3%	65.8%	69.6%	69.6%	69.6%
ADR	$227.05	$230.89	$235.19	$249.69	$249.69
RevPAR	$150.57	$151.81	$163.67	$173.77	$173.77

Room Revenue	$12,310,423	$12,412,133	$13,740,000	$14,587,723	$14,587,723	$63,425
F&B Revenue	8,057,137	8,539,433	8,178,000	8,278,934	8,278,934	35,995
Other Revenue	1,562,209	2,146,368	1,727,557	1,819,013	1,819,013	7,909
Total Revenue	$21,929,769	$23,097,934	$23,645,557	$24,685,670	$24,685,670	$107,329
Operating Expenses	10,139,655	10,570,546	9,810,000	9,906,632	9,906,632	43,072
Undistributed Expenses	5,694,975	5,708,265	5,660,000	5,550,875	5,550,875	24,134
Gross Operating Profit	$6,095,139	$6,819,123	$8,175,557	$9,228,163	$9,228,163	$40,122
Management Fee	491,000	504,000	554,000	576,739	872,658	3,794
Total Fixed Charges	862,000	789,000	908,000	896,675	876,203	3,810
Net Operating Income	$4,742,139	$5,526,123	$6,713,557	$7,754,749	$7,479,302	$32,519
FF&E(2)	490,836	630,438	739,000	769,321	983,276	4,275
Net Cash Flow	$4,251,303	$4,895,685	$5,974,557	$6,985,428	$6,496,026	$28,244
(1)	U/W per Room is based off a 230 hotel guestroom inventory.
(2)	U/W FF&E represents approximately 4.0% of U/W Total Revenue.

Property Management.    The W Scottsdale Property is managed by W Hotel Management, Inc. The bar portion of the W Scottsdale Property is managed by TriYar Entertainment Scottsdale 1, LLC and the retail portion is managed by Wink Retail Group, Inc.

Lockbox / Cash Management.    The W Scottsdale Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited by the borrower and the various managers directly into a clearing account controlled by lender. Unless an event of default is continuing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During the continuance of an event of default, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender and held as additional collateral for the W Scottsdale Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, if an event of default is continuing, if the property manager is not paying the required taxes and insurance premiums and/or reserving the required FF&E amount under the property management agreement, as applicable, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account and (iii) 4.0% of gross revenues for the prior month into an FF&E reserve account and (iv) on each monthly payment date occurring from September through and including May, an amount equal to $80,000 will be deposited into the seasonal working capital reserve account up to the cap of $650,000, for application to operating shortfalls at the W Scottsdale Property which may occur during the months of June, July and August. In the event that a blanket insurance policy is in effect, the ongoing insurance reserve payments will be waived.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    Future mezzanine debt is permitted once during the term of the W Scottsdale Loan provided that, among other things, the principal amount of the mezzanine loan when combined with the principal amount of the W Scottsdale Loan will result in (i) a combined LTV of not more than 67.0%, (ii) a combined DSCR of no less than 1.50x and (iii) a combined debt yield of no less than 10.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

W Scottsdale
7277 East Camelback Road
Scottsdale, AZ 85251
Scottsdale
Paradise Valley
Phoenix
Tempe
Mesa
Gilbert
Chandler
Guadalupe
DESERT RIDGE
DESERT SHADOWS
MCCORMICK RANCH
SALT RIVER PIMA-MARICOPA INDIAN RESERVATION
OLD TOWN SCOTTSDALE
DOWNTOWN PHOENIX
SKY HARBOR INT'L AIRPORT
SCOTTSDALE AIRPORT
MOON VALLEY
POINTE TAPATIO
HANDELL VILLA
CORONADO
PIMA FWY
BLACK CANYON FWY
PIESTEWA FWY
Scottsdale Fashion Square
Scottsdale Stadium
Scottsdale Community College
Arizona State University
Sun City West
Peoria
Glendale
Tolleson
Fountain Hills
Ahwatukee
Sun Lakes
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Barbi Benton Gradow
Borrower(1):	Various
Original Balance:	$55,500,000
Cut-off Date Balance:	$55,500,000
% by Initial UPB:	4.4%
Interest Rate:	5.1500%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest only for first 36 months; 300 months thereafter
Additional Debt(2):	$7,500,000 Mezzanine Loan
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$115,000	$75,000
Insurance:	$0	$50,000
Replacement:	$0	$31,600
Required Repairs:	$1,028,966	NAP
Manufactured Home Expense:	$0	$40,000

Financial Information
Mortgage Loan		Total Debt
Cut-off Date Balance / Pad/Unit:	$6,520	$7,401
Balloon Balance / Pad/Unit:	$5,478	$6,219
Cut-off Date LTV:	65.7%	74.6%
Balloon LTV:	55.2%	62.7%
Underwritten NOI DSCR(5):	1.58x	1.39x
Underwritten NCF DSCR(5):	1.48x	1.30x
Underwritten NOI Debt Yield:	11.2%	9.9%
Underwritten NCF Debt Yield:	10.5%	9.3%
Underwritten NOI Debt Yield at Balloon:	13.4%	11.8%
Underwritten NCF Debt Yield at Balloon:	12.5%	11.0%
Property Information
Single Asset / Portfolio:	Portfolio of 31 properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Pads / Units:	8,512
Property Management:	The Churchill Group, Inc.
Underwritten NOI:	$6,236,628
Underwritten NCF:	$5,845,890
Appraised Value:	$84,420,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$6,514,408 (T-12 April 30, 2014)
2013 NOI:	$6,557,978 (December 31, 2013)
2012 NOI:	$6,106,882 (December 31, 2012)
2011 NOI:	$6,272,411 (December 31, 2011)
2010 NOI:	$6,499,501 (December 31, 2010)

Historical Occupancy
Most Recent Occupancy:	60.7% (May 31, 2014)
2013 Occupancy:	62.6% (December 31, 2013)
2012 Occupancy:	62.2% (December 31, 2012)
2011 Occupancy:	64.9% (December 31, 2011)
2010 Occupancy:	67.6% (December 31, 2010)
(1)
Regency of Alabama, Inc.; Regency Alpine, Inc.; Regency of Colorado, Inc.; Regency of Georgia, Inc.; Regency of Indiana, Inc.; Regency of Iowa, Inc.; Regency of Kansas, Inc.; Regency of Maine, Inc.; Regency of Michigan, Inc.; Regency of Minnesota, Inc.; Regency of Mississippi, Inc.; Regency of Oregon, Inc.; Regency of South Dakota, Inc.; Regency of Tennessee, Inc.; Regency of Texas, Inc.; Regency of Wyoming, Inc.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(3)	Partial releases are permitted. See “Partial Release” herein.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)
Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.15x and 2.02x, respectively, for the mortgage loan and 1.90x and 1.78x, respectively, for the total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Property Summary – Churchill Portfolio Properties
Property Name	Location	Property Type	Pads / Units	Occupancy(1)	Year Built	Year Renovated	Allocated Cut-off Date Balance	Appraised Value
Durango Regency	Durango, CO	Manufactured Housing	130	97.7%	1973	NAP	$5,576,429	$8,480,000
Canby Regency	Canby, OR	Manufactured Housing	118	100.0%	1970	2009	$4,536,905	$6,900,000
Rapid City Regency	Rapid City, SD	Manufactured Housing	206	87.4%	1973	NAP	$4,087,619	$6,220,000
Rock Springs Regency	Rock Springs, WY	Manufactured Housing	155	96.8%	1973	NAP	$3,356,429	$5,110,000
Oxford Regency	Oxford, ME	Manufactured Housing	137	83.2%	1955	NAP	$3,004,048	$4,570,000
Thunderbolt Regency	Thunderbolt, GA	Manufactured Housing	137	93.4%	1975	NAP	$3,004,048	$4,570,000
San Marcos Regency	San Marcos, TX	Manufactured Housing	146	55.5%	1965	NAP	$2,237,619	$3,410,000
St. Mary’s/Colerain Oaks(2)	St. Mary’s, GA	Manufactured Housing	202	53.0%	1991	NAP	$2,008,571	$3,055,000
Douglasville Regency	Douglasville, GA	Manufactured Housing	206	45.1%	1973	NAP	$1,982,143	$3,020,000
Junction City Regency	Junction City, KS	Manufactured Housing	388	41.0%	1968	NAP	$1,867,619	$2,835,000
Eagle Lake Regency	Eagle Lake, MN	Manufactured Housing	133	67.7%	1974	NAP	$1,524,048	$2,315,000
Mora Regency	Mora, MN	Manufactured Housing	124	58.9%	1970	NAP	$1,462,381	$2,220,000
Iowa City Regency	Iowa City, IA	Manufactured Housing	235	37.9%	1971	NAP	$1,321,429	$2,015,000
Dickson Regency	Dickson, TN	Manufactured Housing	100	55.0%	1961	NAP	$1,215,714	$1,850,000
Sioux City Regency	Sioux City, IA	Manufactured Housing	225	36.4%	1960	NAP	$1,189,286	$1,810,000
Montgomery Regency	Montgomery, AL	Manufactured Housing	147	67.3%	1969	NAP	$1,136,429	$1,725,000
Alpine Regency	Columbia, SC	Manufactured Housing	140	69.3%	1970	NAP	$1,110,000	$1,695,000
Old Town Regency	Old Town, ME	Manufactured Housing	123	55.3%	1956-1990	1990	$880,952	$1,335,000
Willmar West	Willmar, MN	Manufactured Housing	113	58.4%	1970	NAP	$792,857	$1,200,000
Wichita Regency	Wichita, KS	Manufactured Housing	225	40.4%	1970	NAP	$660,714	$1,000,000
Subtotal (MHC)			3,390	61.0%			$42,955,238	$65,335,000
Your Personal Vault - Detroit	Detroit, MI	Self Storage	875	69.9%	1916,1917	1980,1990	$2,739,762	$4,165,000
1st Choice Storage - Baytown	Baytown, TX	Self Storage	607	55.4%	1983,1991	1995,1998	$1,717,857	$2,615,000
1st Choice Storage - Beaumont	Beaumont, TX	Self Storage	499	65.7%	1968	2000, 2005	$1,612,143	$2,450,000
Dependable Storage	San Juan, TX	Self Storage	313	92.3%	1985,1992, 2005	NAP	$1,206,905	$1,830,000
Austin Peay Mini - Memphis	Memphis, TN	Self Storage	379	49.3%	1987	NAP	$969,048	$1,480,000
1st Choice Storage - Semmes	Semmes, AL	Self Storage	349	65.9%	1982,1995	NAP	$942,619	$1,440,000
U Store It - Highway 49	Gulfport, MS	Self Storage	434	47.0%	1987	NAP	$709,167	$1,075,000
U Store It - Waveland	Waveland, MS	Self Storage	469	61.2%	1983,1992	NAP	$700,357	$1,060,000
U Store It - Gautier	Gautier, MS	Self Storage	273	75.1%	1981	NAP	$695,952	$1,060,000
U Store It - Pass Road	Gulfport, MS	Self Storage	477	39.2%	1987	NAP	$643,095	$980,000
East Side Mini - Evansville	Evansville, IN	Self Storage	447	52.6%	1977	NAP	$607,857	$930,000
Subtotal (SS)			5,122	60.5%			$12,544,762	$19,085,000
Total / Wtd. Average:			8,512	60.7%			$55,500,000	$84,420,000
(1)	Based on a rent roll dated May 31, 2014.
(2)	This property is a rental community. All of the homes are park-owned. As of May 31, 2014, the Churchill Portfolio Manufactured Housing Community Properties have a total of 370 park owned homes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Unit Mix Summary – Churchill Portfolio Properties
Property	Property Type	# of Pads	% of Total	Occupied Pads	Occupancy(1)	Average Monthly Rental Rate(1)
Durango Regency	Manufactured Housing	130	3.8%	127	97.7%	$515
Canby Regency	Manufactured Housing	118	3.5%	118	100.0%	$521
Rapid City Regency	Manufactured Housing	206	6.1%	180	87.4%	$313
Rock Springs Regency	Manufactured Housing	155	4.6%	150	96.8%	$302
Oxford Regency	Manufactured Housing	137	4.0%	114	83.2%	$340
Thunderbolt Regency	Manufactured Housing	137	4.0%	128	93.4%	$296
San Marcos Regency	Manufactured Housing	146	4.3%	81	55.5%	$362
St. Mary’s/Colerain Oaks	Manufactured Housing	202	6.0%	107	53.0%	$488
Douglasville Regency	Manufactured Housing	206	6.1%	93	45.1%	$391
Junction City Regency	Manufactured Housing	388	11.4%	159	41.0%	$256
Eagle Lake Regency	Manufactured Housing	133	3.9%	90	67.7%	$279
Mora Regency	Manufactured Housing	124	3.7%	73	58.9%	$317
Iowa City Regency	Manufactured Housing	235	6.9%	89	37.9%	$341
Dickson Regency	Manufactured Housing	100	2.9%	55	55.0%	$305
Sioux City Regency	Manufactured Housing	225	6.6%	82	36.4%	$352
Montgomery Regency	Manufactured Housing	147	4.3%	99	67.3%	$228
Alpine Regency	Manufactured Housing	140	4.1%	97	69.3%	$315
Old Town Regency	Manufactured Housing	123	3.6%	68	55.3%	$295
Willmar West	Manufactured Housing	113	3.3%	66	58.4%	$295
Wichita Regency	Manufactured Housing	225	6.6%	91	40.4%	$226
Subtotal (MHC)		3,390	100.0%	2,067	61.0%	$331
Your Personal Vault - Detroit	Self Storage	875	17.1%	612	69.9%	$68
1st Choice Storage - Baytown	Self Storage	607	11.9%	336	55.4%	$79
1st Choice Storage - Beaumont	Self Storage	499	9.7%	328	65.7%	$99
Dependable Storage	Self Storage	313	6.1%	289	92.3%	$73
Austin Peay Mini - Memphis	Self Storage	379	7.4%	187	49.3%	$63
1st Choice Storage - Semmes	Self Storage	349	6.8%	230	65.9%	$68
U Store It - Highway 49	Self Storage	434	8.5%	204	47.0%	$82
U Store It - Waveland	Self Storage	469	9.2%	287	61.2%	$80
U Store It - Gautier	Self Storage	273	5.3%	205	75.1%	$74
U Store It - Pass Road	Self Storage	477	9.3%	187	39.2%	$77
East Side Mini - Evansville	Self Storage	447	8.7%	235	52.6%	$65
Subtotal (SS)		5,122	100.0%	3,100	60.5%	$75
Total / Wtd. Avg:		8,512	100.0%	5,167	60.7%	$177
(1)	Based on a rent roll dated May 31, 2014.

The Loan.    The Churchill Portfolio loan (the “Churchill Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in 31 properties across 16 states consisting of 20 manufactured housing communities totaling 3,390 pads located across 13 states (the “Churchill Portfolio Manufactured Housing Community Properties”) and 11 self storage facilities totaling 5,122 units located across six states (the “Churchill Portfolio Self Storage Properties”) (collectively, the “Churchill Portfolio Properties”) with an original principal balance of $55.5 million. The Churchill Portfolio Loan has a 10-year term and amortizes on a 25-year schedule after an initial 36-month interest only period. The Churchill Portfolio Loan accrues interest at a fixed rate equal to 5.1500% and has a cut-off date balance of $55.5 million. Loan proceeds, along with approximately $2.6 million of equity from the sponsor and a $7.5 million mezzanine loan, were used to retire existing debt of approximately $62.3 million, fund upfront reserves of approximately $1.1 million and pay closing costs of approximately $2.1 million. Based on the “As Is” appraised value of $84.42 million, the cut-off date LTV ratio is 65.7% and the remaining implied equity is $21.42 million. The most recent prior financing of the Churchill Portfolio Properties was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,500,000	84.6%	Loan Payoff	$62,327,700	95.0%
Mezzanine Loan	$7,500,000	11.4%	Closing Costs	$2,119,826	3.2%
Sponsor Equity	$2,591,492	4.0%	Reserves	$1,143,966	1.8%
Total Sources	$65,591,492	100.0%	Total Uses	$65,591,492	100.0%

The Borrowers / Sponsor.    The borrowers, Regency of Alabama, Inc., Regency Alpine, Inc., Regency of Colorado, Inc., Regency of Georgia, Inc., Regency of Indiana, Inc., Regency of Iowa, Inc., Regency of Kansas, Inc., Regency of Maine, Inc., Regency of Michigan, Inc., Regency of Minnesota, Inc., Regency of Mississippi, Inc., Regency of Oregon, Inc., Regency of South Dakota, Inc., Regency of Tennessee, Inc., Regency of Texas, Inc. and Regency of Wyoming, Inc., are each a single purpose Delaware corporation structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Barbi Benton Gradow, sole owner of The Churchill Group, Inc.

Based in Carbondale, CO, The Churchill Group, Inc. (“Churchill”) is one of the largest owners and operators of manufactured housing communities in the U.S. Churchill, including its various predecessor entities, has been involved in manufactured housing community ownership and management for over 35 years and acquired its first self-storage facility in 2000.

As of January 2014, Barbi Benton Gradow’s reported real estate holdings consisted of 40 commercial properties with an estimated total market value of $96.2 million, comprised of 25 manufactured housing communities, 14 self-storage facilities, an 8,000 sq. ft. office building located in Carbondale, CO, as well as two residential properties with an estimated total market value of $39.1 million. The majority of Mrs. Gradow’s commercial real estate holdings will serve as collateral for the Churchill Portfolio Loan.

The Properties.    The Churchill Portfolio Properties consists of 31 properties across 16 states consisting of 20 manufactured housing communities totaling 3,390 pads located across 13 states and 11 self storage facilities totaling 5,122 units located across six states. The Churchill Portfolio Properties are located in Alabama (2), Colorado (1), Georgia (3), Iowa (2), Indiana (1), Kansas (2), Maine (2), Michigan (1), Minnesota (3), Mississippi (4), Oregon (1), South Carolina (1), South Dakota (1), Tennessee (2), Texas (4) and Wyoming (1). The sponsor purchased the assets over various dates as early as 1977 and as recent as 2008 for a total acquisition cost of approximately $59.7 million.

Environmental Matters.    The Phase I environmental reports, dated between May and June 2014 recommended no further action at any of the Churchill Portfolio Properties.

The Market. The Churchill Portfolio Properties are located in Alabama (2), Colorado (1), Georgia (3), Iowa (2), Indiana (1), Kansas (2), Maine (2), Michigan (1), Minnesota (3), Mississippi (4), Oregon (1), South Carolina (1), South Dakota (1), Tennessee (2), Texas (4) and Wyoming (1). The subsequent charts display historical occupancies and sales comparables for each Churchill Portfolio property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Historical Occupancy

Historical Occupancy - Churchill Portfolio Properties(1)
Property	Location	Property Type	# of Pads / Units	2010	2011	2012	2013	As of May 2014
Durango Regency	Durango, CO	Manufactured Housing	130	94.0%	93.0%	95.0%	98.0%	97.7%
Canby Regency	Canby, OR	Manufactured Housing	118	91.0%	92.0%	97.0%	99.0%	100.0%
Rapid City Regency	Rapid City, SD	Manufactured Housing	206	92.0%	92.0%	84.0%	85.0%	87.4%
Rock Springs Regency	Rock Springs, WY	Manufactured Housing	155	97.0%	100.0%	100.0%	99.0%	96.8%
Oxford Regency	Oxford, ME	Manufactured Housing	137	89.0%	83.0%	88.0%	85.0%	83.2%
Thunderbolt Regency	Thunderbolt, GA	Manufactured Housing	137	95.0%	95.0%	94.0%	93.0%	93.4%
San Marcos Regency	San Marcos, TX	Manufactured Housing	146	68.0%	66.0%	65.0%	59.0%	55.5%
St. Mary’s/Colerain Oaks	St. Mary’s, GA	Manufactured Housing	202	69.0%	65.0%	54.0%	47.0%	53.0%
Douglasville Regency	Douglasville, GA	Manufactured Housing	206	79.0%	72.0%	61.0%	51.0%	45.1%
Junction City Regency	Junction City, KS	Manufactured Housing	388	56.0%	49.0%	50.0%	44.0%	41.0%
Eagle Lake Regency	Eagle Lake, MN	Manufactured Housing	133	76.0%	77.0%	76.0%	71.0%	67.7%
Mora Regency	Mora, MN	Manufactured Housing	124	70.0%	68.0%	64.0%	61.0%	58.9%
Iowa City Regency	Iowa City, IA	Manufactured Housing	235	58.0%	54.0%	47.0%	42.0%	37.9%
Dickson Regency	Dickson, TN	Manufactured Housing	100	53.0%	54.0%	58.0%	59.0%	55.0%
Sioux City Regency	Sioux City, IA	Manufactured Housing	225	53.0%	54.0%	47.0%	42.0%	36.4%
Montgomery Regency	Montgomery, AL	Manufactured Housing	147	66.0%	67.0%	68.0%	70.0%	67.3%
Alpine Regency	Columbia, SC	Manufactured Housing	140	67.0%	65.0%	68.0%	69.0%	69.3%
Old Town Regency	Old Town, ME	Manufactured Housing	123	75.0%	71.0%	58.0%	55.0%	55.6%
Willmar West	Willmar, MN	Manufactured Housing	113	74.0%	80.0%	67.0%	62.0%	58.0%
Wichita Regency	Wichita, KS	Manufactured Housing	225	51.0%	41.0%	47.0%	43.0%	40.4%
Subtotal (MHC)			3,390	71.3%	68.8%	66.1%	62.8%	61.0%
Your Personal Vault - Detroit	Detroit, MI	Self Storage	875	78.0%	74.0%	71.0%	70.0%	69.9%
1st Choice Storage - Baytown	Baytown, TX	Self Storage	607	62.0%	60.0%	54.0%	59.0%	55.4%
1st Choice Storage - Beaumont	Beaumont, TX	Self Storage	499	65.0%	61.0%	63.0%	65.0%	65.7%
Dependable Storage	San Juan, TX	Self Storage	313	87.0%	81.0%	79.0%	89.0%	92.3%
Austin Peay Mini - Memphis	Memphis, TN	Self Storage	379	81.0%	75.0%	66.0%	65.0%	49.3%
1st Choice Storage - Semmes	Semmes, AL	Self Storage	349	78.0%	76.0%	71.0%	62.0%	65.9%
U Store It - Highway 49	Gulfport, MS	Self Storage	434	42.0%	44.0%	43.0%	48.0%	47.0%
U Store It - Waveland	Waveland, MS	Self Storage	469	43.0%	46.0%	52.0%	58.0%	61.2%
U Store It - Gautier	Gautier, MS	Self Storage	273	65.0%	63.0%	52.0%	74.0%	75.1%
U Store It - Pass Road	Gulfport, MS	Self Storage	477	51.0%	48.0%	45.0%	46.0%	39.2%
East Side Mini - Evansville	Evansville, IN	Self Storage	447	66.0%	60.0%	57.0%	58.0%	52.3%
Subtotal (SS)			5,122	65.1%	62.4%	59.6%	62.4%	60.5%
Total / Wtd. Avg:			8,512	67.6%	64.9%	62.2%	62.6%	60.7%
(1)	Source: Borrower.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 4/30/2014	U/W	U/W Per Pad/Unit
Gross Potential Rent	$11,461,801	$11,401,578	$11,221,852	$11,163,469	$18,105,758	$2,127
Total Other Income	518,441	541,222	647,072	624,985	723,529	$85
Less: Concessions	0	0	0	0	(258,549)	($30)
Less: Vacancy(1)	0	0	0	0	(6,939,351)	($815)
Less: Credit Loss	0	0	0	0	0	$0
Effective Gross Income	$11,980,243	$11,942,800	$11,868,923	$11,788,454	$11,631,387	$1,366
Total Operating Expenses	5,707,832	5,835,918	5,310,945	5,274,046	5,394,760	$634
Net Operating Income	$6,272,411	$6,106,882	$6,557,978	$6,514,408	$6,236,628	$733
Capital Expenditures	0	0	0	0	390,738	$46
Net Cash Flow	$6,272,411	$6,106,882	$6,557,978	$6,514,408	$5,845,890	$687

(1)	U/W Vacancy represents 38.3% of gross income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Property Management. The Churchill Portfolio Properties are managed by The Churchill Group, Inc., an affiliate of the borrowers.

Lockbox / Cash Management. The Churchill Portfolio Loan is structured with a hard lockbox and in place cash management.

Funds deposited into the clearing account will be swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the Churchill Portfolio Loan documents. Any excess cash after all payments as required pursuant to the Churchill Portfolio Loan documents will be disbursed to the borrowers’ operating account, unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash collateral account under the control of the lender and disbursed in accordance with the Churchill Portfolio Loan documents.

A “Trigger Period” will commence upon the occurrence of any of the following: (i) a default or event of default or (ii) if the debt yield is less than 8.50% and will end if (a) with respect to clause (i), if the default or event of default has been cured or (b) with respect to clause (ii), if the debt yield for the trailing 12-month period is at least 8.50% for two consecutive calendar quarters.

Initial Reserves. At closing, the borrowers deposited (i) $115,000 into a tax reserve account and (ii) $1,028,966 into a reserve for required repairs.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $75,000, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $50,000, into an insurance reserve account and (ii) $31,600 into a replacement reserve account.

Additionally, on a monthly basis during the first 48 months of the Churchill Portfolio Loan term, the borrowers are required to deposit $40,000 into a manufactured home expense reserve to be used to cover costs associated with the acquisition of new or used manufactured homes and renovations to existing manufactured homes; provided that such monthly reserve obligation will continue after month 48 if, as of the payment date occurring on the 48th month, (i) the average economic occupancy for the Churchill Portfolio Manufactured Housing Community Properties has not increased to at least 63.0%, or (ii) the net cash flow debt yield for the Churchill Portfolio Loan is not equal to or greater than 10.75%.

Current Mezzanine or Subordinate Indebtedness. A $7,500,000 mezzanine loan was funded at closing. The mezzanine loan is coterminous with the Churchill Portfolio Loan and accrues interest at a rate of 5.1500% per annum. The mezzanine loan has a 10-year term and after a 3-year interest only period amortizes on a 25-year schedule. The mezzanine loan is currently held by Jefferies LoanCore LLC or an affiliate.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release.    After the expiration of the lockout period, the borrowers may obtain the release of any individual property from the lien of the Churchill Portfolio Loan in conjunction with a third party sale of such property, upon satisfaction of certain conditions, including (i) a partial defeasance of the Churchill Portfolio Loan by an amount equal to the greater of (x) 100% of the net sales proceeds and (y) 125% of the allocated loan amount of the applicable Churchill Portfolio Properties to be released, and (ii) after giving effect to such release, the debt yield on the remaining Churchill Portfolio Properties is equal to or greater than (x) the debt yield immediately prior to such release and (y) 9.75% (excluding any income related to the LTO program (defined and described below)).

Substitution. None.

Addition of Manufactured Homes and Lease to Own Program: The Churchill Portfolio Loan documents require the borrowers to acquire and install at least 25 new or used manufactured homes each year during the first four years of the Churchill Portfolio Loan term; provided that the borrowers may refurbish and include up to 10 currently owned homes (which homes are identified in the Churchill Portfolio Loan documents) towards such annual requirement during the first two years of the Churchill Portfolio Loan term. Amounts in the manufactured home expense reserve (as described above under “Ongoing Reserves”) will be available to the borrowers to fund the refurbishment and purchase of such homes. As of May, 2014, 101 of the park owned homes were subject to a lease-to-own (“LTO”) program in which the related tenants leasing such homes have an option to purchase the home. The Churchill Portfolio Loan documents permit the release of such homes from the lien of the mortgage, subject to, among other things, satisfaction of the REMIC LTV test. The Churchill Portfolio Loan documents require the borrowers to deposit all income generated in connection with the LTO program or any manufactured home sales into the lockbox account; however, such amounts were not included in the underwriting and any such income will be excluded when calculating the debt yield test referenced above under “Partial Release”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

CARTIFACT
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Seattle
Portland
Boise
Salt Lake City
San Francisco
Los Angeles
Las Vegas
Phoenix
Denver
Albuquerque
Minneapolis
Chicago
Omaha
Des Moines
St Louis
Fort Worth
Dallas
Houston
San Antonio
New Orleans
Nashville
Charlotte
Tampa
Miami
Pittsburgh
Boston
New York
Washington DC

Churchill Portfolio

	Property Name	Address	City / State	Zip Code
1	Durango Regency	7520 CR 203	Durango, CO	81301
2	Canby Regency	10038 South New Era Road	Canby, OR	97013
3	Rapid City Regency	1702 East Highway 44	Rapid City, SD	57703
4	Rock Springs Regency	50 Reliance Road	Rock Springs, WY	82901
5	Oxford Regency	100 Skeetfield Road	Oxford, ME	04270
6	Thunderbolt Regency	2395 Downing Avenue	Thunderbolt, GA	31404
7	Your Personal Vault - Detroit	1423 Franklin Street	Detroit, MI	48226
8	San Marcos Regency	1834 Post Road	San Marcos, TX	78666
9	St. Mary's / Colerain Oaks	306 Ryan Drive	Saint Mary's, GA	31558
10	Douglasville Regency	3221 McKown Drive	Douglasville, GA	30134
11	Junction City Regency	948-1116 Grant Avenue	Junction City, KS	66441
12	1st Choice Storage - Baytown	8528 Highway 146; 7524 FM 3180; 9519 Warren Road	Baytown, TX	77523
13	1st Choice Storage - Beaumont	650 Interstate Highway 10 South	Beaumont, TX	77707
14	Eagle Lake Regency	133 Country Manor Court	Eagle Lake, MN	56024
15	Mora Regency	954 Frankie Lane	Mora, MN	55051
16	Iowa City Regency	4455 Oak Crest Hill Southeast	Iowa City, IA	52240
17	Dickson Regency	136 Brannon Drive	Dickson, TN	37055
18	Dependable Storage	120 North I Road	San Juan, TX	78589
19	Sioux City Regency	4104 East Gordon Road	Sioux City, IA	51106
20	Montgomery Regency	87 White Frost Drive	Montgomery, AL	36116
21	Alpine Regency	2928 Alpine Road	Columbia, SC	29223
22	Austin Peay Mini - Memphis	4271 Austin Peay Highway	Memphis, TN	38128
23	1st Choice Storage - Semmes	8990 Moffett Road & 11140 Moffett Road	Semmes, AL	36575
24	Old Town Regency	840 South Main Street	Old Town, ME	04468
25	Willmar West	401 30th Street Northwest	Willmar, MN	56201
26	U Store It - Highway 49	8056 US Highway 49	Gulfport, MS	39501
27	U Store It - Waveland	203 US Highway 90	Waveland, MS	39576
28	U Store It - Gautier	3301 Highway 90	Gautier, MS	39553
29	Wichita Regency	16171 West US Highway 54	Wichita, KS	67052
30	U Store It - Pass Road	1120 Pass Road & 9470 Creosote Road	Gulfport, MS	39501
31	East Side Mini - Evansville	5061 Oak Grove Road	Evansville, IN	47715

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Skyline Pacific Properties, LLC; Bristol Group, Inc.
Borrower:	DBNCH Circle LLC
Original Balance:	$47,000,000
Cut-off Date Balance:	$47,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.1875%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(87), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Major Tenant Reserves:	$0	Springing
Environmental Matters Reserves:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$166
Balloon Balance / Sq. Ft.:	$166
Cut-off Date LTV:	36.4%
Balloon LTV:	36.4%
Underwritten NOI DSCR:	4.11x
Underwritten NCF DSCR:	3.85x
Underwritten NOI Debt Yield:	17.4%
Underwritten NCF Debt Yield:	16.3%
Underwritten NOI Debt Yield at Balloon:	17.4%
Underwritten NCF Debt Yield at Balloon:	16.3%

Property Information
Single Asset / Portfolio:	Portfolio of 106 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	283,924
Property Management:	Skyline Circle Partners, LLC
Underwritten NOI:	$8,198,963
Underwritten NCF:	$7,677,021
Appraised Value(2):	$129,200,000
Appraisal Date:	August 28, 2014

Historical NOI
2013 NOI:	$7,804,944 (December 31, 2013)
2012 NOI:	$7,804,944 (December 31, 2012)
2011 NOI:	$7,804,944 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (December 6, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
The collateral was appraised on a portfolio basis and on the basis that the 106 individual properties are bundled within 11 pods based on their respective master leases. The portfolio value was appraised at $129,200,000, which is reflective of the value of the portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual properties totaled $120,173,711 which represents a Cut-off Date LTV of 39.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Portfolio Summary
Pod	State	Number of Properties	Sq. Ft.	Average Year Built	Rent PSF	Average Sales Per Store(1)	Occupancy Cost(2)	Appraised Value(3)
Pod 1	AZ	10	30,128	1984	$26.68	$4,985,256	1.6%	$11,199,776
Pod 2	AZ	9	23,414	1988	$33.96	$5,835,885	1.5%	$10,966,447
Pod 3	AZ	10	28,823	1985	$28.72	$5,923,278	1.4%	$11,577,235
Pod 4	AZ	11	30,526	1986	$26.67	$4,336,650	1.7%	$11,230,886
Pod 5	AZ	11	29,289	1980	$27.61	$4,686,427	1.6%	$11,153,110
Pod 6	AZ	10	28,091	1982	$27.82	$4,321,049	1.8%	$11,149,161
Pod 7	FL	11	28,254	1981	$29.46	$7,991,946	0.9%	$11,479,770
Pod 8	FL	7	19,341	1977	$34.46	$7,650,707	1.2%	$9,193,149
Pod 9	FL	9	21,992	1982	$37.02	$6,894,845	1.3%	$11,697,522
Pod 10	FL, GA, LA	10	26,894	1984	$29.19	$5,765,936	1.4%	$11,213,109
Pod 11	NC, SC, LA	8	17,172	1986	$37.72	$7,668,208	1.1%	$9,313,546
Total / Wtd. Avg:		106	283,924	1983	$30.21	$5,911,298	1.4%	$120,173,711
(1)	Reflects average sales per store as of the trailing 12-month period ending April 30, 2014.
(2)	Occupancy Cost reflects the underwritten base rent divided by total sales based on the trailing 12-month period ending April 30, 2014.
(3)
The collateral was appraised on a portfolio basis and on the basis that the 106 individual properties are bundled within 11 pods based on their respective master leases. The portfolio value was appraised at $129,200,000, which is reflective of the value of the portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual properties totaled $120,173,711 which represents a Cut-off Date LTV of 39.1%.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Circle K, Inc.	NR/Baa2/BBB	283,924	100.0%	$30.21	100.0%	March 2019- March 2021
Total		283,924	100.0%	$30.21	100.0%
Vacant		0	0.0%
Total		283,924	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

Lease Rollover Schedule
Year	# of Properties Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	59	160,952	56.7%	160,952	56.7%	$29.33	55.0%	55.0%
2020	37	96,078	33.8%	257,030	90.5%	$31.97	35.8%	90.8%
2021	10	26,894	9.5%	283,924	100.0%	$29.19	9.2%	100.0%
2022	0	0	0.0%	283,924	100.0%	$0.00	0.0%	100.0%
2023	0	0	0.0%	283,924	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	283,924	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	283,924	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	283,924	100.0%	NAP	NAP
Total / Wtd. Avg.	106	283,924	100.0%			$30.21	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

The Loan.    The Circle K Portfolio loan (the “Circle K Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 106-property portfolio of convenience stores and fuel stations totaling 283,924 sq. ft. (the “Circle K Portfolio Properties”) with an original principal balance of $47.0 million. The Circle K Portfolio Loan has a ten-year term and is interest only. The Circle K Portfolio Loan accrues interest at a fixed rate equal to 4.1875% and has a cut-off date balance of $47.0 million. Loan proceeds, along with $148,522 equity from the sponsor, were used to retire existing debt of approximately $44.3 million and pay closing costs of approximately $2.9 million. Based on the appraised portfolio value of $129.2 million as of August 28, 2014, the cut-off date LTV is 36.4%. Based on the aggregate value of the individual properties of $120,173,711 the cut-off date LTV is 39.1%. The most recent prior financing of the Circle K Portfolio was included in the BSCMS 2005-PWR7, MSC 2005-T19, BSCMS 2005-T20 and BSCMS 2005-T18 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$47,000,000	99.7%	Loan Payoff	$44,256,875	93.9%
Sponsor Equity	$148,522	0.3%	Closing Costs	$2,891,647	6.1%
Total Sources	$47,148,522	100.0%	Total Uses	$47,148,522	100.0%

The Borrower / Sponsor.   The borrower, DBNCH Circle LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent directors in its organizational structure.  The sponsors of the borrower are Skyline Pacific Properties, LLC (“Skyline”) and Bristol Group, Inc. (“Bristol”). The nonrecourse carve-out guarantors are D. Scott Ruegg and Richard C. Ronald.

Skyline is a private real estate investment company specializing in single tenant commercial real estate assets throughout the United States. Skyline has purchased over 1,200 commercial properties valued at over $2.5 billion since it was formed in 1992 and currently owns a portfolio of 150 commercial properties valued at over $400 million. Bristol, founded in 1980, is a real estate investment and development firm based in San Francisco. Bristol has acquired, developed or redeveloped over $2.5 billion of real estate. Bristol’s current portfolio consists of office, industrial, retail, land, convenience stores, gas stations, multi-family and self-storage properties nationwide comprising approximately 8 million sq. ft. and valued in excess of $1.4 billion.

The Properties.    The Circle K Portfolio Properties consists of 106 convenience store and/or gas station properties which are 100.0% triple-net leased to Circle K, Inc. (“Circle K”). Sixty-one (61) properties (60.0% of NRA) are located in Arizona, 32 properties (29.2% of NRA) are located in Florida and the remaining 13 properties (10.8% of NRA) are located in Georgia, Louisiana, North Carolina and South Carolina. The Circle K Portfolio Properties were built between 1961 and 1998 and average 2,679 sq. ft. See Annex A-1-K for additional information regarding the Circle K properties.

Leases.   The Circle K Portfolio Properties are 100.0% leased and occupied by Circle K under 11 master leases covering between seven and eleven properties each. Each master lease commenced on March 19, 2004 and has a term ranging from 15 to 17 years. The leases are absolute net leases, with Circle K responsible for real estate taxes, insurance and repairs and maintenance for each property. In addition, each master lease is unconditionally guaranteed by Alimentation Couche-Tard, Inc. (“Couche-Tard” Moody’s/S&P: Baa2/BBB), a $44.2 billion (as of November 4, 2014) global public company with over 6,200 convenience stores throughout North America. Each of the Circle K master leases have five five-year extension options and two ten-year extension options remaining.

Environmental Matters.    Phase I environmental reports dated September 2014 identified recognized environmental conditions and historical recognized environmental conditions at certain Circle K Portfolio Properties. Per the existing lease with Circle K, Circle K provides an indemnity to the borrower to address all of the environmental issues stemming from new or existing underground storage tanks and the Circle K obligation is guaranteed by Couche-Tard per a guarantee of lease. Accordingly, those site remediation and compliance matters appear to be backed by Circle K and Couche-Tard. In addition, ConocoPhillips indemnifies Couche-Tard for known contamination up to 2004; but not thereafter. For information regarding springing escrows for environmental matters see “Lockbox / Cash Management” herein. The following additional protections are in place with respect to environmental conditions at the Circle K Portfolio Properties:

State Funds: Certain environmental conditions may be covered by applicable state funds for properties of this type. The borrower is required to maintain good standing and eligibility, or to cause the tenant to maintain such good standing and eligibility, in all available and applicable state funds for properties of this type.

Tenant’s Environmental Insurance Policy: Circle K is required, per its lease, to maintain an environmental insurance policy. The policy has a $2,000,000 deductible and covers up to $5,000,000 per incident and $10,000,000 in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Borrower’s Environmental Insurance Policy: The borrower was required to procure an environmental impairment liability form of insurance policy (“EIL”) with the borrower as the first named insured and the lender, with its successors, assigns and/or affiliates named as an additional named insured. The EIL policy period is coterminous with the Circle K Portfolio Loan with an optional extended reporting period of 36 months and has limits of liability of $7,000,000 per incident and in the aggregate. The policy has a $100,000 deductible.

Major Tenant.

Circle K (283,924 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent) Circle K Portfolio Properties are each 100.0% leased and occupied by Circle K. Circle K was founded in 1951 by Fred Hervey in El Paso, Texas. The Circle K chain expanded into New Mexico and then Arizona, which has been the company’s headquarters since 1957. By 1975, there were 1,000 Circle K stores and 3,000 employees across the US. In 1979, Circle K entered the international market when a licensing agreement established the first Circle K stores in Japan. In 1983, the number of stores increased to 2,180 with the purchase of the 960-store UtoteM chain. Alimentation Couche-Tard, Inc. purchased Circle K in 1996. As of 2014 there are more than 3,300 Circle K stores across the United States and over 4,000 international locations. Many locations have partnered to sell supplier branded fuels including Shell, Mobil, Irving, Marathon, BP, Exxon, Conoco and Phillips 66.

Couche-Tard (Moody’s/S&P: Baa2/BBB), the parent company of Circle K, is the largest independent convenience store operator in terms of number of company-operated stores in the United States. Couche-Tard’s North American network is comprised of 6,243 convenience stores, 4,478 of which include motor fuel dispensing. More than 60,000 people are employed throughout Couche-Tard’s retail convenience network and service centers.

The Market.    The Circle K Portfolio Properties are located in diverse markets across the Southwestern and Southeastern United States. According to a market research report, as of 2013 there were 151,282 gas station and convenience stores in the United States with average total sales of approximately $4.6 million per store and average in-store sales of $1.3 million per store. In comparison, based on the trailing 12-month period ending April 30, 2014, the Circle K Portfolio Properties had average total sales of approximately $5.9 million per store, or 28.5% higher than industry average, and in-store sales of approximately $1.7 million, or 33.9% higher than industry average.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	U/W	U/W PSF
Base Rent	$7,804,944	$7,804,944	$7,804,944	$8,576,641	$30.21
Value of Vacant Space	0	0	0	0	0
Gross Potential Rent	$7,804,944	$7,804,944	$7,804,944	$8,576,641	$30.21
Total Recoveries(1)	0	0	0	229,978	0.81
Total Other Income	0	0	0	0	0
Less: Vacancy(2)	0	0	0	(440,331)	(1.55)
Effective Gross Income	$7,804,944	$7,804,944	$7,804,944	$8,366,288	$29.47
Total Operating Expenses	0	0	0	167,326	0.59
Net Operating Income	$7,804,944	$7,804,944	$7,804,944	$8,198,963	$28.88
TI/LC	0	0	0	291,963	1.03
Capital Expenditures	0	0	0	229,978	0.81
Net Cash Flow	$7,804,944	$7,804,944	$7,804,944	$7,677,021	$27.04
(1)	Total Recoveries are underwritten to Capital Expenditures U/W.
(2)	Less: Vacancy U/W includes a 5.0% underwriting adjustment. As of the rent roll dated December 6, 2014, the Circle K Portfolio Properties were 100.0% occupied.

Property Management.    The Circle K Portfolio Properties are managed by Skyline Circle Partners, LLC, a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Lockbox / Cash Management.    The Circle K Portfolio Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. During a Cash Management Trigger Event Period (as defined below), all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the Circle K Portfolio Loan term in accordance with the loan documents. Further, during a Cash Management Trigger Event Period, excess cash flow will be swept into a lender controlled account and held as additional collateral for the Circle K Portfolio Loan. Should such Cash Management Trigger Event Period be caused by a Major Tenant Trigger Event (as defined below), all excess cash flow will be instead swept into a major tenant reserve and deposited with lender for tenant improvements, tenant allowances and leasing commissions. Should such Cash Management Trigger Event Period be caused by an Environmental Matters Trigger Event (as defined below), all excess cash flow will be instead swept into an environmental matters reserve and deposited with lender for environmental remediation.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving the borrower, guarantor or property manager, (iii) the debt service coverage ratio falling below 1.80x on a trailing twelve month basis, (iv) a Major Tenant Trigger Event, or (v) an Environmental Matters Trigger Event. A Cash Management Trigger Event Period will end upon: (a) with regards to clause (i) above, the cure of the event of default; (b) with regards to clause (ii) above, the applicable bankruptcy action being discharged, stayed or dismissed on a timely basis or, in the case of a property manager bankruptcy, the property manager being replaced; (c) with regards to clause (iii) above, the debt service coverage ratio being greater than 1.80x based on the trailing twelve month period for two consecutive quarters; (d) with regards to clause (iv) above, the Major Tenant Trigger Event is cured in accordance with the loan documents; or (e) with regards to clause (v) above, the Environmental Matters Trigger Event is either (A) cured in accordance with the loan documents, or (B) the balance in the environmental matters reserve balance equals or exceeds $2,500,000.

A “Major Tenant Trigger Event” will exist upon (i) a Major Tenant (as defined below) giving notice of its intention to terminate or not extend or renew its lease, (ii) a Major Tenant not extending or renewing its lease on or prior to five months before its expiration date, (iii) a monetary or material non-monetary event of default beyond any applicable grace or cure period occurs, (iv) a Major Tenant or its lease guarantor becoming insolvent or a debtor in a bankruptcy action, (v) any lease with a Major Tenant being terminated for any reason, (vi) a Major Tenant going dark, vacating, ceasing to occupy or discontinuing its operations at any Circle K Portfolio Properties comprising 5% or more of the total NRA, or (vii) any Major Tenant or any lease guarantor under a Major Tenant lease has a credit rating issued by S&P (and each other rating agency that provides a rating with respect to such entity) lower than B+ (or the equivalent issued by any other rating agency). A Major Tenant Trigger Event will end upon, in regards to clause (i) or clause (ii) above, the Major Tenant entering into a renewal of all of its leased premises in accordance with the requirements of the loan documents, in regards to clause (iii) above, the event of default has been cured, in regards to clause (iv) above, the lease has been affirmed or assigned in or through the bankruptcy proceeding, provided that the Major Tenant is open for business and paying full rent, in regards to clause (v) above, the premises has been re-leased in accordance with the requirements of the loan documents or termination has been rescinded by the Major Tenant, with regard to clause (vi) above, the Major Tenant has resumed operations at the Circle K Portfolio Properties in a manner reasonably acceptable to lender or the space has been re-leased to a replacement tenant acceptable to lender, and with regard to clause (vii) above, either (A) such Major Tenant or its lease guarantor has its credit rating upgraded by S&P (and each other rating agency that provides a rating with respect to such entity) to B+ or higher (or equivalent) and is subsequently not downgraded below B+ for six months, (B) the premises has been re-leased in accordance with the requirements of the loan documents, or (C) the balance in the major tenant reserve exceeds $6,560,000.

“Major Tenant” means (i) Circle K or (ii) any other tenant that leases 15.0% or more of the total NRA of the Circle K Portfolio Properties or pays base rent in an amount equal to or exceeding 15.0% of the gross income from operations of the Circle K Portfolio Properties.

“Environmental Matters Trigger Event” occurs if the lender has received notice of an environmental condition that under environmental law, requires investigation, remediation or active intervention to remediate, the cost of which, as reasonably determined by lender, is anticipated to exceed $1,000,000, unless the following conditions are met, (i) lender has received evidence that Circle K (or the Circle K lease guarantor or ConocoPhillips under its guaranty or indemnity, as applicable) is performing required investigatory or remediation work in accordance with the Circle K lease and environmental law, and (ii) Circle K has put its environmental insurer on written notice of the environmental condition and such insurer has not denied coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated insurance premiums, (iii) 1/12 of $0.81 PSF of each individual property for capital expenditure reserves and (iv) 1/12 of $1.00 PSF of each individual property for TI/LC reserves, provided that, with respect to any individual property then leased to Circle K, no ongoing reserves are required if the following conditions are met: with respect to reserves for real estate taxes, insurance premiums and capital expenditures, (a) no event of default under the applicable Circle K lease has occurred and is continuing and such Circle K lease is in full force and effect, (b) neither Circle K nor any lease guarantor under the applicable Circle K lease is insolvent or a debtor in any bankruptcy action, (c) Circle K is obligated under the terms of its lease to pay taxes, maintain insurance, and maintain such individual property, as applicable, and is doing so on a timely basis, and (d) Circle K is performing such obligations in a timely manner under its lease and the borrower timely provides to lender evidence of such performance, and with respect to TI/LC reserves, (a) no event of default under the applicable Circle K lease has occurred and is continuing and such lease is in full force and effect and (b) neither Circle K nor any lease guarantor under the applicable lease is insolvent or a debtor in any bankruptcy action.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    None.

Substitution.    For so long as the Circle K leases are in full force and effect the borrower may obtain a release of an individual property from the lien of the Circle K Portfolio Loan in consideration of the borrower replacing such property with one or more properties complying with the requirements set forth in the Circle K leases and provided, among other requirements as set forth in the loan documents, (i) the appraised value of the replacement property or properties is not less than the greater of (a) the value of the substituted property as set forth in the appraisal dated August 28, 2014 and (b) the value of the substitution property on the date of substitution, and (ii) after giving effect to such substitution, the replacement property or properties will be subject to the same Circle K lease as was the substituted property and at an equal or higher base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

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Fort Worth
Dallas
Shreveport
Jackson
Tucson
Austin
Jacksonville
Houston
San Antonio
New Orleans
Orlando
Tampa
Gulf of Mexico
Miami

Circle K

	NAME	ADDRESS	CITY, STATE	ZIP
1	G1	4401 S 7Th Ave	Phoenix, AZ	85041
2	G1	2402 E Southern Ave	Phoenix, AZ	85040
3	G1	602 N First Ave	Phoenix, AZ	85003
4	G1	1910 W Deer Valley Rd	Phoenix, AZ	85027
5	G1	3196 E Union Hills	Phoenix, AZ	85050
6	G1	10 E Buckeye Rd	Phoenix, AZ	85004
7	G1	9040 S Central Ave	Phoenix, AZ	85042
8	G1	3443 W Dunlap	Phoenix, AZ	85051
9	G1	4301 W Cactus Rd	Phoenix, AZ	85304
10	G1	8955 N 19 Ave	Phoenix, AZ	85021
11	G2	5350 N 27Th Ave	Phoenix, AZ	85017
12	G2	1523 E McDowell	Phoenix, AZ	85006
13	G2	4403 E Van Buren St	Phoenix, AZ	85008
14	G2	1605 E Bell Rd	Phoenix, AZ	85022
15	G2	4005 E Union Hills	Phoenix, AZ	85050
16	G2	2702 W Deer Valley Rd	Phoenix, AZ	85027
17	G2	1602 E Washington	Phoenix, AZ	85034
18	G2	2708 W Buckeye Rd	Phoenix, AZ	85009
19	G2	2524 W Thunderbird	Phoenix, AZ	85023
20	G4	1602 E Broadway Blvd	Tucson, AZ	85719
21	G4	1401 W Grant Rd	Tucson, AZ	85745
22	G4	2 W Valencia Rd	Tucson, AZ	85706
23	G4	5505 E Grant Rd	Tucson, AZ	85712
24	G4	8590 E 22Nd St	Tucson, AZ	85710
25	G4	3870 N Flowing Wells Rd	Tucson, AZ	85257
26	G4	2730 N Scottsdale Rd	Tempe, AZ	85705
27	G4	3055 E Ft Lowell	Tucson, AZ	85716
28	G4	4802 N Sabino Canyon Rd	Tucson, AZ	85750
29	G4	9515 E Golf Links Rd	Tucson, AZ	85730
30	G4	2880 W Ina Rd	Tucson, AZ	85741
31	G5	3125 W Superstition Blvd	Apache Junction, AZ	85120
32	G5	2000 W American Ave	Oracle, AZ	85623
33	G5	6780 N Oracle Rd	Oro Valley, AZ	85704
34	G5	7900 E Broadway	Tucson, AZ	85710
35	G5	4395 N Romero Rd	Tucson, AZ	85705
36	G5	5801 N Oracle Rd	Tucson, AZ	85704
37	G5	9000 N Camino De Oeste	Tucson, AZ	85742
38	G5	3393 W Orange Grove Rd	Tucson, AZ	85741
39	G5	2405 N Silverbell Rd	Tucson, AZ	85745
40	G5	2505 W 8Th St	Yuma, AZ	85364
41	G5	1415 E 16Th St	Yuma, AZ	85365
42	G7	3275 Broad St	Brooksville, FL	34604
43	G7	2742 Us 27 S	Lake Placid, FL	33852
44	G7	2116 Bonneville Dr	Orlando, FL	32826
45	G7	7202 W Knights Griffin Rd	Plant City, FL	33565
46	G7	7916 US Hwy 27 S	Sebring, FL	33876
47	G7	11091 Spring Hill Dr	Spring Hill, FL	34608
48	G7	6227 Deltona Blvd	Spring Hill, FL	34606
49	G7	13077 Cortez Blvd	Spring Hill, FL	34613
50	G7	101 N Faulkenburg Rd	Tampa, FL	33619
51	G7	10039 Main St	Thonotosassa, FL	33592
52	G7	5133 Hwy 674	Wimauma, FL	33598
53	G8	13749 21St St	Dade City, FL	33525
54	G8	3280 Boggy Creek Rd	Kissimmee, FL	34744
55	G8	3761 Hwy 441	Okeechobee, FL	34972
56	G8	2704 S Ferncreek Ave	Orlando, FL	32806
57	G8	1401 N Monroe	Tallahassee, FL	32303
58	G8	1990 Capital Circle Ne Rd	Tallahassee, FL	32308
59	G8	2683 N Monroe St	Tallahassee, FL	32303
60	G11	9221 Albemarle Rd	Charlotte, NC	28227
61	G11	1014 E Pine Log Rd	Aiken, SC	29803
62	G11	315 Hitchcock Pkwy	Aiken, SC	29801
63	G11	2407 Ashley River Rd	Charleston, SC	29414
64	G11	1601 La Palco Blvd	Harvey, LA	70058
65	G11	7301 Plaza Rd	Charlotte, NC	28215
66	G11	4713 New Bern Ave	Raleigh, NC	27610
67	G11	1830 Celanese	Rock Hill, SC	29732
68	G3	1995 S Arizona Ave	Chandler, AZ	85286
69	G3	3502 W peoria Ave	Phoenix, AZ	85029
70	G3	5902 W Bell Rd	Glendale, AZ	85308
71	G3	809 E Southern Ave	Mesa, AZ	85204
72	G3	2815 E University Dr	Mesa, AZ	85213
73	G3	410 N Center St	Mesa, AZ	85201
74	G3	9049 W Peoria Ave	Peoria, AZ	85345
75	G3	3410 N Hayden Rd	Scottsdale, AZ	85251
76	G3	15 W Southern Ave	Tempe, AZ	85282
77	G3	1802 E University Dr	Tempe, AZ	85281
78	G6	2551 Hwy 95	Bullhead City, AZ	86442
79	G6	1441 E Florence Blvd	Casa Grande, AZ	85222
80	G6	1953 Hwy 260	Heber, AZ	85928
81	G6	16802 E Williams Field	Higley, AZ	85295
82	G6	1654 White Mt Blvd	Lakeside, AZ	85929
83	G6	2911 Grand Ave	Nogales, AZ	85621
84	G6	311 E Deuce Of Clubs	Show Low, AZ	85901
85	G6	110 S Main St	Snowflake, AZ	85937
86	G6	13549 E Chandler Blvd	Chandler, AZ	85225
87	G6	695 S 4Th Ave	Yuma, AZ	85364
88	G9	10499 Stringfellow Blvd	St. James City, FL	33956
89	G9	1801 Sr 44	New Smyrna Beach, FL	32168
90	G9	24520 Sr 44	Sorrento, FL	32776
91	G9	3109 Sr 29	Labelle, FL	33935
92	G9	19021 S Tamiami Tr	Fort Myers, FL	33908
93	G9	12405 Collier Blvd	Naples, FL	34116
94	G9	1117 E Main St	Immokalee, FL	34142
95	G9	488 Hunter Blvd	Naples, FL	34116
96	G9	2948 Hanson St	Fort Myers, FL	33916
97	G10	7700 N Atlantic Ave	Cape Canaveral, FL	32920
98	G10	400 S Suncoast Blvd	Crystal River, FL	34429
99	G10	1224 Hwy 41 N	Inverness, FL	34450
100	G10	3275 W Gulf To Lake Hwy	Lecanto, FL	34461
101	G10	41 Tamiami Tr	Port Charlotte, FL	33953
102	G10	1825 Appling Harlem Dr	Appling, GA	30802
103	G10	2631 Wrightsboro Rd	Augusta, GA	30904
104	G10	7751 E US Hwy 80	Savannah, GA	31410
105	G10	325 W 70 St	Shreveport, LA	71106
106	G10	2959 College Dr	Baton Rouge, LA	70808

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsor:	Arlington REIT, Inc; Evan F. Denner; Andrew N. Stark
Borrower:	CEV Tuscaloosa LP.
Original Balance:	$39,850,000
Cut-off Date Balance:	$39,850,000
% by Initial UPB:	3.1%
Interest Rate:	4.5685%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for the first 60 months; 300 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$84,695	$41,506
Insurance:	$146,596	$13,676
Replacement(2):	$1,145,000	$14,550
Required Repairs:	$136,000	NAP
Prepaid Rent(3):	$215,244	NAP

Financial Information
Cut-off Date Balance / Bed:	$34,235
Balloon Balance / Bed:	$30,237
Cut-off Date LTV:	65.9%
Balloon LTV:	58.2%
Underwritten NOI DSCR(4):	1.39x
Underwritten NCF DSCR(4):	1.32x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	10.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Student Housing
Collateral:	Fee Simple
Location:	Tuscaloosa, AL
Year Built / Renovated:	2006-2009 / NAP
Total Beds:	1,164
Property Management:	Campus Evolution Villages, LLC
Underwritten NOI:	$3,709,363
Underwritten NCF:	$3,534,763
Appraised Value:	$60,470,000
Appraisal Date:	October 6, 2014

Historical NOI
Most Recent NOI:	$4,393,493 (T-12 July 31, 2014)
2013 NOI:	$4,194,147 (December 31, 2013)
2012 NOI:	$4,241,477 (December 31, 2012)
2011 NOI:	$3,632,067 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	93.6% (October 3, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
2012 Occupancy:	99.0% (December 31, 2012)
2011 Occupancy:	92.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
The upfront replacement reserve will be used for various capital expenditures, including new key fob entry locks, new furniture for the common areas, clubhouse upgrades, new pool furniture, upgraded internet and upgraded washers and dryers.

(3)	In the event the borrower collects any prepaid rent (i.e. student pays an entire semesters rent upfront), the borrower is required to deposit such amounts into the prepaid rent reserve account.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 2.01x and 1.91x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

Unit Mix Summary
Unit Type	# of Beds	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate per Bed	Average Monthly Rental Rate PSF
1 Bed / 1 Bath	72	6.2%	72	100.0%	740	$736	$0.99
2 Bed / 2 Bath	360	30.9%	354	98.0%	512	$494	$0.96
3 Bed / 3 Bath	252	21.6%	242	96.0%	496	$495	$1.00
4 Bed / 4 Bath	480	41.2%	422	87.9%	425	$450	$1.06
Total / Wtd. Avg.	1,164	100.0%	1,090	93.6%	487	$491	$1.01

The Loan. The University Village loan (the “University Village Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 1,164-bed University of Alabama student housing complex located in Tuscaloosa, Alabama (the “University Village Property”) with an original and cut-off date principal balance of $39.85 million. The University Village Loan has a 10-year term and amortizes on a 25-year schedule after an initial interest only period of 60 months. The University Village Loan accrues interest at a fixed rate equal to 4.5685%. Loan proceeds along with approximately $16.0 million were used to acquire the University Village Property for $54.0 million, fund upfront reserves of approximately $1.7 million and pay closing costs. Based on the appraised value of $60.47 million as of October 6, 2014, the cut-off date LTV ratio is 65.9%. The most recent prior financing of the University Village Property was included in the MLCFC 2007-9 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$39,850,000	71.3%	Purchase Price	$54,000,000	96.7%
Sponsor Equity	$16,012,946	28.7%	Reserves	$1,727,535	3.1%
			Closing Costs	$135,412	0.2%
Total Sources	$55,862,946	100.0%	Total Uses	$55,862,946	100.0%

The Borrower / Sponsor. The borrower is CEV Tuscaloosa LP. a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Evan F. Denner, Andrew N. Stark and Arlington REIT, Inc., on a joint and several basis.

Andrew N. Stark and Evan F. Denner are the CEO and CIO, respectively, of Campus Evolution Villages, LLC (“Campus Evolution”) and have owned or managed over 50,000 beds across the county. Campus Evolution currently owns or manages 22 student housing properties in 14 states across the country. Mr. Stark has over 20 years of real estate experience closing over $1.0 billion in financing over this time period.

The Property. The University Village Property is a three-story Class A student housing complex, totaling 456 units and 1,164 beds, located in Tuscaloosa, Alabama. As of October 3, 2014, the University Village Property was 93.6% occupied. Approximately 95.0% of the leases are for a period of 12 months, with parental guarantees generally required for undergraduate students. The University Village Property is leased on a per bed basis.

Built between 2006 and 2009, the University Village Property is located approximately 1.5 miles south of the University of Alabama (“UA”) campus. The University Village Property features four different unit configurations with an average unit size of 487 sq. ft. The configurations include 72 one bedrooms, 180 two bedrooms, 84 three bedrooms and 120 four bedrooms. UA is a public university with campuses located in Tuscaloosa, Birmingham and Huntsville, Alabama. The Tuscaloosa campus is the largest campus with approximately 28,800 students. After their freshman year, UA does not require students to live on campus and approximately 75.0% of the students live off campus.

The University Village Loan financed the borrower’s acquisition of the University Village Property for $54.0 million and the borrower has indicated it intends to invest approximately $1.1 million in capital expenditures (which was reserved for at closing), which includes key fob entry locks, new furniture for the common areas, clubhouse upgrades, new pool furniture, upgraded internet and upgraded washers and dryers.

Unit amenities at the University Village Property include refrigerators, microwaves, ovens, blinds, balconies, free high speed internet, work and study areas (for three and four-bedroom units) and private bathrooms for each bedroom. Amenities at the University Village Property include eight pools, a fitness center, game room, a clubhouse and meeting rooms, tanning beds and a shuttle bus that runs directly to the UA campus.

As of October 3, 2014, the University Village Property is 93.6% occupied, with the historical occupancy averaging 94.0% since 2008.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

Environmental Matters. The Phase I environmental report dated September 22, 2014 recommended no further action at the University Village Property.

The Market. The University Village Property is located in Tuscaloosa, Alabama, approximately 60 miles southwest of Birmingham, the capital of Alabama. Interstate highway 20/59, a major roadway connecting New Orleans, Birmingham and Atlanta is located within 1.0 mile of the University Village Property. Additionally, Alabama Highway 69 and Interstate 359 are in close proximity and provide local access to downtown Tuscaloosa, the UA campus and the city of Northport. The University Village Property is also on UA’s bus transportation route, the Crimson Ride, which stops at the University Village Property every 30 minutes. As of 2014, Tuscaloosa reported a population of approximately 235,700 individuals with a median household income of $41,367 in a five-mile radius.

Tuscaloosa is a traditional college town with UA situated on approximately 1,970 acres. As of fall 2014, the enrollment at UA was 36,155 students over three campuses with an additional 1,175 teachers and other academic staff. Since 2001, the enrollment at UA increased approximately 89%, with an expected increase of 2,000 students over the next three years. On-campus housing at UA consists of 17 residence halls containing approximately 9,198 beds resulting in an on-campus shortage of approximately 74.6%. UA requires all incoming freshmen to live on campus, with no guaranteed housing on-campus for upperclassmen.

The appraiser identified four competitive properties containing 4,005 beds with a weighted average occupancy of 96.0% and average rent per bed of $661. The appraiser concluded a stabilized occupancy of 93.0%, which is in-line with the current occupancy of 93.6% at the University Village Property. Additionally, the appraiser concluded a market rent of $537 per bed, which is 9.4% above the current in place rent of $491 per bed.

Competitive Set(1)
Name	University Village Property	Sterling Crimson Apartments	The Retreat at Lake Tamaha	East Edge Apartments	The Lofts at City Center
Distance from Subject	NAP	0.8 miles	5.0 miles	2.0 miles	2.5 miles
Year Built	2006-2009	2011	2009	2012	2013
Total Occupancy	93.6%(2)	98%	95%	99%	94%
No. of Beds	1,164(2)	700	1,306	774	1,225
Avg. Rent Per Bed	$491(2)	$719	$533	$711	$625
Adjusted Avg. Rent Per Bed	$491(2)	$598	$538	$509	$500
(1)	Source: Appraisal
(2)	Based on a rent roll dated October 3, 2014.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W per Bed
Gross Potential Rent	$5,397,804	$5,999,801	$6,146,873	$6,241,650	$6,859,016	$5,893
Total Other Income(1)	7,779	198	89,268	205,407	205,407	176
Less: Vacancy & Credit Loss(2)	0	0	0	0	(972,836)	(836)
Effective Gross Income	$5,405,583	$5,999,999	$6,236,141	$6,447,056	$6,091,587	$5,233
Total Operating Expenses	1,773,516	1,758,522	2,041,994	2,053,563	2,382,223	2,047
Net Operating Income	$3,632,067	$4,241,477	$4,194,147	$4,393,493	$3,709,363	$3,187
Capital Expenditures	0	0	0	0	$174,600	150
Net Cash Flow	$3,632,067	$4,241,477	$4,194,147	$4,393,493	$3,534,763	$3,037
(1)	Total Other Income consists of late fees, damage charges, move-in fees, and pet fees.
(2)
U/W Vacancy & Credit Loss represents aggregate vacancy and concessions 14.2% of U/W Gross Potential Rent. In place vacancy at the University Village Property is 6.4%. For the University Village Property the appraiser concluded an aggregate vacancy and concessions of 10.0%.

Property Management.    The University Village Property is managed by Campus Evolution Villages, LLC. Campus Evolution currently owns or manages approximately 7,100 beds across the United States.

Lockbox / Cash Management.    The University Village Loan is structured with a soft lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantors, the principal or the property manager or (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.15x (on a 30-year amortizing basis during the interest only period and a 25-year amortizing basis thereafter), until such time that the debt service coverage ratio after the end of four consecutive calendar quarters is at least equal to 1.30x. A full excess cash flow sweep is required upon the occurrence of (i) or (ii) above.  Notwithstanding the foregoing, with respect to a bankruptcy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

action of a guarantor, if only one of the guarantors is subject to a bankruptcy action and the remaining guarantors are not, neither cash management nor a cash sweep will be triggered if the remaining guarantors satisfy certain net worth and liquidity requirements.

Initial Reserves. At closing, the borrower deposited (i) $84,695 into a tax reserve account, (ii) $146,596 into an insurance reserve account, (iii) $1,145,000 into a replacement reserve account, mainly for clubhouse, unit and internet renovations and upgrades, (iv) $136,000 into a required repairs account and (v) $215,244 into a prepaid rent reserve account.

Ongoing Reserves. On a monthly basis, the borrower are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $41,506, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $13,676, into an insurance reserve account and (iii) $14,550 ($150 per bed or $383 per unit annually) into a replacement reserve account. In addition, in the event the borrower collects any prepaid rent, the borrower is required to deposit such amounts into the prepaid rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

Birmingham
Gardendale
Hoover
McCalla
Pelham
Alabaster
Calera
Centreville
Tuscaloosa
Ol' Colony Golf Complex
RICE VALLEY RD N
MCFARLAND BLVD
Northport Medical Center
Indian Hills Golf Club
RICE MINE RD NE
RICE MINE RD N
TUSCALOOSA REGIONAL AIRPORT
5TH ST
JACK WARNER PKY
Country Club of Tuscaloosa
UNIVERSITY BLVD
DOWNTOWN TUSCALOOSA
Bryant-Denny Stadium
University of Alabama
PAUL W BRYANT DR
DCH Regional Medical Center
Stillman College
15TH ST
15TH ST E
Tuscaloosa
Midtown Village Shopping Center
University Mall
University Village
800 31st Street
Tuscaloosa, AL 35401
HARGROVE RD E
29TH ST
35TH ST
37TH ST E
Phifer International
McFarland Mall
SKYLAND BLVD
SKYLAND BLVD E
OLD MONTGOMERY HWY
JOE MALLISHAM PKY
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	David Y. Lee
Borrower:	811 Wilshire, LLC
Original Balance:	$39,000,000
Cut-off Date Balance:	$39,000,000
% by Initial UPB:	3.1%
Interest Rate:	4.0500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$111,730	$37,243
Insurance:	$0	Springing
Replacement:	$0	$7,109
TI/LC:	$500,000	$31,279
Scheduled Existing TI/LC:	$52,900	$0
Required Repairs:	$13,200	NAP
Rent Abatement:	$751,946	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$116
Balloon Balance / Sq. Ft.:	$105
Cut-off Date LTV:	57.4%
Balloon LTV:	52.1%
Underwritten NOI DSCR(2):	1.71x
Underwritten NCF DSCR(2):	1.55x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	10.9%
Underwritten NCF Debt Yield at Balloon:	9.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1960 / 1991
Total Sq. Ft.:	336,190
Property Management:	Jamison Services, Inc.
Underwritten NOI(3):	$3,844,495
Underwritten NCF:	$3,479,236
Appraised Value:	$68,000,000
Appraisal Date:	August 28, 2014

Historical NOI
Most Recent NOI(3):	$2,859,470 (T-12 July 31, 2014)
2013 NOI:	$2,860,839 (December 31, 2013)
2012 NOI:	$2,959,883 (December 31, 2012)
2011 NOI:	$3,128,928 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(4):	70.2% (October 1, 2014)
2013 Occupancy:	68.7% (December 31, 2013)
2012 Occupancy:	72.9% (December 31, 2012)
2011 Occupancy:	72.1% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest-only payments the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.40x and 2.17x respectively.
(3)
The increase in Underwritten NOI over T-12 July 31, 2014 NOI is due primarily to six new leases and one lease renewal signed in October and November 2014 which contribute a total of $564,882 of Underwritten Base Rent as well as Underwritten Rent Steps of $121,882.

(4)	Current Occupancy includes an executed LOI to Consulate General of Lebanon (1.7% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Los Angeles Homeless Services Authority	AA-/Aa2/AA-	20,315	6.0%	$19.97	7.5%	9/30/2020
Hathaway Dinwiddie Construction Company(2)	NR/NR/NR	17,300	5.1%	$20.72	6.6%	12/31/2019
Chase Executive Suites	NR/NR/NR	17,232	5.1%	$23.55	7.5%	7/31/2022
Land Bank of Taiwan	NR/Aa3/A-	13,334	4.0%	$21.60	5.3%	3/31/2025
State of California(3)	A/Aa3/A	11,306	3.4%	$23.94	5.0%	Various(4)
Total Major Tenants		79,487	23.6%	$21.75	32.0%
Remaining Tenants		156,558	46.6%	$23.50	68.0%
Total Occupied Collateral		236,045	70.2%	$22.91	100.0%
Vacant		100,145	29.8%
Total		336,190	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Hathaway Dinwiddie Construction Company has the right to terminate its lease on December 31, 2017, upon notice by July 31, 2017 and a payment of a termination fee equal to $72,314.
(3)	The State of California has the right to terminate its lease at any time with 30 days prior notice.
(4)	The State of California leases 6,127 sq. ft. expiring January 31, 2017 and 5,179 sq. ft. expiring May 31, 2015.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2014	1	3,088	0.9%	3,088	0.9%	$26.40	1.5%	1.5%
2015	11	36,132	10.7%	39,220	11.7%	$22.19	14.8%	16.3%
2016	6	27,028	8.0%	66,248	19.7%	$25.01	12.5%	28.8%
2017	11	36,124	10.7%	102,372	30.5%	$23.67	15.8%	44.6%
2018	5	24,250	7.2%	126,622	37.7%	$22.14	9.9%	54.6%
2019	9	43,087	12.8%	169,709	50.5%	$22.65	18.0%	72.6%
2020	3	23,217	6.9%	192,926	57.4%	$20.08	8.6%	81.2%
2021	1	6,999	2.1%	199,925	59.5%	$22.80	3.0%	84.2%
2022	1	17,232	5.1%	217,157	64.6%	$23.55	7.5%	91.7%
2023	0	0	0.0%	217,157	64.6%	$0.00	0.0%	91.7%
2024	0	0	0.0%	217,157	64.6%	$0.00	0.0%	91.7%
2025	2	18,888	5.6%	236,045	70.2%	$23.76	8.3%	100.0%
Thereafter	0	0	0.0%	236,045	70.2%	$0.00	0.0%	100.0%
Vacant	NAP	100,145	29.8%	336,190	100.0%	NAP	NAP
Total / Wtd. Avg.	50	336,190	100.0%			$22.91	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan. The 811 Wilshire loan (the “811 Wilshire Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 336,190 sq. ft., Class A office building located at 811 Wilshire Boulevard in Los Angeles, California (the “811 Wilshire Property”) with an original principal balance of $39.0 million. The 811 Wilshire Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60-month interest only period. The 811 Wilshire Loan accrues interest at a fixed rate equal to 4.0500% and has a cut-off date balance of $39.0 million. 811 Wilshire Loan proceeds were used to refinance existing debt of approximately $27.7 million, fund upfront reserves of approximately $1.4 million and pay closing costs of approximately $0.4 million, giving the sponsor a return of equity of approximately $9.4 million. Based on the appraised value of $68.0 million as of August 28, 2014, the cut-off date LTV ratio is 57.4% and the remaining implied equity is approximately $29.0 million. The most recent prior financing of the 811 Wilshire Loan was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$39,000,000	100.0%	Loan Payoff	$27,739,621	71.1%
			Reserves	$1,429,776	3.7%
			Closing Costs	$441,805	1.1%
			Return of Equity	$9,388,799	24.1%
Total Sources	$39,000,000	100.0%	Total Uses	$39,000,000	100.0%

The Borrower / Sponsor. The borrower, 811 Wilshire, LLC, is a California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is David Y. Lee, president of Jamison Services, Inc.

Jamison Services, Inc. is one of the largest private commercial property owners in Los Angeles County and specializes in the acquisition, operation, construction, leasing and ownership of office, medical and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings totaling approximately 22.0 million sq. ft., and has a market capitalization of over $3.0 billion.

The Property. The 811 Wilshire Property consists of a 20-story, Class A office tower totaling 336,190 sq. ft. and an adjacent six story parking garage located at 616 Figueroa Street with two subterranean levels and a parking count of 321. The 811 Wilshire Property is located along Wilshire Boulevard at the intersection of Wilshire Boulevard and South Flower Street, in the City of Los Angeles and is situated in the downtown Los Angeles corridor within the financial district. Wilshire Boulevard and Flower Street are both heavily trafficked thoroughfares with traffic counts over 22,800 and 19,800 daily. Public transportation is available within walking distance via LA Metro and the light rail as well as a rail station, the 7th Street/Metro Center Station, which provides access to the Union Station transportation hub. The 811 Wilshire Property was built in 1960 and renovated in 1991 with recent major renovations to the exterior curtain wall. The 811 Wilshire Property has 12,537 sq. ft. of ground floor retail space as well as the Takami Sushi restaurant and Elevate Lounge bar located on the top floor of the building.

As of October 1, 2014, the 811 Wilshire Property was 70.2% leased to 46 tenants, with no tenant occupying greater than 6.0% of NRA. The 811 Wilshire Property has experienced positive leasing velocity in recent months, which has resulted in six new leases totaling 16,035 sq. ft and one renewal lease for 6,999 sq. ft. The six new leases were signed at an average rent of $25.28 PSF, which is 10% above the in place average rent at the 811 Wilshire Property of $22.91 PSF In addition to the six new leases, the sponsor has an executed LOI from Consulate General of Lebanon for 5,554 sq. ft., for a 10-year term at $28.93 PSF commencing January 2015.

The parking garage is on the east side of Figueroa Street and has 321 parking spaces resulting in a parking ratio of 1.0 parking spaces per 1,000 sq. ft. Parking spaces at the 811 Wilshire Property are offered at $205 per month for covered spaces, $265 per month for reserved spaces and $180 per month for tandem spaces.

Environmental Matters. The Phase I Environmental Report dated September 15, 2014 recommended no further action at the 811 Wilshire Property other than the development and implementation of an asbestos operation and maintenance plan, which is in place.

Major Tenants.

Los Angeles Homeless Services Authority (20,315 sq. ft., 6.0% of NRA, 7.5% GPR, rated AA-/Aa2/AA- by Fitch/Moody’s/S&P) Los Angeles Homeless Services Authority’s (“LAHSA”) primary role is to coordinate the effective and efficient utilization of federal and local funding in providing services to homeless people throughout Los Angeles City and County. LAHSA is the lead agency in the Los Angeles Continuum of Care, which is the regional planning body that coordinates housing and services for homeless families and individuals in Los Angeles County. LAHSA coordinates and manages over $70 million annually in Federal, State, County and City funds for programs that provide shelter, housing and services to homeless persons in Los Angeles City and County. LAHSA has one five-year extension option with no less than 9 months prior written notice and has no termination options or appropriations clauses in its lease. LAHSA has been in occupancy for four years.

Hathaway Dinwiddie Construction Company (17,300 sq. ft., 5.1% of NRA, 6.6% GPR) Hathaway Dinwiddie Construction Company (“Hathaway Dinwiddie”) provides general contracting, and complete construction project planning services. Hathaway Dinwiddie specializes in construction, preconstruction, design-build, construction management, and interior and special projects. Their approach focuses on precision planning with an adaptive process throughout the construction period and proactively partnering with clients to anticipate hurdles and collaborating to ensure their clients’ success. Hathaway Dinwiddie has a one-time option to terminate its lease on December 31, 2017 with written notice by July 31, 2017 and payment of a termination fee of $72,314. Hathaway Dinwiddie has one option to renew its lease commencing January 1, 2020. Hathaway Dinwiddie has been in occupancy for over 15 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Chase Executive Suites (17,232 sq. ft., 5.1% of NRA, 7.5% GPR) Chase Executive Suites provides business professionals with fully- serviced office suites. Chase Executive Suites operates in numerous Class A office locations throughout Southern California and Texas, including Los Angeles, Pomona, Orange County and Dallas. Full-time and part-time executive suites are equipped with 24/7 access and security with access to fully-furnished conference rooms, daily cleaning service, fully-furnished lobby, kitchen, lounge and professional reception service. Chase Executive Suites also offers a virtual plan to provide traveling individuals with a set number of office and conference room hours. Chase Executive Suites’ conference plan allows for an individual or groups of people to rent out a fully-furnished conference room that comes equipped with high-speed internet access and professional reception service. Chase Executive Suites is an affiliate of the borrower and has been in occupancy since 2007. Chase Executive Suites has no termination or extension options.

The Market. Los Angeles County had a 2013 population of approximately 10.0 million, with an unemployment rate of 9.0% and median household income of $53,880. The area has access with close proximity to Interstates 5, 10, 110 and US Highway 101 as well as access to the 7th Street and Flower Metro line and light rail station. In addition, the Los Angeles International Airport, which is the sixth busiest airport in the world and third busiest in the United States, is approximately 15 miles southwest of the 811 Wilshire Property.

The 811 Wilshire Property is located within the downtown Los Angeles submarket, which is the primary office submarket in Los Angeles. The common tenancy in the market includes a large portion of insurance companies, financial service firms, legal firms and accounting firms as well as other service providers. The submarket consists of 68.9 million sq. ft. and as of Q2 2014, the average rent was $32.88 PSF and the average vacancy was 12.9%. The appraiser concluded average market rent is $26.40 PSF. There was no new inventory added in the downtown Los Angeles submarket in the past year and there are two office projects currently under construction totaling 386,140 sq. ft.

The appraiser identified the following comparable office leases which are presented in the subsequent chart.

Lease Comparables(1)
Property	Address	Tenant	Year Built / Renovated	Total Building Lease Area (Sq. Ft.)	Tenant Base Rent (PSF)	Total Building Occupancy
811 Wilshire Property	811 Wilshire Boulevard	Various(2)	1960/1991	336,190(2)	$22.91(2)	70.2%(2)
915 Wilshire Boulevard	915 Wilshire Boulevard	CRG	1980	1,721	$30.96	87.0%
617 West 7th Street	617 West 7th Street	Perkins & Will	1923/2001	17,070	$31.56	83.0%
Pacific Financial Center	800 West 6th Street	JCB International	1973	13,921	$25.80	100.0%
800 Wilshire Building	800 Wilshire Boulevard	Buro Happold	1972	12,500	$32.52	80.0%
626 Wilshire Boulevard	626 Wilshire Boulevard	Non Profit Finance Fund	1966/2002	1,352	$27.36	85.0%
(1)	Source: Appraisal.
(2)	Based on rent roll dated October 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W(2)	U/W PSF
Base Rent	$4,614,601	$4,552,331	$4,419,134	$4,518,211	$5,407,654	$16.09
Value of Vacant Space	0	0	0	0	2,798,196	8.32
Gross Potential Rent	$4,614,601	$4,552,331	$4,419,134	$4,518,211	$8,327,732	$24.77
Total Recoveries	67974	91056	57604	61634	157,928	0.47
Total Other Income	663,968	644,626	703,268	643,874	666,335	1.98
Less: Vacancy(1)	0	0	0	0	(2,798,196)	(8.32)
Effective Gross Income	$5,346,543	$5,288,013	$5,180,006	$5,223,719	$6,353,799	$18.90
Total Operating Expenses	2,217,615	2,328,130	2,319,167	2,364,249	2,509,304	7.46
Net Operating Income	$3,128,928	$2,959,883	$2,860,839	$2,859,470	$3,844,495	$11.43
TI/LC	0	0	0	0	281,211	0.84
Capital Expenditures	0	0	0	0	84,048	0.25
Net Cash Flow	$3,128,928	$2,959,883	$2,860,839	$2,859,470	$3,479,236	$10.35
(1)	U/W Vacancy represents 30.6% of gross income. As of October 1, 2014 the property is 70.2% occupied.
(2)
The increase in Underwritten NCF over T-12 July 31, 2014 NCF is due primarily to six new leases and one lease renewal signed in October and November 2014 which contribute a total of $564,882 of Underwritten Base Rent and Underwritten Rent Steps of $121,882.

Property Management. The 811 Wilshire Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management. The 811 Wilshire Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender and are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During a Trigger Period, excess cash flow will be swept into a lender controlled account and held as additional collateral for the 811 Wilshire Loan, except if such Trigger Period is in effect solely due to a Lease Sweep Period (as defined below) being in effect, in which case, all excess cash flow will be instead swept into a Lease Sweep Lease (as defined below) TI/LC reserve and deposited with lender for tenant improvements, tenant allowances and leasing commissions for the applicable Lease Sweep Lease space.

A “Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) the DSCR being less than 1.20x or (iii) the commencement of a Lease Sweep Period (as defined below) and will end if (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii) the DSCR is at least 1.25x for two consecutive quarters and (c) with respect to clause (iii) such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence, if the debt yield is less than 9.5% (excluding the revenues derived from the Lease Sweep Lease at issue), on the first monthly payment date following the giving of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease as of December 31, 2017, by giving notice on or before July 31, 2017.
A “Lease Sweep Lease” means (i) the Hathaway Dinwiddie Construction Company lease (the “Hathaway Lease”) or (ii) any replacement lease subsequent to the Hathaway Lease, either individually, or when taken together with any other lease with the same tenant or its affiliates, aggregate rents (including base rent and recoveries) that equal or exceed the rent under the Hathaway Lease.

Initial Reserves. At closing, the borrower deposited (i) $111,730 into a tax reserve account, (ii) $500,000 into a TI/LC reserve account for general approved leasing expenses and to be utilized in connection with the build out of the third and fourth floors of the property, (iii) $52,900 into an additional TI/LC reserve account to be used for scheduled existing approved leasing expenses, (iv) $13,200 into a required repairs reserve account and (v) $751,946 into a rent abatement reserve account for existing free rent obligations due to certain tenants, including, without limitation, $278,600 associated with the Los Angeles Homeless Services Authority lease and $168,008 associated with the Land Bank of Taiwan lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $37,243, into a tax reserve account, (ii) $7,109 into a replacement reserve account subject to a replacement reserve account cap of $170,613 and (iii) $31,279 into a TI/LC reserve account subject to a TI/LC reserve cap of $700,000. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

CARTIFACT
CROWN HILL
BUNKER HILL
FINANCIAL DISTRICT
811 Wilshire
811 Wilshire Boulevard
Los Angeles, CA 90017
OLD BANK DISTRICT & GALLERY ROW
HISTORIC CORE
JEWELRY DISTRICT
SOUTH PARK
ENTERTAINMENT DISTRICT
HARBOR FWY
110
METRO RED & PURPLE LINES
7TH ST / METRO CENTER
WILSHIRE BLVD
OLYMPIC BLVD
Pershing Square
Grand Hope Park
Staples Center Sports Arena
Convention Center
Van Nuys
Burbank
Glendale
Hollywood
Beverly Hills
West Hollywood
Santa Monica
Los Angeles
Culver City
Venice
Marina Del Rey
Playa Vista
Inglewood
Los Angeles International Airport (LAX)
El Segundo
Hawthorne
Manhattan Beach
Gardena
Lynwood
South Gate
Huntington Park
Vernon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)
Borrower:	University Square Investors I LLC
Original Balance:	$36,250,000
Cut-off Date Balance:	$36,250,000
% by Initial UPB:	2.8%
Interest Rate:	4.5300%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Soft / In Place

Reserves(2)
	Initial	Monthly
Taxes(3):	$23,786	$16,242
Insurance:	$44,310	Springing
Replacement:	$0	$5,123
TI/LC:	$0	$766
Earn Out Reserve(4):	$3,750,000	NAP
Unfunded Tenant Obligations:	$276,536	NAP
Rent Reserve:	$193,999	NAP

Financial Information
Cut-off Date Balance / Bed:	$62,716
Balloon Balance / Bed:	$57,425
Cut-off Date LTV(5):	70.0%
Balloon LTV(6):	65.3%
Underwritten NOI DSCR(7):	1.29x
Underwritten NCF DSCR(7):	1.24x
Underwritten NOI Debt Yield(5):	8.8%
Underwritten NCF Debt Yield(5):	8.5%
Underwritten NOI Debt Yield at Balloon:	8.6%
Underwritten NCF Debt Yield at Balloon:	8.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Student Housing
Collateral:	Fee Simple
Location:	Akron, OH
Year Built / Renovated:	2014 / NAP
Total Beds(8):	578
Property Management:	Peak Campus Management, LLC; LRC Realty, Inc.
Underwritten NOI:	$2,861,744
Underwritten NCF:	$2,750,044
“As-is” Appraised Value:	$46,400,000
“As-is” Appraisal Date:	August 15, 2014
“As Stabilized” Appraised Value(9):	$50,850,000
“As Stabilized” Appraisal Date(9):	August 15, 2015

Historical NOI(10)
Most Recent NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(10)
Most Recent Occupancy(11):	99.7% (September 25, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	With respect to the non-residential tenants at the University Edge Property, a hard lockbox is in place. See “Lockbox / Cash Management” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	See “PILOT Agreement” herein.
(4)	See “Earn Out Reserve Funds” herein.
(5)
The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculations are based on the mortgage loan balance net of the $3.75 million Earn Out Reserve Letter of Credit (as defined herein). The Cut-off Date LTV based on the “As Stabilized” appraisal value, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield based on the Cut-off Date Balance of $36.25 million are 71.3%, 7.9% and 7.6% respectively. Based on the “As-is” appraised value of $46,400,000 and whole loan amount, the Cut-off Date LTV is 78.1%.

(6)	The Balloon LTV is based on the “As Stabilized” appraised value of $50,850,000. Based on the “As-is” appraised value the Balloon LTV is 71.5%.
(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.72x and 1.65x, respectively.
(8)	The University Edge Property also includes 18,380 sq. ft. of street level retail space.
(9)	Based on the Cut-off Date Balance, the “As Stabilized” LTV is 71.3% after achieving a stabilized occupancy of 95.0% for both student housing and retail space.
(10)	The University Edge Property was built in 2014.
(11)
Represents the University Edge Property student housing occupancy. As of October 17, 2014, the retail portion of the University Edge Property is 57.7% leased, which includes tenants that have signed leases but have not yet taken occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

Unit Mix Summary(1)
Unit Type	# of Beds	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
2 Bedroom	6	1.0%	6	100.0%	485	$725	$1.49
3 Bedroom	24	4.2%	24	100.0%	382	$700	$1.83
4 Bedroom	484	83.7%	483	99.8%	392	$617	$1.57
4 Bedroom	64	11.1%	63	98.4%	392	$626	$1.60
Total / Wtd. Avg.	578	100.0%	576	99.7%	393	$623	$1.59
(1)	Based on the underwritten rent roll dated September 25, 2014

The Loan.    The University Edge loan (the “University Edge Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 578-bed student housing property located at 270 East Exchange Street in Akron, Ohio (the “University Edge Property”) with an original principal balance of $36.25 million. The University Edge Loan has a 10-year term and amortizes on a 30-year schedule after an initial interest-only period of 60 months. The University Edge Loan accrues interest at a fixed rate equal to 4.5300% and has a cut-off date balance of $36.25 million. Loan proceeds were used to refinance existing debt of approximately $30.1 million, fund upfront reserves of $538,631, pay closing costs of approximately $458,032, and return approximately $5.1 million in equity to the borrower. Based on the “As-is” appraised value of $46.4 million as of August 15, 2014 and net loan amount of $32.5 million (calculated as the total loan amount less the amount of the Earn Out Reserve Funds of $3.75 million), the cut-off date LTV is 70.0%. Based on the “As Stabilized” appraised value of $50.85 million as of August 15, 2015 and the total loan amount of $36.25 million the “As Stabilized” LTV is 71.3%. The most recent prior financing of the University Edge Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$36,250,000	100.0%	Loan Payoff	$30,149,116	83.2%
			Reserves	$538,631	1.5%
			Closing Costs	$458,032	1.3%
			Return of Equity	$5,104,221	14.1%
Total Sources	$36,250,000	100.0%	Total Uses	$36,250,000	100.0%

The Borrower / Sponsor.    The borrower, University Square Investors I LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Lawrence B. Levey and the Lawrence B. Levey Trust (First Restatement). Lawrence B. Levey has over 40 years of experience in commercial real estate, and is the majority owner of a commercial real estate portfolio containing over 3.9 million sq. ft. in Ohio, Pennsylvania, North Carolina, Illinois, Florida and Wisconsin.

The Property.    The University Edge Property is a 578-bed, 148-unit off-campus student housing project located across the street from the University of Akron. The University Edge Property opened up for occupancy in August 2014. Unit amenities include furnished rooms, individual bedrooms and bathrooms for each student, complimentary cable and internet, and in-unit washer and dryer. The fully-equipped kitchens in each unit feature a refrigerator, microwave, dishwasher, disposal, double sink and a range. Community amenities available to all residents include a community room, fitness center, tanning salon, computer lab, business center, grilling areas, fire pit, sculpture park and secure key fob access to the building. Furthermore, the University Edge Property features a parking garage with 48 covered parking spots as well as access to available parking in a university owned parking garage and along nearby streets. As of the September 25, 2014 rent roll, the University Edge Property was 99.7% leased for student housing for the 2014/2015 school year.

The University Edge Property also features 18,380 sq. ft. of street level retail, which is currently 57.7% leased to six tenants. Tenants include Chipotle Mexican Grill (2,435 sq. ft., 13.2% of the NRA), Universitees (2,109 sq. ft., 11.5% of NRA), Summit Subs, Inc. (1,840 sq. ft., 10.0% of the NRA), Panda (1,619 sq. ft., 8.8% of the NRA), Froyo (1,360 sq. ft., 7.4% of the NRA) and Pulp Smoothie (1,234 sq. ft., 6.7% of NRA). Both Chipotle Mexican Grill and Summit Subs, Inc. are open and paying rent, while the remaining four retail tenants will take possession of their spaces beginning in January 2015 through March 2015.

Environmental Matters.    The Phase I environmental report dated July 2, 2014 recommended no further action at the University Edge Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

The Market.    The University Edge Property is located across the street from the University of Akron and half a mile east of the Akron central business district (“CBD”). The University of Akron is a public research university founded 1870 and its Cooperative Education program is the 2nd oldest engineering co-op program in America. The campus features more than 80 buildings situated on 218 acres, and since 2000, the University of Akron has added 22 buildings and completed 18 major additions, acquisitions and renovations. Regarded as a leader in polymer research, the University of Akron employs a full-time faculty and staff of approximately 2,622 employees. Total student enrollment in fall 2013 was 27,079 with approximately 84% of the total student population being undergraduate students and 71% were full-time students. In 2014, the University of Akron received the highest number of applications in history for the freshmen class with record enrollment in the honors college and a higher average high school GPA than in 2013, as well as increased retention rate by 7.5% for freshmen that entered in 2012.

The University of Akron requires all first-year freshman students to reside in the university residence halls and has approximately 3,323 beds in 11 university residence halls. Non-first year students seeking housing close to the university are limited to privately-owned student housing developments, single family rental housing and multifamily developments. The residential properties in the immediate area are primarily single family properties built before the 1950’s or small apartment properties with less than 20 units. The University Edge Property is one of four recently constructed student housing properties (1,419 beds excluding the University Edge Property) featuring extensive amenities and located in the immediate vicinity of the University of Akron campus.

The Akron CBD is adjacent to the University of Akron across from Exchange Street. Akron is the fifth largest city in the state of Ohio with a population of 199,110 as of the 2010 census. After the founding of Goodrich, Firestone, General Tire and the Goodyear merger with The Kelly-Springfield Tire Company, Akron gained the title of “Rubber Capital of the World.” Akron’s research in polymers gained international reputation, and the city is the epicenter of “Polymer Valley” which consists of 400 polymer-related companies of which 94 are located in the city itself. The University of Akron, with focused research on polymers, advanced materials and engineering, is home to the Goodyear Polymer Center and National Polymer Innovation Center.

Competitive Set(1)
						Monthly Rent per Bed
Name	Distance to University	Property Type	Year Built	Total Occupancy	Total Beds	1 Bed / 1 Bath	2 Bed / 2 Bath	3 Bed / 3 Bath	4 Bed / 4 Bath
University Edge Property	NAP	Student Housing	2014	99.7%(2)	578(2)	NAP	$725(2)	$700(2)	$618(2)
22 Exchange	0.3 mi	Student Housing	2009	100.0%	472	NAP	$759	$669	$584
Depot Apartments	0.1 mi	Student Housing	2014	73.0%	624	$900	$729	$689	$575
The 401 Lofts	0.4 mi	Student Housing	2012	97.0%	323	NAP	$739	$719	$649
University Edge Apartments (Kent State University)	0.5 mi	Student Housing	2012	100.0%	608	NAP	$719	$604	$579
The Province (Kent State University)	0.1 mi	Student Housing	2012	100.0%	596	$965	$830	$665	$615
Campus Pointe Apartments (Kent State University)	0.9 mi	Student Housing	2008	100.0%	500	NAP	$700	$610	$605
(1)	Source: Appraisal
(2)	Per the September 25, 2014 rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W per Bed
Gross Potential Rent	$4,303,512	$7,446
Vacancy Gross Up	14,868	26
Total Recoveries	0	0
Total Other Income	449,993	779
Less: Vacancy & Credit Loss	(86,368)	(149)
Effective Gross Income	$4,682,006	$8,100
Total Operating Expenses	1,820,262	3,149
Net Operating Income	$2,861,744	$4,951
Capital Expenditures	111,700	193
Net Cash Flow	$2,750,044	$4,758

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

Property Management.    The residential portion of the University Edge Property is managed by Peak Campus Management, LLC, a fully integrated student housing real estate company that manages over 29,000 beds at 56 properties valued at over $1.8 billion in key college markets from Maine to California. The retail portion of the University Edge Property is managed by LRC Realty, Inc., a borrower-affiliated company.

Lockbox / Cash Management.    The University Edge Loan is structured with a soft lockbox and in-place cash management. The borrower is required to cause all rents from the non-retail tenants and other payments to be collected and then deposited into the lockbox account controlled by the lender. The borrower is also required to deliver irrevocable tenant instruction letters to all non-residential tenants instructing them to deposit all rents and other payments into the lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date. Provided no Cash Sweep Event Period (as defined below) exists, all funds remaining in the cash management account after the payment of all required monthly debt service and reserve amounts will be remitted to the borrower on a daily basis. During a Cash Sweep Event Period all excess cash flow will be held by lender as additional collateral for the University Edge Loan.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or manager, (iii) the debt service coverage ratio based on the trailing 12 month period falling below 1.15x, or (iv) a felony indictment or an indictment for fraud of the borrower, sole member, guarantor or any affiliated manager. A Cash Sweep Event Period will be cured, (A) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (B) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the borrower and guarantor and 120 days for the manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or manager’s monetary obligations, (C) with respect to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.20x for two consecutive quarters and (D) with respect to clause (iv) above, upon the replacement of the affiliated manager with a qualified manager.

Initial Reserves.    At closing, the borrower deposited (i) $23,786 into a tax reserve account (PILOT Agreement), (ii) $44,310 into an insurance reserve account, (iii) $193,999 into a retail tenant rent reserve account which represents 12 months of rent for Universitees, Panda, Froyo and Pulp Smoothie that have signed leases but are not yet in occupancy and (iv) $276,536 into the unfunded obligations reserve account for unpaid landlord obligations due to Chipotle Mexican Grill, Panda, Pulp Smoothie, Universitees and Froyo.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $16,242 into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which will be waived so long as borrower maintains a blanket policy, (iii) $5,123 into a capital expenditure account and (iv) $766  into a TI/LC reserve account.

Earn Out Reserve Funds.   On the origination date of the University Edge Loan, the borrower was required to deposit with the lender cash or a letter of credit (the “Earn Out Reserve Letter of Credit”) in the amount of $3.75 million. The University Edge Loan documents permit the Earn Out Reserve Letter of Credit to be reduced in connection with the increase in retail occupancy and the stabilizing performance of the student housing component at the University Edge Property provided that, among other things, (i) borrower submits a request for payment no more than three times and not after the fifth anniversary of the first monthly payment date for no less than $1,000,000, (ii) borrower submits an updated certified rent roll to the lender, (iii) no event of default or Cash Sweep Event has occurred and is continuing, (iv) for additional leases entered into after the closing date of the University Edge Loan, lender has received evidence reasonably acceptable that the borrower has entered into a lease, (v) lender receives evidence that borrower has entered into a lease or leases for the retail portion, (vi) for any retail tenant for which improvements are not complete as of the closing date of the University Edge Loan, the lender receives evidence that (a) all free/abated rent or rent concessions have been fully received or expired, (b) all tenant allowances, improvements or leasing commissions have been paid, (c) all tenant improvements have been completed, (d) the tenant is in occupancy and open for business, (e) the lease is in full force and effect, (f) the rent commencement date under the lease has occurred, and (g) on the date that such a request is made, no default by either the borrower or the tenant exists and (vii) the borrower submits to the lender a copy of the certificate of occupancy for the retail spaces. The amount of the reduction will be based on the difference between the $32.5 million net loan amount (calculated as the total loan amount less the amount of the Earn Out Reserve Letter of Credit of $3.75 million) and the loan amount that would result assuming a debt yield of at least 8.0% based on the underwritten net cash flow.

Current Mezzanine or Subordinate Indebtedness.    None

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

PILOT Agreement.    The University Edge Property is subject to a Declaration Relative to Service Payments in Lieu of Taxes (“PILOT Agreement”), which service payments are made commencing November 2015 in lieu of real estate taxes. The service payments support the payment of certain bonds that that were incurred by the municipality in connection with the redevelopment of the University Edge Property and surrounding areas. Such service payments are in an amount which is at least the amount set forth in the PILOT Agreement and the obligations to pay such service payments are (i) pursuant to the terms of the PILOT Agreement, secured by a first priority security interest in the University Edge Property, and (ii) are guaranteed by the non-recourse guarantor until such time as the University Edge Property achieves a certain value and then such guaranty is released. The security interest in the University Edge Property that is granted by the PILOT Agreement with respect to the service payments results in such service payments having the same priority as real estate taxes would have had should real estate taxes have been regularly assessed. The University Edge Loan documents required that the borrower reserve for the service payments in the tax reserve account. PILOT Agreement payments will be the equivalent of taxes based on a full assessment of the property. There are no abatements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

MAP © 2014 CARTIFACT | DATA © BROADMAP
University Edge
270 East Exchange Street
Akron, OH 44304
Akron
Cuyahoga Falls
Fairlawn
Tallmadge
Portage Lakes
Summit Mall
Chapel Hill Mall
Rolling Acres Mall
Canal Park
University of Akron
AKRON FULTON INTL
Sand Run Metro Park
Sycamore Valley GC
Valley View GC
Cascade Valley Park
Fairlawn CC
Portage CC
J Edward Good Park GC
Brookledge GC
Bakers Acres GC
Goodyear Heights Metro Park
Summit Lake
Silver Lake
Springfield Lake
Firestone Park
Firestone CC
Long Lake
Portage Lakes
Turkeyfoot Lake GC
Hol Hi GC
W MARKET ST
E MARKET ST
EXCHANGE ST
E EXCHANGE ST
W NORTH ST
E NORTH ST
COPLEY RD
W WATERLOO RD
E WATERLOO RD
W WILBETH RD
E WILBETH RD
E ARCHWOOD AVE
COLE AVE
KILLIAN RD
KRUMROY RD
TRIPLETT BLVD
E TALLMADGE AVE
W PORTAGE TRL
BROAD BLVD
MUNROE FALLS AVE
NORTHMORELAND BLVD
HOWE AVE
W HOWE RD
VERNON ODOM BLVD
THORNTON ST
WADSWORTH RD
MULL AVE
STADELMAN AVE
GARMAN RD
MEMORIAL PKWY
E CUYAHOGA FALLS AVE
GLENWOOD AVE
FOUSE ST
WEST AVE
EASTWOOD AVE
NEWTON ST
QUAYLE DR
Lake Erie
Cleveland
Akron
Canton
Youngstown
Pittsburgh
OHIO
PENN.
Painesville
Willowick
Euclid
Solon
Elyria
CLE
Strongsville
Aurora
Brunswick
Streetsboro
Medina
Kent
Warren
Niles
Girard
Norton
Boardman
Meadville
Oil City
New Castle
Butler
Alliance
Salem
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Massillon
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Cranberry
East Liverpool
Dover
New Philadelphia
Coraopolis
PIT
Weirton
Steubenville
Bethel Park
Coshocton
Washington
Wheeling
Cambridge
Zanesville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsor:	Investment Properties Holdings, LLLP
Borrower:	BRI 1865 Highland Oaks I, LLC; BRI 1865 Highland Oaks II, LLC
Original Balance:	$34,590,000
Cut-off Date Balance:	$34,590,000
% by Initial UPB:	2.7%
Interest Rate:	4.3600%
Payment Date:	1st of each month
First Payment Date:	December 1, 2014
Maturity Date:	November 1, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection(2):	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$244,498	$40,750
Insurance:	$9,140	$4,570
Replacement:	$5,325	$5,325
TI/LC:	$13,321	$13,321
Required Repairs:	$458,887	NAP
Rent Concession:	$561,271	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$108
Balloon Balance / Sq. Ft.:	$99
Cut-off Date LTV:	71.9%
Balloon LTV:	65.7%
Underwritten NOI DSCR(4):	1.52x
Underwritten NCF DSCR(4):	1.32x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	7.9%
Underwritten NOI Debt Yield at Balloon:	10.0%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Downers Grove, IL
Year Built / Renovated:	Various / 1990
Total Sq. Ft.:	319,491
Property Management:	IPH Management, LLC
Underwritten NOI(5):	$3,144,688
Underwritten NCF:	$2,740,890
“As-is” Appraised Value:	$48,100,000
“As-is” Appraisal Date:	September 23, 2014
“As Stabilized” Appraised Value(6):	$55,300,000
“As Stabilized” Appraisal Date(6):	September 30, 2016

Historical NOI
Most Recent NOI(5):	$2,002,672 (T-12 September 30, 2014)
2013 NOI:	$2,432,757 (December 31, 2013)
2012 NOI:	$2,499,276 (December 31, 2012)
2011 NOI:	$2,941,400 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	83.8% (September 22, 2014)
2013 Occupancy:	86.4% (December 31, 2013)
2012 Occupancy:	85.6% (December 31, 2012)
2011 Occupancy:	90.0% (December 31, 2011)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	Partial release is permitted. See “Partial Release” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.06x and 1.79x, respectively.
(5)	For information regarding the increase in Underwritten NOI from Most Recent NOI see “Cash Flow Analysis” herein.
(6)	The “As Stabilized” LTV is 62.5% based on achieving a stabilized occupancy of 97.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Portfolio Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Highland Oaks II	Downers Grove, IL	218,000	1982 / 1990	$26,634,300	$36,800,000	88.9%
Highland Oaks I	Downers Grove, IL	101,491	1980 / 1990	$7,955,700	$11,300,000	73.0%
Total / Wtd. Avg.:		319,491		$34,590,000	$48,100,000	83.8%
(1)	Based on a rent roll dated September 22, 2014.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Total Collateral Sq. Ft.	U/W Base Rent PSF(2)	% of Total U/W Base Rent(2)	Lease Expiration
Health Care Service Corporation	A/A1/AA-	177,797	55.7%	$13.90	69.8%	12/31/2025	(3)
Midwest Physician Administrative Services, LLC	NR/NR/NR	63,320	19.8%	$11.50	20.6%	7/31/2026	(4)
Capital One	A-/Baa1/BBB	11,640	3.6%	$13.05	4.3%	12/31/2019
Total Major Tenants		252,757	79.1%	$13.26	94.7%
Remaining Tenants		15,171	4.7%	$12.35	5.3%
Total Occupied Collateral		267,928	83.8%	$13.21	100.0%
Vacant		51,563	16.2%
Total		319,491	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF and % of Total U/W Base Rent include contractual rent steps through July 1, 2015.
(3)
The Health Care Service Corporation lease includes a termination option in December 2022 with at least 365 days prior notice and payment of a termination fee equal to (i) abated rent, brokerage fees, and tenant improvements amortized on a 15-year schedule and (ii) four months of base and additional rent. The termination fee is estimated to be approximately $4.3 million ($24.18 PSF). In addition, the tenant can contract its space by one full floor (approximately 36,000 sq. ft.) effective on December 31, 2018 with at least 365 days prior notice and payment of abated rent, brokerage fees and tenant improvements amortized on a 15-year schedule (estimated to be approximately $1.0 million ($27.78 PSF).

(4)
Midwest Physician Administrative Services, LLC was granted an eleven month abatement of base rent on its entire space (expires June 30, 2015). Additionally, the tenant was granted abated base rent on 3,882 sq. ft. of its space commencing July 1, 2015 and ending January 31, 2017 as well as an abatement of all operating expenses attributable to 3,882 sq. ft. for 30 months (expires January 31, 2017). Abated base rent was reserved for at closing.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	3	5,900	1.8%	5,900	1.8%	$12.64	2.1%	2.1%
2016	3	3,607	1.1%	9,507	3.0%	$11.01	1.1%	3.2%
2017	0	0	0.0%	9,507	3.0%	$0.00	0.0%	3.2%
2018	1	1,744	0.5%	11,251	3.5%	$13.52	0.7%	3.9%
2019	2	15,560	4.9%	26,811	8.4%	$12.94	5.7%	9.6%
2020	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
2021	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
2022	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
2023	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
2024	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
Thereafter	2	241,117	75.5%	267,928	83.9%	$13.27	90.4%	100.0%
Vacant	NAP	51,563	16.1%	319,491	100.0%	NAP	NAP
Total / Wtd. Avg.	11	319,491	100.0%			$13.21	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

(2)	Annual U/W Base Rent PSF., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through July 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

The Loan. The Highland Oaks Portfolio loan (the “Highland Oaks Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a two-building, Class-B suburban office park containing 319,491 sq. ft. in the aggregate located at 1020 and 1100 West 31st Street in Downers Grove, Illinois (the “Highland Oaks Portfolio Properties”). The Highland Oaks Portfolio Loan has an original principal balance of $34.59 million. The Highland Oaks Portfolio Loan has a 10-year term and subsequent to a 5-year interest only period, amortizes on a 30-year schedule. The Highland Oaks Portfolio Loan accrues interest at a fixed rate equal to 4.3600% and has a cut-off date balance of $34.59 million. Loan proceeds along with approximately $16.5 million of sponsor equity were used to acquire the Highland Oaks Portfolio Properties for approximately $46.0 million, retire existing partnership debt of $2.7 million, fund reserves of approximately $1.3 million and pay closing costs of approximately $1.0 million. Based on the “As-is” appraised value of $48.1 million as of September 23, 2014, the cut-off date LTV is 71.9%. Based on the “As Stabilized” appraised value of $55.3 million as of September 30, 2016, the “As Stabilized” LTV is 62.5%. The most recent prior financing of the Highland Oaks Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,590,000	67.7%	Purchase Price	$46,025,000	90.1%
Sponsor Equity	$16,474,302	32.3%	Payoff Partnership Debt	$2,700,000	5.3%
			Reserves	$1,292,441	2.5%
			Closing Costs	$1,046,861	2.1%
Total Sources	$51,064,302	100.0%	Total Uses	$51,064,302	100.0%

The Borrower / Sponsor. The borrowers, BRI 1865 Highland Oaks I, LLC and BRI 1865 Highland Oaks II, LLC, are structured as tenants-in-common. Each borrower is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Investment Properties Holdings, LLLP, a real estate investment fund controlled by Accesso Partners LLC. Accesso Partners LLC (formerly Beacon Investment Properties) was founded in 2003 and is a full-service commercial real estate investment manager, owner and operator based in Hallandale Beach, Florida. Accesso Partners has sponsored five closed-end real estate funds and manages five joint ventures/separate accounts. As of July 2014, Accesso Partners have raised approximately $489 million of equity. Total assets under management include 45 properties totaling over 9.2 million sq. ft. with an aggregate cost basis of $1.5 billion.

The Property. The Highland Oaks Portfolio Properties consists of two Class B suburban office buildings totaling 319,491 sq. ft. located on two adjacent parcels totaling 11.73 acres in Downers Grove, Illinois. Highland Oaks I contains 101,491 sq. ft. throughout five stories and was built in 1980. Highland Oaks II contains 218,000 sq. ft. throughout six stories and was built in 1982. There are 1,241 surface and covered parking spaces at the Highland Oaks Portfolio Properties which equates to a ratio of 3.9 spaces per 1,000 sq. ft. The Highland Oaks Portfolio Properties were renovated in 1990. Additionally, in 2013 and 2014, the seller invested approximately $2.0 million in parking garage deck improvements and repairs and initiated an elevator modernization project with a budgeted expense of $1.0 million. At closing $458,887 was paid by the seller and escrowed by the lender to cover the remaining cost of the project. Property amenities include an indoor executive parking garage, covered parking, an on-site food service, and dry cleaning service.

The Highland Oaks Portfolio Properties are located on 31st Street in Chicago’s East-West Corridor approximately one-half mile south of the intersection of Highland Avenue and Interstate 88, approximately 17 miles southwest of O’Hare International Airport and approximately 21 miles west of the Chicago CBD. Interstate 88 connects with Interstate 355 one-half mile southwest of the properties which provides access to the greater Chicago metropolitan area. The Highland Oaks Portfolio Properties are serviced by the Pace bus service with a stop on Highland Avenue and whose route connects to the Downers Grove Main Street station for the Metra train system 2.5 miles to the south. Multiple retail, restaurant, and hotel developments are located within a two-mile radius of the Highland Oaks Portfolio Properties, including Yorktown Center, a 1.4 million sq. ft. regional mall anchored by Carson Pirie Scott and Von Maur. Additional nearby attractions include the Morton Arboretum, and numerous golf and country clubs. As of September 22, 2014, the Highland Oaks Portfolio Properties were 83.8% occupied.

Environmental Matters. The Phase I environmental report dated June 18, 2014 recommended the development and implementation of an asbestos operation and maintenance Plan at the Highland Oaks Portfolio Properties, which is already in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Major Tenants.

Health Care Service Corporation. (177,797 sq. ft., 55.7% of NRA, 69.8% of U/W Base Rent) Founded in 1936 and headquartered in Chicago, Illinois, Health Care Service Corporation (“HCSC”) is the largest customer-owned health insurer in the United States and fourth largest health insurer overall. Employing over 21,000 individuals, HCSC operates its Blue Cross and Blue Shield plans in Illinois, Montana, New Mexico, Oklahoma, and Texas providing health insurance to over 14.5 million members. HCSC generated revenue of $22.8 billion in 2013, up 10.1% from 2012 revenue of $20.7 billion.

HCSC has been under lease at Highland Oaks II since 2002. HCSC has expanded their space five times to a total of 177,797 sq. ft. and in 2010 extended their lease through December 31, 2025. Upon expiration, HCSC has two, seven-year renewal options. The HCSC lease includes a termination option in December 2022 with at least 365 days’ prior notice and payment of a termination fee equal to (i) abated rent, brokerage fees, and tenant improvements amortized on a 15-year schedule and (ii) four months of base and additional rent. The termination fee is estimated to be approximately $4.3 million ($24.18 per sq. ft.). In addition, the tenant can contract its space by one full floor (approximately 36,000 sq. ft.) effective on December 31, 2018 with at least 365 days’ prior notice and payment of abated rent, brokerage fees, and tenant improvements amortized on a 15-year schedule (estimated to be approximately $1.0 million or $27.78 per contracted sq. ft.).

Midwest Physician Administrative Services, LLC. (63,320 sq. ft., 19.8% of NRA, 20.6% of U/W Base Rent) Midwest Physician Administrative Services, LLC (“MPAS”) is the tenant under the lease which is guaranteed by DuPage Medical Group (“DMG”). The MPAS space in Highland Oaks I serves as the corporate headquarters for DMG. DMG was formed in 1999 when three healthcare groups joined together to form one of the largest, independent multi-specialty physician groups in Illinois. With more than 425 primary care and specialty care physicians in more than 50 locations, DMG handles upwards of 1.1 million patient visits annually and provides a comprehensive array of healthcare services to about a third of DuPage County’s population.

MPAS and DMG have been under lease at Highland Oaks I since 2005 and in 2014 signed a new, 12-year lease expanding their space from 42,120 sq. ft. to 63,320 sq. ft. Following the lease expiration, MPAS has three, five-year renewal options.

The Market. The Highland Oaks Portfolio Properties are located in the Chicago Metropolitan Statistical Area (“Chicago MSA”), the third largest MSA by population and Gross Domestic Product (“GDP”) in the United States with a population of approximately 9.5 million and a GDP of approximately $590 billion. The Chicago MSA attracts businesses from across the Midwest, nation and globe due to its highly skilled and educated workforce and its efficient distribution and transportation infrastructure. Chicago is home to more than 400 corporate headquarters, including 31 Fortune 500 companies such as ADM, Boeing, Walgreen’s, United Airlines, and Allstate.

The Highland Oaks Portfolio Properties are located in the Chicago Suburban office market and the East West Tollway submarket. As of the end of the 2Q 2014, the Chicago Suburban office market consisted of 1,181 buildings representing approximately 110 million sq. ft. with a vacancy rate of 19.3% and gross asking rents of $21.46 per sq. ft. Year-to-date net absorption in the market of 670,091 sq. ft. brought the 2Q vacancy rate down to 19.3% from the year-end 2013 vacancy rate of 20.0%. Gross asking rents in the market have increased over the past six consecutive quarters to $21.46 per sq. ft., up $0.47 per sq. ft. from 2Q 2013. No multi-tenant office projects are under construction in the Chicago Suburban office market.

As of the 2Q 2014, the East West Tollway submarket consisted of 472 buildings representing approximately 41 million sq. ft. with a vacancy of 17.9% and gross asking rents of $21.16 per sq. ft. Net absorption in the submarket of 170,086 sq. ft. brought the submarket’s vacancy rate down to 17.9%, the lowest vacancy rate in the submarket since 2008 and down from the year-end 2013 vacancy rate of 18.3%.

Lease Comparables(1)
Name	City, State	Year Built	Occupancy	Leasable Area (Sq. Ft.)	Asking Rate PSF (NNN)	Class
Highland Oaks Portfolio Properties	Downers Grove, IL	1980, 1982	83.8%(2)	319,491(2)	$13.21(2)	B
Arboretum Lakes I	Lisle, IL	1986	76.8%	136,000	$12.50	A
Arboretum Lakes III	Lisle, IL	1990	91.0%	247,046	$14.00	A
Executive Towers I	Downers Grove, IL	1983	86.0%	205,063	$13.50	A
Executive Towers West II	Downers Grove, IL	1984	76.0%	224,140	$13.50	A
Highland Pointe II	Lombard, IL	1986	91.3%	183,516	$13.75	B
Highland Pointe I	Lombard, IL	1984	72.3%	183,592	$13.75	B
Corridors Three	Downers Grove, IL	2001	100.0%	221,969	$17.50	A
(1)	Source: Appraisal.
(2)	Based on rent roll dated September 22, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 9/30/2014(1)	U/W(1)	U/W PSF
Base Rent(2)(3)	$3,008,391	$2,845,347	$2,780,143	$2,492,585	$3,538,724	$11.08
Value of Vacant Space	0	0	0	0	653,443	2.05
Gross Potential Rent	$3,008,391	$2,845,347	$2,780,143	$2,492,585	$4,192,167	$13.12
Total Recoveries	2,647,679	2,399,158	2,364,216	2,311,090	2,470,636	7.73
Total Other Income	62,025	51,018	102,876	90,639	90,639	0.28
Less: Vacancy(4)	0	0	0	0	(653,443)	(2.05)
Effective Gross Income	$5,718,095	$5,295,523	$5,247,235	$4,894,314	$6,099,998	$19.09
Total Operating Expenses	2,776,696	2,796,247	2,814,478	2,891,641	2,955,310	9.25
Net Operating Income	$2,941,400	$2,499,276	$2,432,757	$2,002,672	$3,144,688	$9.84
TI/LC	0	0	0	0	323,925	1.01
Capital Expenditures	0	0	0	0	79,873	0.25
Net Cash Flow	$2,941,400	$2,499,276	$2,432,757	$2,002,672	$2,740,890	$8.58

(1)
T-12 9/30/2014 Net Operating Income (“NOI”) is less than U/W NOI primarily due to the final four month free rent period for HCSC and two months of free rent for MPAS included in the T-12. U/W NOI also includes higher rent collections from MPAS due to the expansion of their space. The remaining free rent granted to MPAS was reserved by the lender at closing.

(2)
Historical Base Rent in the 2011, 2012, 2013 and T-12 9/30/2014 periods includes free rent of $705,261, $734,894, $764,527 and $794,160, respectively, which was granted to HCSC when they executed a 15-year extension to their lease in December, 2010. The T-12 9/30/2014 period also includes $121,353 in free rent granted to MPAS when they executed a 12-year extension to their lease and a 21,200 sq. ft. expansion of their space.

(3)	U/W Base Rent includes $95,044 in contractual step rent through July 2015 and excludes $16,716 of in-place rent due to mark-to-market reductions.
(4)	U/W Vacancy represents 16.1% of gross income. As of September 22, 2014, the portfolio was 83.8% occupied.

Property Management. The Highland Oaks Portfolio Properties are managed by IPH Management, LLC, a borrower affiliate.

Lockbox / Cash Management. The Highland Oaks Portfolio Loan is structured with a hard lockbox and springing cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. The funds will be disbursed to an account designated by the borrower until the occurrence of a Cash Sweep Event (as defined below). Upon the occurrence, and during the continuance of a Cash Sweep Event, all sums on deposit in the lockbox account will be deposited into a cash management account and such account will be under the control of the lender.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iii) the DSCR of the Highland Oaks Portfolio Loan as calculated in the loan agreement based on the trailing six-month period immediately preceding the date of such determination falls below 1.10x.

Initial Reserves. At closing, the borrower deposited (i) $244,498 into a tax reserve account, (ii) $9,140 into an insurance reserve account, (iii) $5,325 into a replacement reserve account, (iv) $13,321 into a TI/LC reserve account, (v) $458,887 into a required repair reserve account for the remaining costs related to the elevator modernization project and (vi) $561,271 into a rent concession reserve account for free rent associated with the MPAS lease.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $40,750, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $4,570, into an insurance reserve account, (iii) $5,325 into a replacement reserve account, subject to a cap of $255,593, and (iv) $13,321 into a TI/LC reserve account, subject to a cap of $638,982.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Future mezzanine debt is permitted in connection with a bona fide sale to a third party and consequent assumption of the Highland Oaks Portfolio Loan by a Lender approved borrower provided, among other things as detailed in the loan agreement, (i) no event of default has occurred and is continuing, (ii) the combined LTV does not exceed 75.0% and (iii) the DSCR including the mezzanine loan and assuming a 30-year amortization is no less than the greater of (a) 1.25x or (b) the combined DSCR immediately preceding the closing of the assumption.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Partial Release. A borrower has a one-time right to obtain the release of the Highland Oaks I property from the lien of the mortgage at any time prior to the maturity date. In connection with such release, certain terms and conditions of the loan agreement must be satisfied including, but not limited to: (a) a partial prepayment of the debt in an amount equal to the greater of 125% of the allocated loan amount for such property or 80.0% of the net sales proceeds from the sale of such property; (b) payment of the yield maintenance premium (if release occurs at any time other than the open prepayment period); (c) the debt service coverage ratio for the remaining property is no less than the greater of (i) 1.30x and (ii) the debt service coverage ratio for all of the mortgaged properties then subject to the liens of the mortgages immediately preceding the release of such property, each based on the trailing six-month period immediately preceding the release of such property and (d) the loan-to-value ratio is no greater than the lesser of (i) 75.0% and (ii) the loan-to-value ratio immediately preceding the release of such property.

Substitution.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

CARTIFACT
Itasca
Elk Grove Village
CHICAGO O'HARE INTERNATIONAL AIRPORT (ORD)
Hanover Park
Roselle
Bloomingdale
Bensenville
Schiller Park
Stratford Square Mall
Bloomingdale Court
Carol Stream
Glendale Heights
Addison
Franklin Park
Northlake
Adventist GlenOaks Hospital
Elmhurst
Union Pacific West
Metra Rail
Stone Park
Elmhurst College
Lombard Station
Bellwood
Glen Ellyn
Maywood
Wheaton College
Winfield
Lombard
Elmhurst Memorial Hospital
Broadview
Wheaton
Oakbrook Center Mall
Highland Oaks I
1100 West 31st Street
Downers Grove, IL 60515
Yorktown Center
Westchester
College of Dupage
Oak Brook
Brookfield
Highland Oaks II
1020 West 31st Street
Downers Grove, IL 60515
Advocate Good Samaritan Hospital
Adventist Hinsdale Hospital
La Grange
BNSF Railway
Metra Rail
Lisle
Downers Grove
Downers Grove Station
Hinsdale
Countryside
Naperville
Benedictine University
Willowbrook
Justice
Burr Ridge
Darien
Willow Springs
Lemont
Palos Park
Chicago
Lake Michigan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	David H. Hoffmann
Borrower:	8000 Maryland Holdings, LLC
Original Balance:	$31,500,000
Cut-off Date Balance:	$31,500,000
% by Initial UPB:	2.5%
Interest Rate:	4.2000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$765,311	$63,776
Insurance:	$70,292	$6,194
Replacement:	$0	$5,579
TI/LC:	$84,470	$28,954
Required Repairs:	$44,938	NAP
Free Rent:	$176,581	$0
BBL Free Rent:	$0	Springing
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$160
Balloon Balance / Sq. Ft.:	$139
Cut-off Date LTV:	75.0%
Balloon LTV:	65.2%
Underwritten NOI DSCR(3):	1.63x
Underwritten NCF DSCR(3):	1.41x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	11.0%
Underwritten NCF Debt Yield at Balloon:	9.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Clayton, MO
Year Built / Renovated:	1983 / 2007-2014
Total Sq. Ft.:	196,921
Property Management:	Hoffmann Commercial Real Estate, LLC
Underwritten NOI:	$3,015,108
Underwritten NCF:	$2,600,710
Appraised Value:	$42,000,000
Appraisal Date:	August 5, 2014

Historical NOI
Most Recent NOI:	$3,332,860 (T-7 July 31, 2014 Ann.)
2013 NOI:	$3,044,647 (December 31, 2013)
2012 NOI:	$3,421,695 (December 31, 2012)
2011 NOI:	$3,156,765 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	91.9% (September 30, 2014)
2013 Occupancy:	92.2% (December 31, 2013)
2012 Occupancy:	97.3% (December 31, 2012)
2011 Occupancy:	97.6% (December 31, 2011)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on amortizing debt service payments. Based on the current interest-only payments the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.25x and 1.94x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Business Bank of St. Louis(2)	NR/NR/NR	22,311	11.3%	$31.82	15.3%	3/31/2023(4)
Chubb Insurance Group	A+/A2/A+	9,620	4.9%	$23.00	4.8%	8/31/2016(5)
Eckenrode Law Firm, PC	NR/NR/NR	9,024	4.6%	$22.00	4.3%	7/31/2016(6)
Robert W. Baird & Co., Inc.	NR/NR/NR	8,992	4.6%	$25.50	5.0%	4/18/2018(5)
DHR International(3)	NR/NR/NR	8,849	4.5%	$38.87(3)	7.4%	12/31/2023(6)(7)
Total Major Tenants		58,796	29.9%	$28.96	36.8%
Remaining Tenants		122,208	62.1%	$23.93	63.2%
Total Occupied Collateral		181,004	91.9%	$25.56	100.0%
Vacant		15,917	8.1%
Total		196,921	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Business Bank of St. Louis occupies 8,761 sq. ft. of first floor retail space and 13,550 sq. ft. of 14th floor office space.
(3)	DHR International is a borrower affiliate. For underwriting purposes, DHR International rent is marked down to the appraiser market rent estimate of $25.00 PSF.
(4)
Business Bank of St. Louis has the right to terminate its lease any time after March 31, 2018, upon 12 months prior written notice and payment of a termination fee equal to 2 years annual rent plus their share of expenses and taxes for that two year period as well as the unamortized portion of the rent credits given for the first 36 months of the lease. Business Bank of St. Louis has four 5-year options to extend their lease at market rent.

(5)	Chubb Insurance Group and Robert W. Baird & Co., Inc. each have two 5-year extension options at market rent.
(6)	Eckenrode Law Firm, PC and DHR International each have one 5-year extension option at market rent.
(7)	DHR International has the right to terminate its lease at any time with 90 days prior notice.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	1	1,705	0.9%	1,705	0.9%	$15.25	0.6%	0.6%
2015	12	24,118	12.2%	25,823	13.1%	$24.41	12.7%	13.3%
2016	11	37,718	19.2%	63,541	32.3%	$24.05	19.6%	32.9%
2017	5	11,881	6.0%	75,422	38.3%	$25.09	6.4%	39.3%
2018	11	30,710	15.6%	106,132	53.9%	$25.21	16.7%	56.1%
2019	8	16,289	8.3%	122,421	62.2%	$25.30	8.9%	65.0%
2020	4	18,737	9.5%	141,158	71.7%	$24.50	9.9%	74.9%
2021	1	4,085	2.1%	145,243	73.8%	$26.49	2.3%	77.2%
2022	0	0	0.0%	145,243	73.8%	$0.00	0.0%	77.2%
2023	2	31,160	15.8%	176,403	89.6%	$33.82	22.8%	100.0%
2024	0	0	0.0%	176,403	89.6%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	176,403	89.6%	$0.00	0.0%	100.0%
Other(2)	2	4,601	2.3%	181,004	91.9%	NAP	NAP
Vacant	NAP	15,917	8.1%	196,921	100.0%	NAP	NAP
Total / Wtd. Avg.	57	196,921	100.0%			$25.56	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Other consists of a café and fitness center available for use by tenants of the building.

The Loan. The 8000 Maryland Avenue loan (the “8000 Maryland Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 196,921 sq. ft., Class A office building located at 8000 Maryland Avenue in Clayton, Missouri (the “8000 Maryland Avenue Property”) with an original principal balance of $31.5 million. The 8000 Maryland Avenue Loan has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest-only period. The 8000 Maryland Avenue Loan accrues interest at a fixed rate equal to 4.2000% and has a cut-off date balance of $31.5 million. Loan proceeds were used to refinance previous existing debt of approximately $27.3 million, fund upfront reserves of approximately $1.1 million and pay closing costs of approximately $1.4 million, giving the sponsor a return of equity of approximately $1.7 million. Based on the appraised value of $42.0 million as of August 5, 2014, the cut-off date LTV ratio is 75.0%. The most recent prior financing of the 8000 Maryland Avenue Loan was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,500,000	100.0%	Loan Payoff	$27,260,368	86.5%
			Closing Costs	$1,398,946	4.4%
			Reserves	$1,141,592	3.6%
			Return of Equity	$1,699,094	5.4%
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%

The Borrower / Sponsor.  The borrower, 8000 Maryland Holdings, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is David H. Hoffmann.

The sponsor is the founder and owner of Chicago based private equity firm Osprey Capital, LLC (“Osprey”). Osprey was formed in 2002 and currently has over $250 million of committed capital across a number of industries. Osprey holds equity positions in business services, commercial real estate, multifamily real estate, retail and manufacturing sectors. Two of Osprey’s largest holdings are DHR International and Hoffmann Commercial Real Estate. David H. Hoffmann is the chairman of the board of DHR, the fifth largest national executive search firm in the United States, and chairman of Hoffmann Commercial Real Estate.

The Property. The 8000 Maryland Avenue Property is a 15-story, 196,921 sq. ft. Class A, multi-tenant office tower located at 8000 Maryland Avenue in the central business district of Clayton, Missouri. Clayton is considered the premier office submarket within the St. Louis MSA commanding the highest office rents in the market. The collateral includes an adjacent five-story, 529-space, parking garage that is located directly west of the 8000 Maryland Avenue Property and has a parking ratio of 0.4 parking spaces per 1,000 sq. ft. The 8000 Maryland Avenue Property sits on a one acre, flag shaped parcel on the corner of Maryland Avenue and North Meramec Avenue and is constructed of steel and poured in-place concrete. The 8000 Maryland Avenue Property has convenient access to the Inner Belt/I-170, a major highway that crosses through central/northern St. Louis County, as well as Interstate 64. Nearby public transportation provides access to St. Louis County, the City of St. Louis, and portions of metropolitan St. Louis.

As of September 30, 2014 the 8000 Maryland Avenue Property was 91.9% occupied by 55 tenants with 48 tenants occupying less than 5,000 sq. ft. The largest tenant at the property is Business Bank of St. Louis which occupies 22,311 sq. ft. (11.3% of NRA). No other tenant occupies more than 4.9% of the NRA.

Environmental Matters. The Phase I Environmental Report dated August 11, 2014 recommended no further action at the 8000 Maryland Avenue Property other than the development and implementation of an asbestos operation and maintenance plan, which is in place.

Major Tenants.

Business Bank of St. Louis (22,311 sq. ft., 11.3% of NRA, 15.3% U/W Base Rent) The Business Bank of St. Louis is a full service bank that  serves small and medium-size businesses and their owners with a full range of lending, deposit and private banking services. The Business Bank of St. Louis has been a tenant at the property since the bank was founded in 2002. The property serves as the bank’s sole location and headquarters building. In 2013, the Business Bank of St. Louis spent approximately $700,000 to improve their 14th floor office space.

Business Bank of St. Louis has four 5-year options to extend at market rent. If the bank exercises their renewal option they are entitled to a tenant improvement allowance equal to $6.00 PSF, for each renewal term. Business Bank of St. Louis has the right to terminate the lease any time after the 60th full calendar month of the lease term (March 31, 2018) if tenant is merged with another federal or state chartered bank and tenant is not the surviving entity or if tenant sells substantially all of its assets to another federal or state chartered bank. Business Bank of St. Louis may terminate the lease upon no less than 12 months prior written notice. If the Business Bank of St. Louis terminates the lease after the 60th month it will owe 2 years annual rent from the later of the last day of the 60th month or the termination date in the notice they give landlord, plus their share of expenses and taxes and other charges for that two year period. They will also owe the unamortized portion of the rent credits they were given for the first 36 months of the lease. In the event that Business Bank of St. Louis exercises their termination option, all funds owed to the borrower are required to be deposited into a lender controlled account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Chubb Insurance Group (9,620 sq. ft., 4.9% of NRA, 4.8% U/W Base Rent, rated A+/A2/A+ by Fitch/Moody’s/S&P) Founded in 1882, Chubb Insurance Group provides insurance products to businesses and individuals worldwide. It offers personal insurance products, such as automobile, yachts, homeowners, and other personal coverage products, as well as personal accident and supplemental health insurance products. The company also provides commercial insurance products, including multiple peril, primary liability, excess and umbrella liability, automobile, workers’ compensation, and property and marine insurance products. Chubb is the 12th largest property and casualty insurer in the United States with a worldwide network of approximately 120 offices in 26 countries. Chubb employs approximately 10,200 employees throughout North America, Europe and South America. Chubb has been a tenant at the property since February of 2006. Chubb has two 5-year extension options at market rent.

Eckenrode Law Firm, PC. (“Eckenrode-Maupin”) (9,024 sq. ft., 4.6% of NRA, 4.3% U/W Base Rent) Eckenrode-Maupin is a St. Louis based law firm specializing in litigation and administrative law. Eckenrode-Maupin is experienced in all areas of tort litigation, including product liability, auto accidents, premises liability, workers compensation, defamation and business torts/disputes. Eckenrode-Maupin and founder J. Thaddeus Eckenrode was ranked Tier 1 by U.S. News – Best Lawyers “Best Law Firm” in 2014 for outstanding work in medical malpractice defense and personal injury litigation defense. Inclusion in Best Lawyers is based entirely on peer-review. Eckenrode-Maupin has been a tenant at the property since March of 2006. Eckenrode-Maupin has one 5-year extension option at market rent. Eckenrode-Maupin’s termination option expired January 1, 2014.

The Market.    St. Louis is the 19th largest metropolitan statistical area in the United States with an estimated 2.8 million residents. The St. Louis MSA is home to a diverse base of organizations in the trade, transportation, education, healthcare and financial services sectors with no industry controlling more than 20% of its employment base. Per the Bureau of Labor Statistics, the current unemployment rate for the St. Louis MSA is 7.0%. Since 2009, the unemployment rate in the St. Louis MSA has decreased from 9.9% to 7.0%. According to Claritas, the 2014 median household income for the metropolitan area is $52,875.

The 8000 Maryland Avenue Property is located within the Clayton office submarket. The Clayton submarket contains an overall inventory of 6,823,000 sq. ft., of which 4,393,000 sq. ft., or 64%, are Class A properties. Overall submarket vacancy is estimated at 11.8% as of 2014, which is a decrease from a market high of 13.7% in 2013. Class A vacancy is lower at 9.2%, and has been trending downward since a high of 12.4% in 2009. The appraisal concludes market vacancy of 8% at the 8000 Maryland Avenue Property. Within the Clayton submarket, no new office buildings are under construction, however, three new office buildings, which would total 715,000 additional sq. ft., have been planned or proposed. The appraiser concluded average market rent is $25.60 PSF.

The appraiser identified the following comparable office leases which are presented in the subsequent chart.

Lease Comparables(1)
Property	Tenant	Lease Start	Sq. Ft.	Term (Months)	Rent PSF	Distance From Subject (miles)
Pierre Laclede Center	Paradoski, Vogt & Company, P.C.	7/1/2014	1,360	62	$27.08	0.40
Pierre Laclede Center	Maximum Independent	2/1/2014	2,172	36	$26.50	0.40
Interco Corporate Tower	Butcher Joseph	5/1/2014	4,964	63	$24.50	0.60
Bemiston Tower	Lutheran Senior Services	4/1/2014	10,468	32	$25.00	0.50
Shaw Park Plaza	Eagle Private Capital, LLC	3/1/2014	5,331	121	$28.23	0.10
Graybar Building	Tueth Keeney Cooper	2/1/2014	16,621	74	$20.92	0.10
Regions Centre	Zemenick & Walker, Inc.	2/1/2014	5,746	67	$25.70	0.10
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-7 7/31/2014 Ann.	U/W	U/W PSF
Base Rent	$4,177,240	$4,567,772	$4,487,258	$4,632,368	$4,627,310	$23.50
Step Rents	0	0	0	0	70,201	$0.36
Value of Vacant Space	0	0	0	0	397,925	$2.02
Gross Potential Rent	$4,177,240	$4,567,772	$4,487,258	$4,632,368	$5,095,436	$25.88
Total Recoveries	391,362	370,211	297,569	327,410	124,463	$0.63
Total Other Income	551,348	530,045	479,184	481,296	525,403	$2.67
Less: Mark to Market(1)	0	0	0	0	(93,691)	($0.48)
Less: Vacancy(2)	0	0	0	0	(397,925)	($2.02)
Effective Gross Income	$5,119,950	$5,468,028	$5,264,011	$5,441,074	$5,253,686	$26.68
Total Operating Expenses	1,963,185	2,046,333	2,219,364	2,108,214	2,238,578	$11.37
Net Operating Income	$3,156,765	$3,421,695	$3,044,647	$3,332,860	$3,015,108	$15.31
TI/LC	0	0	0	0	347,445	$1.76
Capital Expenditures	0	0	0	0	66,953	$0.34
Net Cash Flow	$3,156,765	$3,421,695	$3,044,647	$3,332,860	$2,600,710	$13.21

(1)	Rents greater than $28.23 per sq. ft. were marked down to $28.23 per sq. ft.
(2)	U/W Vacancy represents 7.6% of gross income. As of September 30, 2014 the property was 91.9% occupied.

Property Management. The 8000 Maryland Avenue Property is managed by Hoffmann Commercial Real Estate, LLC, a borrower affiliate.

Lockbox / Cash Management. The 8000 Maryland Avenue Loan is structured with a hard lockbox and springing cash management.  All rents and other payments are required to be deposited directly by the tenants into a clearing account controlled by lender. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) the DSCR being less than 1.15x, (iii) the commencement of a Mezzanine Trigger Period (as defined herein) or (iv) the commencement of a Lease Sweep Period (as defined below) unless the DSCR is equal to or greater than 1.35x (excluding rent attributable to the Lease Sweep tenant) and will end if (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii) the DSCR is at least 1.20x for two consecutive quarters, (c) with respect to clause (iii) such Mezzanine Trigger Period has ended and (d) with respect to clause (iv) such Lease Sweep Period has ended.

A “Mezzanine Trigger Period” will commence and continue for so long as any mezzanine loan is outstanding.

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the giving of notice from any tenant under a Lease Sweep Lease (as defined herein) to borrower or manager exercising its right to terminate its Lease Sweep Lease or (ii) the tenant under a Lease Sweep Lease failing to renew the Lease Sweep Lease, “going dark,” defaulting under its lease or becoming subject to bankruptcy proceedings.

A “Lease Sweep Lease” means (i) the Business Bank of St. Louis lease (the “Business Bank Lease”) or (ii) any replacement lease subsequent to the Business Bank Lease, either individually, or when taken together with any other lease with the same tenant or its affiliates, aggregate rents (including base rent and recoveries) that equal or exceed the rent under the Business Bank Lease.

Initial Reserves. At closing, the borrower deposited (i) $765,311 into a tax reserve account, (ii) $84,470 into a TI/LC reserve account for general approved leasing expenses, (iii) $44,938 into a required repairs account, (iv) $176,581 into a free rent reserve for existing free rent obligations due to certain tenants and (v) $70,292 into an insurance reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $63,776, into a tax reserve account, (ii) $5,579 into a replacement reserve account, (iii) $28,954 into a TI/LC reserve account subject to a TI/LC reserve cap of $703,212 and (iv) 1/12 of the estimated annual insurance premiums, which currently equates to $6,194, into an insurance reserve account. Upon the occurrence of a Lease Sweep Period, all excess cash flow, in addition to any termination payments made under the Lease Sweep Lease, will be deposited into the lease sweep reserve account. Any lease sweep lease termination payments from the termination of the Business Bank Lease in excess of the lease sweep deposit amount, currently equal to $740,000, will be deposited into the Business Bank Lease free rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.    Future mezzanine debt in an amount not to exceed $5,250,000 is permitted provided that, among other things, the principal amount of the mezzanine loan when combined with the 8000 Maryland Avenue Loan will result in (i) a combined LTV of not more than 75.0%, (ii) a combined DSCR of no less than 1.35x and (iii) a combined debt yield of no less than 8.25%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

CARTIFACT
8000 Maryland Avenue
8000 Maryland Avenue
Clayton, MO 63105
LAMBERT-ST LOUIS INT'L AIRPORT
Ferguson
Jennings
St. Ann
Maryland Heights
Overland
Olivette
Creve Coeur
St. Louis
University City
Clayton
Ladue
Frontenac
Webster Groves
Des Peres
Glendale
Kirkwood
Crestwood
Northwest Plaza
University of Missouri St Louis
Memorial Park Cemetery
North Oaks Plaza
Oak Grove Cemetery
Valhalla Cemetery
Saint Peters Cemetery
US Army Reserve Center
Hawthorn Children's Psychiatric Hospital
Bethany Cemetery
Overland Plaza
Depaul Hospital
Clayton School Stadium
Our Lady of the Pillar School
Washington University
Fontbonne College
St. Louis Galleria
SSM St Mary's Health Center
Saint Louis Children's Hospital
Forest Park Hosital
St Louis Comm College
Plaza Frontenac
Shriners Hospital for Children
St Louis Marketplace
Webster University
MacKenzie Pointe
Resurrection Cemetery
SSM St Joseph Hospital-Kirkwood
St Louis Community College
Forever Oak Hill Cemetery
Yorkshire Village
General Grant Shopping Center
Watson Plaza
Westfield Shoppingtown Crestwood
OLIVE BLVD
LADUE RD
PAGE AVE
MIDLAND BLVD
DELMAR BLVD
FOREST PARK
LINDELL BLVD
WYDOWN BLVD
MANCHESTER AVE
MANCHESTER RD
NEWPORT AVE
LITZSINGER RD
WEBER RD
St Peters
St Charles
Bridgeton
Florissant
Hazelwood
Maryland Heights
Overland
St. Louis
Creve Coeur
Clayton
Chesterfield
Des Peres
Webster Groves
Ballwin
Kirkwood
Fenton
Cahokia

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	CSC Holdings, LLC; Columbia Sussex Corporation
Borrower:	Columbia Properties Myrtle Beach, LLC
Original Balance(1):	$31,000,000
Cut-off Date Balance(1):	$30,848,015
% by Initial UPB:	2.4%
Interest Rate:	4.6425%
Payment Date:	6th of each month
First Payment Date:	September 6, 2014
Maturity Date:	August 6, 2024
Amortization:	360 months
Additional Debt(1):	$84,583,266 Pari Passu Debt
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$358,000	$44,750
Insurance:	$178,397	$37,080
FF&E:	$0	1/12 of 5.0% of such year’s gross income
Required Repairs:	$15,625	NAP
Seasonality:	$1,184,000	Springing
PIP(3):	$0	Springing
Franchise Agreement(4):	$0	Springing

Financial Information(5)
Cut-off Date Balance / Room:	$285,016
Balloon Balance / Room:	$232,720
Cut-off Date LTV:	69.5%
Balloon LTV:	56.8%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.62x
Underwritten NOI Debt Yield:	11.3%
Underwritten NCF Debt Yield:	10.1%
Underwritten Balloon NOI Debt Yield:	13.9%
Underwritten Balloon NCF Debt Yield:	12.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Myrtle Beach, SC
Year Built / Renovated:	2003 / 2011
Total Rooms:	405
Property Management:	Columbia Sussex Management
Underwritten NOI:	$13,065,127
Underwritten NCF:	$11,642,207
Appraised Value:	$166,000,000
Appraisal Date:	June 27, 2014

Historical NOI
Most Recent NOI:	$13,101,807 (T-12 June 30, 2014)
2013 NOI:	$13,404,463 (December 31, 2013)
2012 NOI:	$12,369,255 (December 31, 2012)
2011 NOI:	$11,463,366 (December 31, 2011)
2010 NOI:	$11,752,640 (December 31, 2010)

Historical Occupancy
Most Recent Occupancy:	68.1% (June 30, 2014)
2013 Occupancy:	67.6% (December 31, 2013)
2012 Occupancy:	63.7% (December 31, 2012)
2011 Occupancy:	63.0% (December 31, 2011)
2010 Occupancy:	65.3% (December 31, 2010)
(1)
The Original Balance of $31,000,000 and Cut-off Date Balance of $30,848,015 represent the controlling Note A1-1 of the $116.0 million of the Myrtle Beach Marriott Loan Combination evidenced by three pari passu notes. The pari passu companion loans are the non-controlling Note A1-2 and non-controlling Note A-2 with an original principal balance of $30.0 million and $55.0 million, respectively. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)
The borrower will be required to deposit 110% of any property improvement plan required in connection with the current franchise agreement or a replacement franchise agreement, less the total of any amounts then on deposit in the FF&E reserve and the franchise agreement reserve. The Myrtle Beach Marriott Property’s current franchise agreement expires in August 2024.

(4)
The borrower will be required to deposit excess cash flow into a franchise agreement reserve account if (i) as of any payment date, the franchise agreement has a remaining term of less than 12 months or has been terminated and (ii) the balance of the franchise agreement reserve account and the FF&E reserve account is collectively less than $4,050,000. See “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Myrtle Beach Marriott Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

The Loan. The Myrtle Beach Marriott Resort & Spa loan (the “Myrtle Beach Marriott Loan”) consists of the controlling Note A1-1 in the original principal amount of $31.0 million of a fixed rate whole loan in the aggregate original principal amount of $116.0 million (the “Myrtle Beach Marriott Loan Combination”). The Myrtle Beach Marriott Loan Combination is secured by the borrower’s fee simple interest in a 405-room, full service, ocean-front luxury resort located in Myrtle Beach, South Carolina (the “Myrtle Beach Marriott Property”). The $116.0 million Myrtle Beach Marriott Loan Combination is evidenced by three pari passu notes. Only the controlling Note A1-1, with an original principal balance of $31.0 million, will be included in the COMM 2014-UBS6 mortgage trust. The non-controlling Note A1-2, with an original principal balance of $30.0 million, and non-controlling Note A-2, with an original principal balance of $55.0 million, were securitized in the COMM 2014-CCRE20 and COMM 2014-LC17 transactions, respectively. The Myrtle Beach Loan Combination has a 120-month term and amortizes on a 30-year schedule.

The Myrtle Beach Marriott Loan accrues interest at a fixed rate equal to 4.6425% and has a cut-off date balance of approximately $30.8 million. The proceeds of the Myrtle Beach Marriott Loan Combination were used to retire existing debt of approximately $74.3 million, fund upfront reserves of approximately $1.7 million, pay closing costs of approximately $0.5 million and return approximately $39.5 million of equity to the sponsors. Based on the appraised value of $166.0 million as of June 27, 2014, the cut-off date LTV of the Myrtle Beach Marriott Loan Combination is 69.5% with remaining implied equity of $50.0 million. The most recent prior financing of the Myrtle Beach Marriott Property was included in the JPMCC 2005-CB13 mortgage trust.

The relationship between the holders of the Note A1-1, Note A1-2 and Note A-2 is governed by an intercreditor agreement which is described under “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in the free writing prospectus.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A1-1	$31,000,000	$30,848,015	COMM 2014-UBS6	Yes
Note A1-2	$30,000,000	$29,852,917	COMM 2014-CCRE20	No
Note A-2	$55,000,000	$54,730,348	COMM 2014-LC17	No
Total	$116,000,000	$115,431,280

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$116,000,000	100.0%	Loan Payoff	$74,297,689	64.0%
			Reserves	$1,736,022	1.5%
			Closing Costs	$491,625	0.4%
			Return of Equity	$39,474,665	34.0%
Total Sources	$116,000,000	100.0%	Total Uses	$116,000,000	100.0%

The Borrower / Sponsor. The borrower, Columbia Properties Myrtle Beach, LLC, is a recycled single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are CSC Holdings, LLC and Columbia Sussex Corporation, jointly and severally, (collectively, “Columbia Sussex”). Founded in 1972, Columbia Sussex is a privately-owned company specializing in owning and operating hospitality properties. Currently, the sponsors own and manage a $2.0 billion portfolio of 35 hospitality assets with the majority having Marriott flags.

Columbia Sussex developed the Myrtle Beach Marriott Property under Marriott’s flag in 2003. The franchise agreement is coterminous with the Myrtle Beach Marriott Loan.

The Property. The Myrtle Beach Marriott Property is a 15-story, 405-room full service luxury resort located directly on the beach in Myrtle Beach, South Carolina. Developed by the sponsors in 2003 and most recently renovated in 2011, the Myrtle Beach Marriott Property is comprised of three main buildings, which include the 15-story guestroom tower, a two-story public space building containing meeting space, food and beverage outlets and a spa, and a three-level parking garage offering approximately 562 spaces. The Myrtle Beach Marriott Property is situated in a larger complex that includes five additional towers containing over 370 Marriott Vacation Club timeshare units (non-collateral), which share amenities at the Myrtle Beach Marriott Property. The room mix at the Myrtle Beach Marriott Property consists of 255 double-bedded rooms, 142 king-bedded rooms and eight suites. The Myrtle Beach Marriott Property was strategically designed to provide nearly 75.0% of the guestrooms with ocean views. Guestrooms feature floor-to-ceiling windows, marble bathrooms, Bath & Body Works toiletries, mini-fridges, pillow top mattresses, HDTVs and complimentary wireless internet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Amenities for the Myrtle Beach Marriott Property include four restaurants, a lobby lounge featuring a bar, a pool bar, three pools (two outdoor pools, one heated indoor pool), an outdoor waterslide, a full-service spa, a fitness center, a business center, on-site laundry and 11 meeting rooms offering approximately 45,000 sq. ft., including the 15,030 sq. ft. Atlantic Ballroom that can accommodate over 1,600 guests. Since developing the Myrtle Beach Marriott Property in 2003, the sponsors have invested approximately $2.7 million ($6,675 per room) in capital expenditures, including approximately $900,000 (2,222 per room) since 2011. Recent capital expenditures include guestroom soft goods, HDTVs, internet upgrade, lobby and restaurant renovations and cooling tower installations, among other things.

The Myrtle Beach Marriott Property is in the top 3.0% of all Marriott hotels in terms of the number of reward points redeemed to book rooms and is in the second highest tier of Marriott reward redemptions, which not only indicates high demand for the Myrtle Beach Marriott Property but also represents Marriott’s commitment to the franchise location. Based on a brand wide survey in July 2014, the Myrtle Beach Marriott Property ranked 8th and 13th out of 355 Marriott hotels in terms of overall staff service and overall customer satisfaction, respectively. Additional accolades include the “2013 AAA Four Diamond Award” and “TripAdvisor’s 2014 Certificate of Excellence”, a recognition given to only the top 10% of hotels on the website. Additionally, U.S. News & World Report ranked the Myrtle Beach Marriott Property as #1 out of over 400 hotels in Myrtle Beach in 2014.

Environmental Matters. The Phase I environmental report dated July 8, 2014 recommended no further action at the Myrtle Beach Marriott Property.

The Market. The Myrtle Beach Marriott Property is located in the ocean-front city of Myrtle Beach, which is situated on the center of a 60-mile continuous stretch of beach known as the Grand Strand in northeastern South Carolina. The Myrtle Beach area is a vacation destination with approximately 16.1 million visitors in 2013, a 5.9% increase since 2012. Since 2003, the estimated number of annual visitors has exceeded 12.8 million. From 2003 to 2013, the Myrtle Beach area experienced an annual growth rate of approximately 2.3%. In 2014, Myrtle Beach was ranked as the top summer destination by TripAdvisor, outperforming New York, Las Vegas, San Francisco, San Diego and Key West, among others. In July 2013, the Myrtle Beach Metropolitan Statistical Area was the 7th fastest growing metro area in the United States.

Primary access to the Myrtle Beach Marriott Property is provided by U.S. Route 17, which offers north/south travel along the Atlantic coast from Florida through Virginia. Additionally, the Myrtle Beach Marriott Property is located within 11.3 miles of the Myrtle Beach International Airport, which is served by seven airlines with non-stop service to over 25 cities, including Atlanta, Boston, Detroit, Fort Lauderdale, New York and Washington, D.C. In 2013, Myrtle Beach International Airport experienced an annual growth rate in traffic of 12.3%. In order to accommodate the increase in demand, Myrtle Beach International Airport opened a $118.0 million, 240,000 sq. ft. terminal in spring 2013 and has plans to complete a $20.0 million runway resurfacing project by spring 2015.

In addition to numerous on-site amenities, the Myrtle Beach Marriott Property is positioned near a number of notable attractions, including over 100 golf courses, numerous amusement parks, an aquarium, entertainment venues, retail developments and over 1,900 restaurants. Additionally, the Myrtle Beach Marriott Property is located within 6.7 miles of the Myrtle Beach Boardwalk. The Myrtle Beach Boardwalk was recognized as the #3 boardwalk in the United States by National Geographic in 2014 and as one of the best boardwalks in the United States by Travel + Leisure.

The Myrtle Beach hotel market contains approximately 89,000 hotel rooms spread across 460 hotels. The demand segmentation for the Myrtle Beach Marriott Property consists of 65% leisure, 30% meeting and group and 5% commercial. Historically, the Myrtle Beach Marriott Property has achieved a leisure penetration rate of 126%. According to the appraiser, the Myrtle Beach Marriott Property is the only AAA Four Diamond property in the market and has on average larger rooms than its competitors.

As of May 31, 2014, the Myrtle Beach Marriott Property was reported as having occupancy, ADR and RevPAR of 68.0%, $167.14 and $113.63, respectively. The Myrtle Beach Marriott Property reported penetration rates of 104.9%, 127.9% and 134.2% for occupancy, ADR and RevPAR, respectively. The competitive set includes Hilton Myrtle Beach Resort, Embassy Suites Myrtle Beach Oceanfront Resort and Sheraton Hotel Myrtle Beach Convention Center.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Myrtle Beach Marriott Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 May 2014	68.0%	$167.14	$113.63	64.8%	$130.73	$84.69	104.9%	127.9%	134.2%
T-12 May 2013	64.7%	$173.78	$112.36	60.0%	$130.20	$78.13	107.7%	133.5%	143.8%
T-12 May 2012	63.3%	$168.64	$106.70	60.3%	$128.11	$77.27	104.9%	131.6%	138.1%
(1)	Source: Hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Competitive Set(1)
Name	Myrtle Beach Marriott Property	Embassy Suites Myrtle Beach Oceanfront Resort	Sheraton Hotel Myrtle Beach Convention Center	Hilton Myrtle Beach Resort
# of Rooms	405	255	400	385
Location	Myrtle Beach, SC	Myrtle Beach, SC	Myrtle Beach, SC	Myrtle Beach, SC
Year Opened	2003	1987	2003	1974
Occupancy(2)	68.0%	70.0%	60.0%	62.0%
ADR(2)	$167.14	$160.00	$125.00	$113.00
RevPAR(2)	$113.63	$112.00	$75.00	$70.06
Beachfront	Yes	Yes	No	Yes
Restaurant	Yes	Yes	Yes	Yes
Lounge	Yes	Yes	Yes	Yes
Indoor Pool	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	No	Yes
Fitness Center	Yes	Yes	Yes	Yes
(1)	Source: Appraisal.
(2)
Occupancy, ADR and RevPAR for the Myrtle Beach Marriott Property are as of May 2014 from a hospitality research report. Occupancy, ADR and RevPAR for the competitive set are 2013 annual estimated provided by the appraiser.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 6/30/2014	U/W	U/W per Room(1)
Occupancy	63.0%	63.7%	67.6%	68.1%	68.1%
ADR	$160.93	$175.83	$174.00	$172.39	$172.39
RevPAR	$101.38	$112.07	$117.69	$117.36	$117.36

Room Revenue	$14,987,236	$16,612,424	$17,397,626	$17,348,916	$17,348,916	$42,837
F&B Revenue	8,779,212	8,597,032	9,617,501	9,314,159	9,314,159	22,998
Other Revenue(2)	2,059,193	1,990,478	1,841,508	1,795,311	1,795,311	4,433
Total Revenue	$25,825,641	$27,199,934	$28,856,635	$28,458,386	$28,458,386	$70,268
Operating Expenses	7,757,053	8,002,775	8,338,321	8,357,792	8,357,792	20,637
Undistributed Expenses	5,405,524	5,606,425	5,925,986	5,851,393	5,888,231	14,539
Gross Operating Profit	$12,663,064	$13,590,734	$14,592,328	$14,249,201	$14,212,362	$35,092
Total Fixed Charges	1,199,698	1,221,479	1,187,865	1,147,394	1,147,236	2,833
Net Operating Income	$11,463,366	$12,369,255	$13,404,463	$13,101,807	$13,065,127	$32,260
FF&E	0	0	0	0	1,422,919	3,513
Net Cash Flow	$11,463,366	$12,369,255	$13,404,463	$13,101,807	$11,642,207	$28,746
(1)	U/W per Room is based on a total of 405 rooms.
(2)	Other Revenue includes spa revenue, parking revenue and other miscellaneous items such as gift shop sales, a lease from Marriott Vacation Rental and beach chair rentals, among other things.

Historical Revenue(1)
	2006	2007	2008	2009	2010	2011	2012	2013	T-12 6/30/2014
Occupancy	74.9%	74.0%	72.7%	65.7%	65.3%	63.0%	63.7%	67.6%	68.1%
ADR	$144.71	$157.06	$157.64	$154.12	$155.25	$160.93	$175.83	$174.00	$172.39
RevPAR	$108.42	$116.21	$114.68	$101.21	$101.44	$101.38	$112.07	$117.69	$117.36
Revenue(2)	$28,394,000	$30,187,000	$31,126,000	$26,559,000	$26,812,000	$25,825,641	$27,199,934	$28,856,635	$28,458,386
NOI(2)	$11,839,180	$12,426,390	$14,463,220	$12,276,230	$11,752,640	$11,463,366	$12,369,255	$13,404,463	$13,101,807
(1)	Estimates as provided by borrower.
(2)	The average Revenue and NOI since 2006 are approximately $28.2 million and $12.6 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Property Management. The Myrtle Beach Marriott Property is managed by Columbia Sussex Management, an affiliate of the borrower.

Lockbox / Cash Management. The Myrtle Beach Marriott Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantor or the property manager, (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.25x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.30x or (iv) 12 months prior to the expiration of the franchise agreement or if the franchise agreement has been terminated. A full excess cash sweep (“Cash Trap Period”) will occur upon the continuation of the events specified in clauses (i) and (ii) as well as the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.20x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least 1.25x.

Initial Reserves. At closing, the borrower deposited (i) $358,000 into a tax reserve account, (ii) $178,397 into an insurance reserve account, (iii) $1,184,000 into a seasonality reserve account and (iv) $15,625 into a required repairs reserve account, which represents 125% of the engineer’s recommendation.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $44,750, into a tax reserve account, (ii) 1/12 of the required insurance premiums, which currently equates to $37,080, into an insurance reserve account and (iii) 1/12 of 5.0% of such year’s gross income into a FF&E reserve account. Additionally, excess cash flow will be deposited into a franchise agreement reserve account if (i) as of any payment date, the franchise agreement has a remaining term of less than 12 months or has been terminated and (ii) the balance of the franchise agreement reserve account and FF&E reserve account is collectively less than $4,050,000. If any future PIP work is required by the current franchise agreement or a replacement franchise agreement, the borrower will deposit 110% of the estimated costs for any PIP less the amount then on deposit in the FF&E reserve account and the franchise agreement reserve account.

The borrower also deposited $900,000 into the seasonality reserve account on the payment date occurring in September 2014 and deposited $250,000 on the payment date occurring in October 2014. Additionally, on each payment date occurring in July, August and September, to the extent that the balance of the seasonality reserve account is less than $2,334,000, the borrower is required to deposit (i) $778,000 if no Cash Trap Period is continuing or (ii) all excess cash flow if a Cash Trap Period is occurring.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Conway
90
22
31
Myrtle Beach
Coastal Carolina University
Conway Medical Center
544
31
CAROLINA BAYS PKY
501
EDWARD E BURROUGHS HWY
FORESTBROOK RD
N KINGS HWY
17
Colonial Mall Myrtle Beach
Barefoot Landing
The Galleria
Hilton Myrtle Beach Resort
Embassy Suites Myrtle Beach Oceanfront Resort
Grand Strand Regional Medical Center
Myrtle Beach Marriott Resort & Spa
8400 Costa Verde Drive
Myrtle Beach, SC 29572
Broadway at the Beach
BB&T Coastal Field
Sheraton Hotel Myrtle Beach Convention Center
Coastal Grand Mall
Myrtle Beach Boardwalk
Family Kingdom Amusement Park
MYRTLE BEACH INTERNATIONAL AIRPORT
ATLANTIC OCEAN
707
17
Surfside Beach
Inlet Square Mall
Waccamaw Community Hospital
Charlotte
Raleigh
NC
Atlanta
Columbia
SC
GA
Myrtle Beach
Charleston
Savannah
Atlantic Ocean
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 11 U-Haul Pool 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,768,657 60.4% 1.41x 11.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	AMERCO
Borrower:	U-Haul Co. of Florida 2, LLC; UHIL 2, LLC; AREC 2, LLC
Original Balance:	$31,000,000
Cut-off Date Balance:	$30,768,657
% by Initial UPB:	2.4%
Interest Rate:	4.6900%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2034
Amortization:	240 months
Additional Debt:	None
Call Protection:	L(27), D(209), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly
Taxes(1):	$280,051	Springing
Insurance(2):	$0	Springing
Required Repairs:	$590,284	NAP
Replacement(3):	$213,013	Springing
Environmental Insurance Reserve:	$371,876	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$81
Balloon Balance / Sq. Ft.(4):	$1
Cut-off Date LTV:	60.4%
Balloon LTV(4):	0.9%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.41x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	11.0%
Property Information
Single Asset / Portfolio:	Portfolio of 18 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	377,917
Property Management:	Subsidiaries of U-Haul Co.
Underwritten NOI:	$3,558,500
Underwritten NCF:	$3,369,888
“As is” Appraised Value:	$50,970,000
“As is” Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$3,725,092 (T-12 April 30, 2014)
2013 NOI:	$3,470,574 (December 31, 2013)
2012 NOI:	$3,138,200 (December 31, 2012)
2011 NOI:	$2,819,843 (December 31, 2011)

Historical Occupancy(5)
Most Recent Occupancy:	83.3% (April 30, 2014)
2013 Occupancy:	83.7% (December 31, 2013)
2012 Occupancy:	81.1% (December 31, 2012)
2011 Occupancy:	77.8% (December 31, 2011)
(1)
Ongoing tax deposits are waived so long as (i) no event of default has occurred, (ii) an amount which is sufficient to pay taxes for six months, is on deposit in the tax escrow account and (iii) the lender has received evidence that the borrower has paid all taxes when due.

(2)
The borrower will not be required to make the monthly insurance deposits provided that (i) no event of default has occurred, (ii) the lender has received evidence that the borrower has paid all insurance premiums, (iii) the borrower has provided the lender with satisfactory evidence that a blanket insurance policy is in place and (iv) if a blanket insurance policy is not in place, borrower has deposited and maintained a sufficient amount to pay insurance premiums for six months into the Insurance reserve.

(3)	Ongoing Replacement reserve deposits are waived so long as an amount of $213,013 is on deposit in the Replacement reserve account.
(4)
The U-Haul Pool 2 loan fully amortizes (substantially) on a 20-year schedule. On the last payment date, the loan documents require a payment of $458,941 (rather than a monthly debt service payment of $199,315).

(5)	2011, 2012, and 2013 occupancy shown is a twelve month average.

TRANSACTION HIGHLIGHTS

■
Geographic Diversity. The U-Haul Pool 2 properties are located in 9 different states, with no one property comprising more than 16.6% of the Underwritten NOI. Occupancy of the portfolio has increased from each year from 2011 to 2013 from 77.8%, to 81.1% and 83.7% respectively.

■
Sponsorship. AMERCO has a net worth in excess of $1.5 billion. Additionally, AMERCO has within the self-storage industry 467,000 self-storage units totaling approximately 42.1 million sq. ft. with locations in 49 states and 10 Canadian provinces.

■
After Acquired Adjacent Property. The borrowers may, pursuant to conditions set forth in the loan documents, acquire certain property adjacent to an existing mortgaged property to expand the related mortgaged property, provided among other things, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the property is insured in accordance with the loan documents, and evidence that the property is acquired for cash (i.e. without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related existing U-Haul Pool 2 properties.

■
After Acquired Operating Lease Property. The borrowers may, pursuant to conditions set forth in the loan documents, enter into operating leases with respect to storage facilities that may be acquired by an affiliate of borrowers in the vicinity of an existing U-Haul Pool 2 property, provided among other things, (i) such facility is operated as remote, unstaffed facility related to an existing U-Haul Pool 2 property and (ii) the borrowers deliver a clean environmental report, a current survey, evidence that the property is insured in accordance with the loan documents and (iii) the borrowers execute an operating lease in a form substantially similar to the form included in the loan documents, which lease provides that (a) in the event that the debt service coverage ratio for the U-Haul Pool 2 loan is less than 1.20x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the operating lease, and whether or not such operating lease is terminated, the lender will have no liability for any amounts due to the landlord under the operating lease prior to such foreclosure or deed-in-lieu.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16501-16775 North Washington Street Thornton, CO 80023	Collateral Asset Summary – Loan 12 Larkridge Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,500,000 69.0% 1.40x 9.4%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Jordon Perlmutter
Borrower:	Site C LLC
Original Balance:	$30,500,000
Cut-off Date Balance:	$30,500,000
% by Initial UPB:	2.4%
Interest Rate:	4.6550%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest-only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$742,056	$112,433
Insurance:	$26,049	$4,652
Replacement(3):	$0	$4,343
TI/LC(4):	$200,000	$15,199
Unfunded Obligations(5):	$225,733	NAP
First Generation Space Reserve(6):	$313,000	NAP
TRU Co-Tenancy:	$0	Springing
DSG Co-Tenancy:	$0	Springing
Specified Tenant Rollover:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$117
Balloon Balance / Sq. Ft.:	$103
Cut-off Date LTV:	69.0%
Balloon LTV:	60.6%
Underwritten NOI DSCR(7):	1.52x
Underwritten NCF DSCR(7):	1.40x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	8.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Thornton, CO
Year Built / Renovated:	2005-2007 / NAP
Total Sq. Ft.:	260,556
Property Management:	Jordon Perlmutter & Co.
Underwritten NOI:	$2,870,328
Underwritten NCF:	$2,635,828
Appraised Value:	$44,200,000
Appraisal Date:	September 23, 2014

Historical NOI
Most Recent NOI:	$2,832,250 (T-12 August 31, 2014)
2013 NOI:	$2,780,550 (December 31, 2013)
2012 NOI:	$2,632,688 (December 31, 2012)
2011 NOI:	$2,173,461 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(8):	93.3% (October 14, 2014)
2013 Occupancy:	86.7% (December 31, 2013)
2012 Occupancy:	86.3% (December 31, 2012)
2011 Occupancy:	81.3% (December 31, 2011)
(1)
The borrower may obtain the release of one or more of the vacant and non-income producing parcels, provided that, among others things, (i) the borrower has provided 45-180 days notice and (ii) following the release (a) the debt yield for the trailing 12 month period is not less than 8.5% or the borrower delivered available funds for deposit to the debt yield reserve account so that the debt yield is equal to 8.5% and (b) the LTV ratio is not greater than 125%.

(2)
The borrower is required to establish and cause all rents to be delivered to a lockbox upon (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x, (iv) termination of certain leases, certain tenants failure to renew such leases, certain tenants going dark, or any bankruptcy action, monetary default or other defaults by certain tenants (a “Specified Tenant Trigger Event”), (v) a felony or fraud indictment of the manager or (vi) the occurrence of certain co-tenancy precondition events. All excess cash flow will be swept into a lender controlled account and held as additional collateral for the Larkridge Shopping Center loan upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) the DSCR for the trailing 12 month period falling below 1.10x, (iv) a Specified Tenant Trigger Event or (v) the occurrence of an event that gives rise to a certain tenants’ right to exercise one or more co-tenancy rights under its lease.

(3)	Replacement reserves are subject to a cap of $104,222.
(4)	TI/LC reserves are subject to a cap of $300,000.
(5)	Unfunded Obligations include Apollo Pharmacy Reserve funds of $99,920, Blue Mountain Reserve funds of $26,533 and Interior Specialist Reserve funds of $99,280.
(6)	First Generation Space Reserve represents $20 per sq. ft. for 15,650 sq. ft. of first generation space.
(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.99x and 1.83x, respectively.
(8)
The most recent occupancy includes Interior Specialists and Levitate Dance Academy, but not Apollo Pharmacy. Cash flows related to these tenants were not underwritten. Occupancy including Apollo Pharmacy, which has executed its lease but not taken occupancy, is 94.3%.

TRANSACTION HIGHLIGHTS

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Tenancy.  The Larkridge Shopping Center property is 93.3% occupied by 23 tenants, which increases to 94.3% after taking into consideration the recently signed tenant, Apollo Pharmacy. The Larkridge Shopping Center property is anchored by six national retailers, Dick’s Sporting Goods, Toys “R” Us, Bed Bath & Beyond (Moody’s/S&P: Baa1/A-), PetSmart, Office Max and Pier 1 Imports, that occupy 66.6% of the net rentable area. The Larkridge Shopping Center property is also shadow anchored by Costco, Sears Grand and Home Depot. According to public reporting of the store, Costco’s sales have grown from $44.2 million in 2007 to $159.2 million in 2013, which translates to approximately 24% in annual growth, based on reporting required under a TIF agreement.

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Location.  The Larkridge Shopping Center property is located along the interchange of Interstate 25 and State Highway 7, 11.6 miles north of Denver, Colorado. Interstate 25 is the main north-south expressway through Wyoming, Colorado and New Mexico and has an average daily traffic count of 105,000 vehicles per day. State Highway 7 is an 83 mile state highway that traverses the north-central portion of the state with an average daily traffic count of 24,000 vehicles per day. The City of Thornton is a high growth area, with the city’s development department targeting industries such as aerospace, broadcasting, energy, healthcare and software. The number of residences is also expected to increase, with the City of Thornton approving approximately 2,500 new housing permits for homes to be built within three miles east of Interstate 25, to be completed by 2018. In total, approximately 55,900 housing permits have been issued in the 25 mile corridor from Thornton to Longmont, Colorado. As of 2014, 438,583 people live in a 10-mile radius of the Larkridge Shopping Center property, a 40.1% increase since 2000, with average household income of $81,878.

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Sponsorship.  Jordon Perlmutter has over 60 years of experience in developing commercial, multifamily, residential, shopping centers, office and industrial properties in the Denver area including the Larkridge Shopping Center property. The Larkridge Shopping Center property is managed by a sponsor affiliate, Jordon Perlmutter & Co., that currently manages 10 retail properties with over two million square feet of retail and office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3801 Rivers Pointe Way Liverpool, NY 13090	Collateral Asset Summary – Loan No. 13 Rivers Pointe Apartments Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 74.1% 1.30x 8.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Robert C. Morgan
Borrower:	Morgan Clay Apartments II DE, LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	2.4%
Interest Rate:	4.6500%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest only for 36 months, 360 months thereafter
Additional Debt(1):	$3,000,000 Mezzanine Loan
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Soft / In Place

Reserves
	Initial	Monthly
Taxes:	$336,069	$31,082
Insurance(2):	$28,001	Springing
Replacement:	$0	$3,467

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Unit:	$144,231	$158,654
Balloon Balance / Unit:	$126,690	$141,113
Cut-off Date LTV:	74.1%	81.5%
Balloon LTV:	65.1%	72.5%
Underwritten NOI DSCR(3):	1.32x	1.09x
Underwritten NCF DSCR(3):	1.30x	1.07x
Underwritten NOI Debt Yield:	8.2%	7.4%
Underwritten NCF Debt Yield:	8.0%	7.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Liverpool, NY
Year Built / Renovated:	2014 / NAP
Total Units:	208
Property Management:	Morgan Management, LLC
Underwritten NOI:	$2,448,133
Underwritten NCF:	$2,406,533
Appraised Value(4):	$40,500,000
Appraisal Date:	August 1, 2014

Historical NOI
Most Recent NOI:	$2,696,779 (T-3 June 30, 2014 Ann.)
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	97.6% (September 30, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	The mezzanine loan is coterminous with the mortgage loan and accrues interest at a rate of 13.0000% per annum.
(2)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account (initially $2,800.08).
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.73x and 1.70x, respectively.
(4)	Appraisal Value reflects the completion of all 8 buildings in Phase II.

TRANSACTION HIGHLIGHTS

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Property.  The property is a Class A, 208-unit (223,459 total net rentable sq. ft.) multifamily garden-style apartment complex consisting of eight 3-story residential buildings situated on 32.64 acres. The property is Phase II of the Rivers Pointe complex. Phase I was completed in 2013 and is currently 99% occupied. The borrower began construction on Rivers Pointe Apartments Phase II after the completion of Phase I in 2013. All eight buildings have been completed and tenants moved into the last building August 1, 2014. The property has a total of 208 units made up of 56 one-bedroom apartments, 136 two-bedroom apartments, and 16 three-bedroom apartments.

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Amenities. Unit amenities include full appliance package including electric range/oven, refrigerator, garbage disposal, dishwasher and built-in microwave; wood cabinets; granite countertops; included washer / dryer appliances; and private patio or balcony. Parking at the property consists of 455 total spaces (312 open spaces, 63 detached garages, 80 attached garages) for a ratio of 2.19 spaces per unit. The property shares amenities with Rivers Pointe Apartments Phase I, which include an on-site leasing office, fitness center, clubhouse, a pool with outdoor lounge area, tanning bed, business center/conference room and a movie theatre.

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Location.  The property is located in the town of Clay (Liverpool mailing address), in northern Onondaga County, about 10 miles northwest of the Syracuse Central Business District. The property is approximately a half mile from Route 31, the main commercial roadway in the immediate neighborhood. Route 31 connects the neighborhood to Route 481, which provides access to downtown Syracuse. There is a Target-anchored shopping center located immediately south / southeast of the property that includes retailers such as Bed Bath & Beyond, Home Depot and Kohl’s as well as a Wal-Mart further to the east. Additional retail centers in the immediate area include a Lowe’s Home Improvement and Best Buy shopping center and the Great Northern Mall, an indoor mall and shopping center consisting of 80 retail stores.

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Market. The property is located within the North / Airport Syracuse submarket which is part of the greater Syracuse market. According to REIS data, as of Q1 2014, vacancy in the North / Airport Submarket was 3.3% and average rents were $774. As of September 30, 2014, Rivers Pointe Apartments Phase II is 97.6% occupied. According to the appraiser, as of July 15, 2014, there are three planned / proposed developments in the submarket totaling 149 units, none of which are currently under construction.

■	Demographics. The 2014 population in Onondaga County and estimated average household income are 466,018 and $71,855 respectively.

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Sponsorship. Robert C. Morgan has over 30 years of real estate experience as an owner, operator, and developer of investment grade real estate. Mr. Morgan currently serves as the president of Morgan Management which he founded in 1998.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7760 Gunston Plaza Lorton, VA 22079	Collateral Asset Summary – Loan No. 14 Gunston Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,125,000 74.4% 1.58x 10.0%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	Kenneth Levy; Levy Family Trust Dated February 18, 1983, As Amended
Borrower:	Gunston Lorton Partners, LLC
Original Balance:	$28,125,000
Cut-off Date Balance:	$28,125,000
% by Initial UPB:	2.2%
Interest Rate:	4.3730%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(26), D(90), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$178,862	$30,500
Insurance:	$43,979	$3,800
Replacement:	$0	$3,390
TI/LC(3):	$0	$12,714
Required Repairs:	$355,625	NAP
Rite Aid TI/LC(4):	$30,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$138
Balloon Balance / Sq. Ft.:	$126
Cut-off Date LTV:	74.4%
Balloon LTV:	68.0%
Underwritten NOI DSCR(5):	1.68x
Underwritten NCF DSCR(5):	1.58x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	9.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Lorton, VA
Year Built / Renovated:	1989 / 2011
Total Sq. Ft.:	203,423
Property Management:	Glen Una Management Company, Inc.
Underwritten NOI:	$2,822,109
Underwritten NCF:	$2,657,607
Appraised Value:	$37,800,000
Appraisal Date:	July 26, 2014

Historical NOI
Most Recent NOI:	$2,582,837 (T-12 July 31, 2014)
2013 NOI:	$2,321,954 (December 31, 2013)
2012 NOI:	$2,310,790 (December 31, 2012)
2011 NOI:	$2,355,750 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	95.7% (September 12, 2014)
2013 Occupancy:	95.2% (December 31, 2013)
2012 Occupancy:	95.4% (December 31, 2012)
2011 Occupancy:	95.8% (December 31, 2011)
(1)
After the expiration of the lockout period, the borrower may obtain the release of the office building portion of the property in conjunction with a bona fide third party sale of such property, provided, among other things (i) the borrower partially defeases the principal of the loan by an amount equal to 120% of the allocated loan amount of the office parcel (which allocated loan amount is equal to $2,175,000), and (ii) after giving effect to such release, (A) the underwritten debt service coverage ratio of the remaining property is not less than the greater of (x) the underwritten debt service coverage ratio immediately prior to such release and (y) 1.30x and (B) the loan-to-value ratio of the remaining property is not greater than 70%.

(2)
In place cash management and a cash trap period will occur (i) during the continuation of an event of default, (ii) if the DSCR falls below 1.10x (until the DSCR is at least 1.10x for at least two consecutive quarters) and (iii) during a “Lease Sweep Period”, which will occur, with respect to a Major Lease, (a) 12-months prior to the expiration date, (b) on the date notice of renewal is required (if such notice is not provided), (c) upon the early termination or cancellation of such lease, (d) if the tenant goes dark or gives notice it intends to cease operations or (e) upon a bankruptcy event related to the tenant. A “Major Lease” means the Food Lion lease or any other lease for at least 45,000 sq. ft. A Lease Sweep Period will terminate (x) upon lender’s determination that sufficient funds have been collected to cover anticipated leasing expenses, up to a cap of $1,000,000 (which cap may be satisfied with delivery of a letter of credit), (y) if all lease expenses have been paid, or (z) the Major Lease (or the related tenant) is not then triggering an event in any of (a) – (e) above.

(3)	TI/LC reserve up to a capped amount of $300,000.
(4)	The borrower deposited $30,000 to a Rite Aid TI/LC reserve account for outstanding tenant improvements and leasing commissions.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.26x and 2.13x, respectively.

TRANSACTION HIGHLIGHTS

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Location.  The property is located in the city of Lorton, which is situated in Southeast Fairfax County and approximately 20 miles south of the Washington, District of Columbia central business district. Major retail developments in the neighborhood are located along Lorton Road and Lorton Station, a 300+ acre transit-oriented master-planned development with a Virginia Railway Express (VRE) station, is located less than one mile south of the property.

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Market.  As of 2Q 2014, the Washington District of Columbia retail market contains approximately 221.8 million sq ft. According to research reports, the average vacancy rate of 4.2% in 2Q 2014 represents a decrease from 4.4% in the previous quarter and 4.9% a year ago. Average asking rent was $24.62 PSF NNN, an increase from $24.07 PSF NNN in the previous quarter and $23.58 PSF NNN a year ago. Within a 5-mile radius of the property, the estimated 2014 population and median household income is 163,968 and $98,834, respectively.

■
Historical Occupancy.  The property is 95.7% occupied as of September 12, 2014 and has been 95.3% occupied on average over the past nine years (2006-TTM June 2014). The average annual occupancy rate for the property has never decreased below 92.6% in any year over this time period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 Westbury Avenue Carle Place, NY 11514	Collateral Asset Summary – Loan No. 15 Homewood Suites Carle Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,950,000 70.0% 1.92x 12.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	AVR Carle Place Hotel 1 LLC
Original Balance:	$26,950,000
Cut-off Date Balance:	$26,950,000
% by Initial UPB:	2.1%
Interest Rate:	4.2900%
Payment Date:	1st of each month
First Payment Date:	January 1, 2015
Maturity Date:	December 1, 2024
Amortization:	Interest-only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$105,981	$21,196
Insurance(3):	$0	Springing
FF&E:	$0	4.0% of prior month’s gross revenues

Financial Information
Cut-off Date Balance / Room:	$179,667
Balloon Balance / Room:	$152,573
Cut-off Date LTV:	70.0%
Balloon LTV:	59.4%
Underwritten NOI DSCR(4):	2.12x
Underwritten NCF DSCR(4):	1.92x
Underwritten NOI Debt Yield:	12.6%
Underwritten NCF Debt Yield:	11.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Extended Stay Hospitality
Collateral:	Fee Simple
Location:	Carle Place, NY
Year Built / Renovated:	2013 / NAP
Total Rooms:	150
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$3,385,320
Underwritten NCF:	$3,073,486
Appraised Value:	$38,500,000
Appraisal Date:	September 1, 2014

Historical NOI
Most Recent NOI:	$3,486,513 (T-12 September 30, 2014)
2013 NOI:	$2,560,966 (December 31, 2013)
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	82.9% (September 30, 2014)
2013 Occupancy:	83.3% (December 31, 2013)
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)
Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time as the applicable event of default no longer exists or the DSCR is at least 1.20x for two consecutive calendar quarters, as applicable.

(2)	Payments made into the tax reserve constitute payments in lieu of taxes pursuant to the PILOT Agreement.
(3)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve account if an acceptable blanket insurance policy is no longer in place.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.89x and 2.62x, respectively.

TRANSACTION HIGHLIGHTS

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Property.    The Homewood Suites Carle Place property is a 150 room, full service extended stay hotel located in Carle Place, New York. The property is newly constructed and opened for business in March 2013. Features include complimentary breakfast and dinner Monday through Thursday, 24-hour sundry shop on-site, business center, fitness center, heated indoor pool and putting green. The property also features 4,140 sq. ft. of meeting space divided amongst three meeting rooms on the main, second and third floor. The property has 108 king guest rooms, 27 double queen guest rooms, 7 ADA guest rooms and 8 suites. The suites are furnished with full-kitchens, including cook-top stoves, utensils, dishwashers, microwaves and full-sized fridges.

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Location.    The property is located in the hamlet of Carle Place, village of Mineola, Town of North Hempstead, Nassau County, Long Island. The hotel is situated off the Meadowbrook State Parkway less than ½ mile from the Northern State Parkway (“NSP”) interchange and less than 2 miles from the Long Island Expressway interchange (“LIE”). The NSP and LIE are two of the three main east-west arterials on Long Island, with direct connections to Manhattan 27 miles away and the Bronx 20 miles away. In addition, the property is located less than 2.1 miles from the Roosevelt Field mall, Long Island’s largest regional mall, less than 4 miles from the Nassau Coliseum and less than 4 miles from Hofstra University.

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Sponsorship.    The sponsor of the borrower and the non-recourse carve-out guarantor is Allan V. Rose. Mr. Rose is the owner and chief executive officer of AVR Realty, a privately held real estate development and management company, which he founded over 45 years ago. To date, AVR Realty has built, acquired, and developed more than 30 million square feet of commercial and residential space. AVR Realty’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

■
IDA / Pilot Agreement.    The property was developed as part of the Nassau County Industrial Development Agency’s (“IDA”) financial assistance program.  As such, the borrower leases the property to the IDA and the IDA, in turn subleases the property back to the borrower.  For so long as the IDA holds an interest in the property it is expected to be exempt from real estate taxes.  However, the borrower has agreed to make payments-in-lieu-of-taxes ("PILOT") to Nassau County pursuant to a PILOT agreement. Pursuant to the terms of the PILOT agreement, the borrower makes PILOT payments for 20 years from the “commencement date” (e.g., July 1, 2012 in respect of the “school tax” portion of the PILOT and January 1, 2013 in respect of the “general tax” portion of the PILOT).  The borrower is escrowing for PILOT payments with lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1850 and 1870 Grand Terre Lane Port Allen, LA 70767	Collateral Asset Summary – Loan No. 16 Baton Rouge West Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 76.0% 1.43x 9.6%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Sponsor(1):	John E. Shaffer; Robert E. Smietana; Melissa S. Pielet
Borrower:	JES Port Allen Land, LLC; JES Port Allen Land II, LLC; 10A Port Allen, LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	2.0%
Interest Rate:	4.3200%
Payment Date:	1st of each month
First Payment Date:	January 1, 2015
Maturity Date:	December 1, 2024
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$18,888
Insurance:	$17,437	$5,812
Replacement(3):	$4,129	$4,129
TI/LC(4):	$11,231	$11,231

Financial Information
Cut-off Date Balance / Sq. Ft.:	$50
Balloon Balance / Sq. Ft.:	$43
Cut-off Date LTV:	76.0%
Balloon LTV:	64.6%
Underwritten NOI DSCR(5):	1.62x
Underwritten NCF DSCR(5):	1.43x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial Warehouse
Collateral:	Fee Simple
Location:	Port Allen, LA
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	495,406
Property Management:	HSA Commercial, Inc.
Underwritten NOI:	$2,408,246
Underwritten NCF:	$2,127,218
Appraised Value:	$32,900,000
Appraisal Date:	August 14, 2014

Historical NOI
Most Recent NOI:	$2,303,137 (T-12 July 31, 2014)
2013 NOI(6):	$1,813,494 (December 31, 2013)
2012 NOI(6):	$1,362,358 (December 31, 2012)
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 27, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	67.0% (December 31, 2012)
2011 Occupancy:	NAV
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Magnetek Industrial, which has a Cut-off Date Balance of $3,277,000.
(2)
A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) a bankruptcy action of the borrower or manager, or (iii) the failure by the borrower to maintain a DSCR of at least 1.10x on a trailing three month basis.

(3)	Replacement reserves are subject to a cap of $99,100.
(4)
The TI/LC reserve is subject to a cap of $300,000. The borrower is required to also deposit all fees and other payments received in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any lease, at which time the TI/LC reserve will be subject to a cap of $450,000.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.20x and 1.94x, respectively.
(6)	The increase from 2012 NOI to 2013 NOI is primarily a result of occupancy increasing from 67.0% in 2012 to 100.0% in 2013.

TRANSACTION HIGHLIGHTS

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Asset Quality. Constructed in 2008, the property is a Class A multi-tenant rear-load distribution facility, comprised of two single-story buildings.  The property features 80 dock-high doors, 16 drive-in doors, 30’ clear ceiling heights with 50’ by 50’ column spacing, and reinforced concrete floors.  The property also has a 210’ shared truck court, 390 surface parking spaces and perimeter fencing.

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Location.  The subject property is located off Commercial Drive in Port Allen, Louisiana approximately 1.5 miles from Interstate 10, approximately 2.4 miles northwest of the Port of Greater Baton Rouge, and approximately 3.6 miles south of the railway access.  Interstate 10 provides coast to coast access across the southern portion of the United States.  The Port of Greater Baton Rouge is ranked the ninth largest port in the United States in terms of tonnage shipped.

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Market.  The property is located within the Baton Rouge Industrial Market and the West Baton Rouge Parish Industrial Submarket as defined by CoStar.  The West Baton Rouge Parish Industrial Submarket contains 54 buildings with approximately 3.1 million sq. ft. of space and, as of 3Q 2014, exhibited an occupancy rate of 94.0% and average rental rates of $5.19 per sq. ft.  High construction costs and wet soil conditions are barriers to new construction in the market.  The appraiser concluded the average in-place rents of $5.16 per sq. ft. at the subject property are slightly below the market rent of $5.25 per sq. ft.

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Tenancy.  The property is 100.0% occupied by 11 tenants, of which three tenants occupying 39.4% of the NRA are investment grade rated.   The Dow Chemical Company (NYSE:DOW; rated BBB/Baa2/BBB by Fitch/Moody’s/S&P) is a world-leader in chemical, physical and biological sciences and leases 21.0% of the NRA. Carrier Enterprise, LLC, a subsidiary of United Technologies Corporation (NYSE:UTX; rated A/A2/A by Fitch/Moody’s/S&P), is a leading innovator in air refrigeration and temperature control solutions for transportation and home comfort needs, and leases 14.4% of the NRA. JB Hunt Transport, Inc. (NYSE:JBHT; rated Baa1/BBB+ by Moody’s/S&P) is one of the largest transportation, delivery, and logistics companies in North America and leases 4.1% of the NRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Woodward Avenue Detroit, MI 48226	Collateral Asset Summary – Loan 17 One Woodward Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,938,334 67.4% 1.44x 11.2%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Recapitalization
Sponsor:	ZUP Ventures LLC
Borrower:	One Webward Avenue LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$24,938,334
% by Initial UPB:	2.0%
Interest Rate:	4.5925%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2019
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(30), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$146,851	$40,792
Insurance:	$56,514	$7,436
Replacement:	$0	$9,132
TI/LC(2):	$0	$37,500
Ground Rent Reserve:	$0	$5,000
Major Tenant Rollover Reserve:	NAP	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$71
Balloon Balance / Sq. Ft.:	$65
Cut-off Date LTV:	67.4%
Balloon LTV:	61.9%
Underwritten NOI DSCR:	1.81x
Underwritten NCF DSCR:	1.44x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	8.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(3):	Fee Simple/Leasehold
Location:	Detroit, MI
Year Built / Renovated:	1962 / 1986, 2013
Total Sq. Ft.:	350,835
Property Management:	Bedrock Management Services LLC
Underwritten NOI:	$2,781,575
Underwritten NCF:	$2,219,166
Appraised Value:	$37,000,000
Appraisal Date:	August 11, 2014

Historical NOI
Most Recent NOI:	$2,018,833 (T-12 July 31, 2014)
2013 NOI:	$1,042,288 (December 31, 2013)
2012 NOI:	NAV
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	89.5% (October 7, 2014)
2013 Occupancy:	87.4% (December 31, 2013)
2012 Occupancy:	66.2% (December 31, 2012)
2011 Occupancy:	NAV
(1)
In place cash management will be triggered and all excess cash flow will be swept into a lender controlled account and held as additional collateral for the One Woodward Building property upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, principal, guarantor or manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x, (iv) a fraud indictment of the guarantor or “promisor” under the keepwell agreement or (v) a Major Tenant Trigger Event (as defined below). A “Major Tenant Trigger Event” will occur upon (i) the date on which a Major Tenant (as defined below) delivers written notice to terminate or not to renew its lease, (ii) the Major Tenant failing to deliver written notice to extend or renew its lease on the date required for such notice, (iii) any bankruptcy action by a Major Tenant or the guarantor of the Major Tenant’s lease or monetary default by a Major Tenant or (iv) the going dark of the Major Tenant space. A “Major Tenant” is (i) Jack Morton Worldwide, Inc., (ii) Quicken Loans Inc., (iii) Kitch Drutchas Wagner Valitutti & Sherbrook, P.C. or (iv) any tenant or replacement tenant under any Major Tenant lease.

(2)	TI/LC reserves are subject to a cap of $900,000.
(3)	The One Woodward Building property is encumbered by a ground lease on 5,009 sq. ft. which expires on May 1, 2015 with six 25-year renewal options.

TRANSACTION HIGHLIGHTS

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Tenancy. The largest tenant, sponsor-affiliated Quicken Loans, Inc. (40.0% NRA; 43.9% U/W Base Rent), is an online retail mortgage lender and third largest overall retail home lender in the United States. Other major office tenants include law firm Kitch Drutchas Wagner Valitutti & Sherbrook, P.C. (15.6% NRA; 17.7% of U/W Base Rent) and Jack Morton Worldwide, Inc. (13.3% NRA; 16.9% U/W Base Rent), subsidiary of Interpublic Group of Companies (Fitch/Moody’s/S&P: BBB/Baa3/BB+).

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Property. The One Woodward Building property is listed on the National Register of Historic Places and was designed by the Detroit architect Minoru Yamasaki, who also designed the former World Trade Center in New York. Since acquisition in November 2012, the sponsor has spent approximately $22.2 million capital improvements such as façade restoration, elevator modernization, replacement of HVAC system controls, restroom updates and security card readers, to bring the property to Class A condition. Bedrock Management Services LLC, the sponsor-affiliated management company, serves Rock Ventures LLC, which has implemented a shuttle program for affiliated employees (including Quicken Loans, Inc.) that transport them to and from parking garages in six locations downtown. Occupancy has increased from 66.2% in 2012 to 89.5% in 2014.

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Location. The One Woodward Building property is located in the Detroit central business district (“Detroit CBD”). The Detroit CBD, along with the Midtown and Corktown Districts, has experienced a period of growth over the past five to ten years due to the presence of the General Motors World Headquarters, Compuware Headquarters, Quicken Loans, Inc. Headquarters and the relocation of the Blue Cross/Blue Shield Headquarters. The One Woodward Building property is easily accessible by car or public transportation, located nearby the area’s major interstates and within blocks of the downtown’s existing elevated monorail system and the proposed M-1 light rail system.

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Sponsorship. ZUP Ventures LLC is 100% owned by the Daniel B. Gilbert Trust. Dan B. Gilbert is the founder and chairman of Quicken Loans, Inc., Bedrock Management Group and Rock Ventures LLC. Rock Ventures LLC owns or controls over 40 properties in the Detroit CBD totaling nearly 8.0 million sq. ft. Approximately 4.0 million sq. ft. is office or retail use.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1355 North 4th Street San Jose, CA 95112	Collateral Asset Summary – Loan 18 Wyndham Garden – San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,430,838 69.9% 1.87x 14.4%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor(1):	Mira Shingal
Borrower:	Symbian International, LLC
Original Balance:	$22,470,000
Cut-off Date Balance:	$22,430,838
% by Initial UPB:	1.8%
Interest Rate:	4.7500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$29,853	$11,482
Insurance:	$31,668	$6,884
FF&E:	$0	1/12 of 4.0% of gross income from operations

Financial Information
Cut-off Date Balance / Room:	$114,443
Balloon Balance / Room:	$84,932
Cut-off Date LTV:	69.9%
Balloon LTV:	51.9%
Underwritten NOI DSCR:	2.10x
Underwritten NCF DSCR:	1.87x
Underwritten NOI Debt Yield:	14.4%
Underwritten NCF Debt Yield:	12.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	1969 / 2012
Total Rooms:	196
Property Management:	Starlight Management Group, Inc.
Underwritten NOI:	$3,220,902
Underwritten NCF:	$2,872,765
Appraised Value:	$32,100,000
Appraisal Date:	September 29, 2014

Historical NOI
Most Recent NOI:	$4,247,541 (T-12 September 30, 2014)
2013 NOI:	$4,217,750 (December 31, 2013)
2012 NOI:	$3,428,432 (December 31, 2012)
2011 NOI(3):	$2,401,783 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	57.5% (September 30, 2014)
2013 Occupancy:	64.3% (December 31, 2013)
2012 Occupancy:	59.6% (December 31, 2012)
2011 Occupancy:	57.3% (December 31, 2011)
(1)
The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as the Four Points by Sheraton - San Jose, which has a Cut-off Date Balance of $21,928,093.

(2)
The borrower will establish the lockbox account, cash management will be triggered and all remaining cash flow will be swept into a lender controlled account upon (i) an event of default, (ii) any bankruptcy action of borrower, guarantor, or manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x, (iv) a felony or fraud event relating to the borrower or the property, or (v) any cancellation or termination of the franchise agreement.

(3)	2011 NOI was significantly less than following years due to the Wyndham Garden – San Jose property being operated as an independent hotel at that time.

TRANSACTION HIGHLIGHTS

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Property.  The Wyndham Garden - San Jose property is a full-service hotel built in 1969 comprised of 196 rooms and the Island Grill and Bamboo Lounge. The borrower has invested approximately $7.3 million ($37,425 per room) in the Wyndham Garden - San Jose property since acquisition in 2008, including approximately $4.6 million ($23,289 per room) in 2012 and 2013 on a property improvement plan related to repositioning the property from a Clarion and subsequently independent hotel to the current Wyndham Garden brand. In addition, the borrower invested approximately $1.0 million in 2012 upgrading the entire Island Grill and Bamboo Lounge. Property amenities include a fitness center, an outdoor swimming pool, putting green, a sundries shop, a business center, free airport shuttle service and an on-site gift shop. The Wyndham Garden - San Jose property also contains approximately 6,114 sq. ft. of meeting space and approximately 2,000 sq. ft. of outdoor and pre-function space comprising the courtyard patio, including a 2,457 sq. ft. ballroom.

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Location.  The Wyndham Garden - San Jose Property is located in the northern portion of San Jose in Silicon Valley, immediately north of Interstate 880, east of State Route 101, and west of State Route 87. The property is located approximately 1.5 miles southeast of the Norman Y. Mineta San Jose International Airport (“MSJ”). A total of 11 airlines offer commercial service at MSJ and total passengers were 772,809 in 2013, a 15.4% increase from 2012. Companies located in the area include eBay, Samsung Electronics, Apple, Google, Hewlett Packard, Intel, Oracle, and Cisco. Other demand generators in the area include the SAP Center (a 17,500 arena that features nearly 100 sporting and 150 non-sporting events annually, located 2.7 miles south), San Jose State University (with an enrollment of 31,049 students for fall 2013, located 2.5 miles southeast), and San Jose McEnery Convention Center (featuring 550,000 sq. ft. of convention space with over 1.1 million attendees in 2013, located 2.7 miles southeast). The 2014 population and average estimated household income within a one-, three-, and five-mile radius of the Wyndham Garden – San Jose property is 10,696, 189,518, and 606,958 and $92,140, $92,917, and $96,925, respectively.

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Sponsorship.  The sponsor of the borrower and the non-recourse carve-out guarantor is Mira Shingal. Mira Shingal has been working in hotel operations since 1978 including such positions as general manager for InterContinental Hotels, Assistant General Manager, and Director of Food & Beverage. Mira Shingal has 100% ownership interest in the Four Points by Sheraton-San Jose hotel in San Jose, California, a suburban office building in Milpitas, California, and undeveloped land in Milpitas, California. Mira Shingal has owned the Wyndham Garden - San Jose property since 2008 and the Four Points by Sheraton-San Jose hotel since 2010, and has implemented property improvement plans at both hotels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1500, 1600 Royal Crest Drive Austin, TX 78741	Collateral Asset Summary – Loan 19 Element - Austin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,320,138 70.9% 1.49x 10.0%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Ariel Thomas Nessel
Borrower:	Coeus Be Austin, LP; Phoebe Austin, LP
Original Balance:	$22,350,000
Cut-off Date Balance:	$22,320,138
% by Initial UPB:	1.7%
Interest Rate:	4.4200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(24), YM1(92), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$17,313
Insurance:	$67,090	$7,801
Replacement:	$0	$5,958
Achievement Reserve Deposit(3):	$1,500,000	NAP
Required Repairs:	$13,125	NAP

Financial Information
Cut-off Date Balance / Unit:	$78,042
Balloon Balance / Unit:	$63,008
Cut-off Date LTV(4):	70.9%
Balloon LTV:	61.3%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.49x
Underwritten NOI Debt Yield(4):	10.0%
Underwritten NCF Debt Yield(4):	9.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Austin, TX
Year Built / Renovated:	1969-1972 / 2014
Total Units:	286
Property Management:	Centaurus Property Management, LLC
Underwritten NOI:	$2,079,445
Underwritten NCF:	$2,007,945
Appraised Value:	$29,380,000
Appraisal Date:	October 2, 2014

Historical NOI(5)
Most Recent NOI:	$1,562,925 (T-12 October 31, 2014)
2013 NOI:	$986,088 (December 31, 2013)
2012 NOI:	NAV
2011 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	95.5% (October 27, 2014)
2013 Occupancy:	91.2% (December 31, 2013)
2012 Occupancy:	NAV
2011 Occupancy:	NAV
(1)
The borrower has the right to obtain future mezzanine financing so long as, among other requirements, (i) the combined LTV ratio is less than or equal to 80% and (ii) the combined DSCR is greater than or equal to 1.10x.

(2)
Cash management will be triggered and all remaining cash flow will be swept into a lender controlled account upon (i) an event of default, (ii) any bankruptcy action of borrower, guarantor, or manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.15x. Cash management will be triggered upon the occurrence of an indictment for fraud or misappropriation of funds of borrower, guarantor, or manager or any director or officer of borrower, guarantor or manager.

(3)
Proceeds from the Achievement Reserve Deposit will be released at any time after August 3, 2015 and upon the Element – Austin property achieving, based on the trailing 12-month net cash flow, (i) a debt yield of at least 8.0% (based on the Original Balance), (ii) a DSCR of at least 1.30x, (ii) LTV ratio of no more than 75%, and (iii) underwritten net cash flow equal to or greater than $1,912,842.

(4)	The Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and the Cut-off Date LTV ratio are calculated net of the $1,500,000 Achievement Reserve Deposit.
(5)	2011 and 2012 Historical NOI and Occupancy are not available as the Element - Austin property was acquired by the sponsor in 2012.

TRANSACTION HIGHLIGHTS

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Property.  The Element - Austin property is located in Austin, Texas and consists of 286 multifamily units within 26, one-, two-, and three-story buildings. The improvements were constructed from 1969 to 1972 and are situated on 10.03 acres. The borrower purchased the complex in December 2012 as two separate apartment communities, Autumn Hills and Arbor Apartments, and has combined and is repositioning the property. Community amenities include two resort style swimming pools with cabanas, clubhouse, Wi-Fi lounge with coffee bar, fitness center, media and game room, life size chess/checkers set, outdoor kitchen with barbecue grill, hammocks, free bicycle rentals, an organic garden, dog park, electric car charging station, and covered parking. Parking is provided for 308 vehicles or 1.08 spaces per unit. As of the October 27, 2014 rent roll, the Element - Austin property was 95.5% occupied by unit.

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Renovations.  As of October 23, 2014, approximately 246 (86.0%) of the units have been renovated. The remaining 40 units are planned for renovation over the next seven months and are expected to be completed by July 2015. Renovation costs to complete the remaining 40 units are estimated at $6,000 per unit. As of October 2014, the borrower has invested approximately $4.9 million of capital expenditures in renovating the Element - Austin property. Renovated unit amenities include new bamboo flooring, granite countertops, new cabinetry, remote-controlled ceiling fans, private fenced backyards, stainless steel and jet black appliances, ultra-low flow toilets, and high efficiency washers and dryers.

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Location.   The Element - Austin property is located in Austin, Texas, southeast of the Austin’s central business district, and benefits from good access to downtown Austin and the University of Texas at Austin, approximately 3.0 miles north. Employment in the Austin area grew twice as much as nationally in 2013. The unemployment rate has declined to 4.4% as of 2014, which is below the national average of 5.9%. Additionally, the University of Texas at Austin is a key support for the Austin economy, with a total 2013-2014 enrollment of 52,076.

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Sponsorship / Management.  The sponsor, Ariel Thomas Nessel, is the President and Owner of Nessel Development, which specializes in all aspects of multifamily housing management and development. Nessel Development is currently a general partner in eighteen properties in Texas consisting of 4,750 apartments. The property is managed by Centaurus Property Management, LLC doing business as Presidium Property Management. Presidium Property Management is a division of Presidium Group, a sponsor-affiliated real estate investment and management company. Presidium Property Management specializes in the lease-up and stabilization of under-performing properties and currently manages a portfolio of over 10,000 apartment units in Texas alone.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

399 Silicon Valley Boulevard San Jose, CA 95138	Collateral Asset Summary – Loan 20 Four Points by Sheraton – San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,928,093 47.2% 2.16x 16.9%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor(1):	Mira Shingal
Borrower:	360 Global Venture Group, LLC
Original Balance:	$22,000,00
Cut-off Date Balance:	$21,928,093
% by Initial UPB:	1.7%
Interest Rate:	4.9200%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$100,745	$13,256
Insurance:	$23,443	$4,186
Replacement:	$0	1/12 of 4% of Gross Income from Operations
Required Repairs:	$153,035	NAP

Financial Information
Cut-off Date Balance / Room:	$105,933
Balloon Balance / Room:	$79,240
Cut-off Date LTV:	47.2%
Balloon LTV:	35.3%
Underwritten NOI DSCR:	2.42x
Underwritten NCF DSCR:	2.16x
Underwritten NOI Debt Yield:	16.9%
Underwritten NCF Debt Yield:	15.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	1990 / 2012
Total Rooms:	207
Property Management:	Silicon Valley International, Inc.
Underwritten NOI:	$3,698,813
Underwritten NCF:	$3,311,333
Appraised Value:	$46,500,000
Appraisal Date:	June 27, 2014

Historical NOI
Most Recent NOI:	$4,118,556 (T-12 August 31, 2014)
2013 NOI:	$3,877,395 (December 31, 2013)
2012 NOI:	$3,372,479 (December 31, 2012)
2011 NOI(3):	$1,913,007 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	60.3% (August 31, 2014)
2013 Occupancy:	52.4% (December 31, 2013)
2012 Occupancy:	55.7% (December 31, 2012)
2011 Occupancy:	60.4% (December 31, 2011)
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as the Wyndham Garden - San Jose, which has a Cut-off Date Balance of $22,430,838.
(2)
In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or manager, (iii) the DSCR for the trailing 12 month period falling below 1.20x, (iv) a felony or fraud indictment of the borrower, guarantor, manager or SPC party or (v) a cancellation or termination of the franchise agreement. All excess cash flow will be swept into a lender-controlled account and held as additional collateral for the Four Points by Sheraton – San Jose loan upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x, (iv) a felony or fraud indictment of the borrower, guarantor, manager or SPC party or (v) a cancellation or termination of the franchise agreement.

(3)	The 2011 NOI was significantly less than following years due to the Four Points by Sheraton – San Jose property being operated as an independent hotel at that time.

TRANSACTION HIGHLIGHTS

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Property.  The Four Points by Sheraton - San Jose property is a full-service service hotel built in 1990 comprised of 207 rooms and a free standing restaurant that is the hotel’s food and beverage operation. The borrower has invested approximately $13.0 million ($62,873 per room) in the Four Points by Sheraton - San Jose property since acquisition in 2010, including approximately $6.4 million ($30,918 per room) in 2011 and 2012 related to a property improvement plan that repositioned the property from a Holiday Inn and subsequently independent hotel to the current Four Points by Sheraton brand. Property amenities include an outdoor pool and whirlpool, fitness center and 5,766 sq. ft. of meeting space.

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Location.  The Four Points by Sheraton - San Jose property is located in the southern portion of San Jose in Silicon Valley, immediately east of where State Highway 86 meets Interstate 101. The property is less than 15 miles southeast of the Norman Y. Mineta San Jose International Airport (“MSJ”). A total of 11 airlines offer commercial service at MSJ and total passengers were 772,809 in 2013, a 15.4% increase from 2012. San Jose is the largest city in the Silicon Valley. Companies located in the vicinity of the property include eBay, Apple, Google, Hewlett Packard, Intel, Oracle, and Cisco. Other demand generators in the area include various wineries, retail shops, golf courses and the Silver Creek Sportsplex. The Silver Creek Sportsplex, located 2.3 miles from the property, offers an indoor facility with 240,000 sq. ft. of indoor space including a fitness center, four turf fields, and three sport court surfaces, and attracts sports teams year round. The 2014 population and average estimated household income within a one-, three-, and five-mile radius of the property is 7,733, 86,685, and 243,279 and $134,079, $121,623, and $121,471, respectively.

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Sponsorship.  The sponsor of the borrower and the non-recourse carve-out guarantor is Mira Shingal. Mira Shingal has been working in hotel operations since 1978 including such positions as General Manager for InterContinental Hotels, Assistant General Manager, and Director of Food & Beverage. Mira Shingal has 100% ownership interest in the Wyndham Garden - San Jose in California, a suburban office building in Milpitas, California, and undeveloped land in Milpitas, California. Mira Shingal has owned the Four Points by Sheraton - San Jose property since 2010 and the Wyndham Garden – San Jose hotel since 2008, and has implemented property improvement plans at both hotels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., UBS Securities LLC, Cantor Fitzgerald & Co., Jefferies LLC, KeyBanc Capital Markets Inc. and Guggenheim Securities, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2014-UBS6 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The Information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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